c

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

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☐	Preliminary Proxy Statement

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☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

DOMINION ENERGY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):

☑	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Notice of 2026 Annual Meeting of Shareholders

Date and Time Tuesday, May 5, 2026 9:30 a.m. Eastern Time	Location Exclusively online via webcast at www.virtualshareholdermeeting.com/D2026	Record Date February 27, 2026

Items of Business

VOTING

Each share of Dominion Energy, Inc. (Dominion Energy, the company, we, our or us) common stock is entitled to one vote on each matter properly brought before the meeting. Please vote by proxy as soon as possible. Your vote is very important to us, and we want your shares to be represented at the meeting.

HOW TO VOTE

The Board recommends a vote FOR the following Items:

Item 1: Election of the 11 director nominees named in this Proxy Statement

Item 2: Advisory vote on approval of executive compensation (Say on Pay)

Item 3: Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year ending December 31, 2026

By Internet www.proxyvote.com/dominion (before the meeting) www.virtualshareholdermeeting.com/D2026 (during the meeting)

The Board recommends a vote AGAINST the following Item:

Item 4: Shareholder proposal – Request for the Board of Directors to adopt a policy for an independent chair, if properly presented

Item 5: Shareholder proposal – Request for a report on environmental, social and governance (ESG) and diversity, equity and inclusion (DEI) goals in executive compensation plans, if properly presented

Item 6: Shareholder proposal – Request for a report on additional shareholder engagement channels, if properly presented

By Telephone

Call (800) 690-6903 if you are a registered shareholder or an employee 401(k) plan participant. If you are a beneficial owner, call the number provided by the bank or broker holding your shares.

By Mail You can vote by mail by marking, dating and signing your proxy card or voting instruction form and returning it in the postage-paid envelope.

Shareholders will also consider any other business properly presented at the meeting. More information about how to attend the meeting is under Questions and Answers About the 2026 Annual Meeting and Voting on page 88.

By Order of the Board of Directors,

This Notice of 2026 Annual Meeting of Shareholders (Notice) and accompanying proxy materials are being made available to shareholders electronically on or about March 19, 2026, or mailed on or about the same date to those shareholders who have previously requested printed materials.

Carlos M. Brown Executive Vice President, Chief Administrative and Projects Officer and Corporate Secretary March 19, 2026

Important Notice Regarding the Availability of Proxy Materials for the 2026 Annual Meeting of Shareholders to be held on May 5, 2026:

Dominion Energy’s Notice, 2026 Proxy Statement, 2025 Annual Report and Annual Report on Form 10-K for the year ended December 31, 2025 (2025 Annual Report on Form 10-K) are available on our website at investors.dominionenergy.com/proxy.

Table of Contents
	Dominion Energy	1
	Voting Roadmap	5
	Item 1: Election of Directors	9
	Director Nominees	10
	Corporate Governance	22
	Director Nominations and Board Refreshment	22
	Board and Committee Evaluations	23
	Director Independence	24
	Board Leadership Structure	25
	2025 Meetings and Attendance	26
	The Committees of the Board	27
	Our Board’s Oversight Role	30
	Shareholder Engagement Highlights	34
	Other Governance Practices and Policies	35
	Compensation of Non-Employee Directors	37
	Director Compensation Plan and Benefits	38
	Non-Employee Director Stock Ownership	38

FORWARD-LOOKING STATEMENTS

Certain statements contained in this Proxy Statement constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act. All statements other than statements of historical or current facts, including statements regarding future earnings and operations, our strategy, our environmental and other sustainability plans and goals and statements regarding ongoing and future projects and the expected availability and benefits of such projects, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect” and similar expressions are intended to identify forward-looking statements. Our statements about the future are subject to various risks and uncertainties. For factors that could cause actual results to differ materially from expected results, see the risks and uncertainties described throughout our 2025 Annual Report on Form 10-K and particularly in Item 1A. Risk Factors and Forward-Looking Statements in Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations. These forward-looking statements speak only as of the date of this Proxy Statement. Dominion Energy, and our wholly owned subsidiaries, Virginia Electric and Power Company (Dominion Energy Virginia or DEV) and Dominion Energy South Carolina, Inc. (Dominion Energy South Carolina or DESC), assume no obligation to provide revisions or updates for any projections and forward-looking statements contained herein.

	Item 2: Advisory Vote on Approval of Executive Compensation (Say on Pay)	39
	Executive Compensation	40
	Compensation Discussion and Analysis	40
	Executive Summary	40
	Our Performance	42
	Our Compensation Elements	43
	Our Process	56
	Our Compensation Practices and Policies	58
	Compensation and Talent Development Committee Report	60
	Executive Compensation Tables	61
	Equity Compensation Plans	73
	CEO Pay Ratio	73
	Pay versus Performance	74
	Item 3: Ratification of Appointment of Independent Auditor	76
	Audit Committee Matters	76
	Auditor Fees and Pre-Approval Policy	76
	Audit Committee Report	77
	Item 4: Shareholder Proposal – Independent Chair	78
	Item 5: Shareholder Proposal – ESG and DEI Metrics in Executive Compensation Plans	81
	Item 6: Shareholder Proposal – Additional Shareholder Engagement Channels	83
	Security Ownership of Certain Beneficial Owners and Management	86
	Questions and Answers About the 2026 Annual Meeting and Voting	88
	Other Information	93
	Appendix A – Reconciliation of Reported Earnings (GAAP) to Operating Earnings (non-GAAP)	A-1

Dominion Energy, headquartered in Richmond, Virginia, provides service to approximately 4.1 million primarily electric utility customers in Virginia, North Carolina and South Carolina. We are one of the nation’s leading developers and operators of regulated offshore wind and solar power and the largest producer of carbon-free electricity in New England. Our mission is to provide the reliable, affordable and increasingly clean energy that powers our customers every day.[1]

Our Core Values

Our core values are fundamental to who we are. We do what is right. We do it well. We do it together. Doing so helps ensure we maintain trust with those who matter most: our customers, investors, employees, communities, regulators and other stakeholders. Our customers rely on us to power their every day, so we deliver on our commitments.

Safety – Our first and most important goal is to send every employee home safe and sound, every day.
Ethics – We do not take shortcuts when reaching for our goals and fulfilling our obligations. Our reputation depends on ethical behavior.
Excellence – We work toward continuous improvement in all areas of our business.
Embrace Change – By welcoming new ideas, Dominion Energy champions innovation. Through innovation, we expect to prosper in the years ahead.
One Dominion Energy – Our shared mission and purpose transcend organizational boundaries. Teamwork leads to strong, sustainable performance.

2025 Financial Highlights
$3.45	Reported earnings per share
$3.42	Operating earnings per share[2]
13.9%	Total shareholder return in 2025

Performance Highlights
0.26	OSHA recordable injury rate, the best in the company’s history
5.4%	increase in weather-normal sales in Dominion Energy Virginia’s transmission and distribution service areas
33+GW	of new generation investment expected in Virginia over the next 20 years
38	of PJM's DOM Zone[3] top 50 all time-peaks in customer demand have occurred since January 1, 2025
46%	reduction in Scope 1 carbon emissions from electric generation from 2005 through 2024
99.98%	power availability, excluding major storms, in our Virginia and Carolinas service areas

1
As of March 1, 2026.
2
See Reconciliation of Reported Earnings (Generally Accepted Accounting Principles (GAAP)) to Operating Earnings (non-GAAP) in Appendix A.
3
The Dominion Zone (DOM Zone) includes Dominion Energy Virginia's transmission and distribution service areas within our regional transmission organization, PJM Interconnection, L.L.C. (PJM).

DOMINION ENERGY | 2026 PROXY STATEMENT 1

Our mission is to provide the reliable, affordable and increasingly clean energy that powers our customers every day.

Dominion Energy provides service to approximately 4.1 million primarily electric utility customers in Virginia, North Carolina and South Carolina

Electric Gas Electric & Gas

30.7 GW of electric generating capacity

10,800 miles of electric transmission lines

80,400 miles of electric distribution lines

The company is one of the nation’s leading developers and operators of regulated offshore wind and solar power and the largest producer of carbon-free electricity in New England

~7.8 GW
of solar generation in service or under development as of the end of 2025

~2.6 GW
expected to be provided by the Coastal Virginia Offshore Wind (CVOW) commercial project under construction

90+%
of Connecticut’s carbon-free electricity provided by Millstone Power Station

Based on available data as of December 31, 2025.

Dominion Energy. Powering Your Every Day.

2 DOMINION ENERGY | 2026 PROXY STATEMENT

Guided by our core values, we also built on the progress made in previous years, positioning the company for continued success in the years to come. Bob Blue | Chair, President and CEO

Select Highlights

In 2025, we reached our financial goals, delivered on our forecasts and retained our strong credit profile while achieving $3.45 per share in reported earnings and $3.42 per share in operating earnings.1 As we begin 2026, Dominion Energy’s core value of excellence continues to drive our execution of projects large and small, including:

•
Installing all 176 monopile foundations, 126 of the 176 transition pieces that connect the monopiles to the turbine towers, all three offshore substations and all deepwater offshore export cables for our CVOW commercial project (as of late February 2026); and
•
Charybdis, the nation’s first Jones Act-compliant offshore wind turbine installation vessel, is now based at Virginia’s Portsmouth Marine Terminal, where it is supporting the CVOW commercial project construction.

We continue to safely execute our mission and our all-of-the-above energy strategy, serve our customers well, achieve constructive regulatory outcomes, and offer a helping hand to others.

5.4% average peak annual load growth in our PJM Virginia delivery zone expected over the next decade	Obtained a 20-year license extension for V.C. Summer nuclear power station, allowing it to operate until 2062 and celebrated 50 years of service by Millstone Power Station Unit 2

Supported $7.4 billion in new economic development and 3,640 new jobs in Virginia, North Carolina and South Carolina through our work

Obtained approval for a new rate class for high-energy users, including data centers, as well as new consumer protections intended to have these customers continue to pay the full cost of their service

Placed ~2,700 miles of the most outage-prone distribution lines underground from 2014 to 2025

Executed definitive agreements with Commonwealth Fusion Systems, which is developing what it hopes will be the first commercial fusion reactor on land owned by Dominion Energy
Brought 256 MW of new solar online and sought approval for 11 solar and battery projects totaling $2.9 billion

$40+ million contributed to social betterment through our charitable foundation, energy assistance, and other programs in 2025	Welcomed 11,077 new electric customers, for a growth rate of 1.4%, and 12,605 new gas customers, for a growth rate of 2.7%, in South Carolina

Connected 11 data centers with a combined capacity of 744 MW, and had more than 48 GW of capacity in various stages of contracting as of December 2025

116,000+ hours volunteered by our employees in 2025

1 See Reconciliation of Reported Earnings (GAAP) to Operating Earnings (non-GAAP) in Appendix A.

DOMINION ENERGY | 2026 PROXY STATEMENT 3

Human Capital Management

Every day we depend on our approximately 15,2001 Dominion Energy colleagues to provide reliable, affordable and increasingly clean energy to the customers we serve. To sustain that valuable workforce, we focus on attracting talent, developing our employees and future leaders and providing a safe and supportive environment.

Safety

•
Our focus on safety starts at the top with our Board of Directors (Board or Board of Directors), which receives a report on the company’s safety performance at every regularly scheduled Board meeting.
•
We foster a safety-conscious culture among our employees by including a safety performance measure in the annual incentive plans for all employees.[2]

Attracting, Retaining and Developing Talent

•
We attract and retain employees by offering competitive compensation and benefits packages, including healthcare, retirement, paid time off, parental leave and other benefits.
•
We develop talent through learning opportunities, including tuition assistance programs, professional development resources and leadership development programs.
•
We sponsor 10 employee resource groups enabling employees to work together to create community and promote excellent performance, including a Parent & Caregiver Employee Resource Group launched in 2025.
•
We are an equal opportunity employer committed to non-discrimination in all operations and periodically review our workforce representation to ensure we are casting a wide net for the best and brightest talent.

Employee Feedback

•
We create opportunities for our employees to engage with leaders and each other through respectful two‑way conversations that help employees and leaders learn from one another, share insights and opinions and broaden their perspectives regarding what matters to customers.
•
We prioritize employee engagement and routinely seek feedback through surveys, focus groups and other means. The feedback informs management decisions, enhances support for employees and improves customer service.
•
Our Board reviews the results from our companywide engagement surveys and the action plans that are developed in response to feedback from the surveys.

Awards and Recognitions

Our dedication to excellence in innovation, leadership and workplace engagement is regularly recognized.

America’s Most Responsible Companies Newsweek	Best Large Employers Forbes	World’s Most Admired Companies Fortune	Veteran Workforce Opportunity Champion Award Virginia Work
Military Friendly Employer (since 2010) G.I. Jobs Magazine	Top 25 Veteran Employers (since 2010) Military.com	Best Practices Award (SMB Engagement) Smart Energy Consumer Collaborative	Virginia STAR (Surry Nuclear Power Station) Virginia Voluntary Protection Program

1 As of December 31, 2025.

2 Except when restricted by any collective bargaining agreements.

4 DOMINION ENERGY | 2026 PROXY STATEMENT

ITEM 1

Election of Directors

You are being asked to vote on the election of 11 director nominees. Additional information about each director’s background, business experience and qualifications appears under the heading Item 1 – Election of Directors beginning on page 9.

Your Board of Directors recommends that you vote FOR each director nominee.

Voting Roadmap

Experience of our Director Nominees	CORPORATE GOVERNANCE HIGHLIGHTS	COMPOSITION OF OUR DIRECTOR NOMINEES[1]

Industry

Board Composition and

Independence

•  All independent directors except for Board Chair

•  Independent Lead Director with clearly defined role and responsibilities

•  100% independent Board committees

•  Independent directors meet in non-management executive session at each regularly scheduled Board meeting

Robust Shareholder Rights

•  Annual election of all directors

•  Majority voting standard for uncontested elections of directors with a resignation policy for directors who fail to receive majority support

•  Ability for shareholders to call a special shareholder meeting

•  Ability for shareholders to nominate directors through proxy access

Board and Committee Governance Practices

•  Updated Bylaws to facilitate succession planning in 2025

•  Refreshed committee structure and membership in 2024

•  Regular Board refreshment and a resignation policy for directors who reach the age of 75

•  Annual Board and committee evaluations, including individual director interviews led by the independent Lead Director

•  Robust director and executive share ownership guidelines

8.5 Average Years Tenure 63.9 Average Age 1 As of March 1, 2026.

Government, Public Policy or Legal

Human Capital/Talent Management

Innovation and Technology

Environmental

Customer and Community

Leadership

Financial or Accounting

Corporate Governance

Risk Management

DOMINION ENERGY | 2026 PROXY STATEMENT 5

Nominees for the Board of Directors

James A. Bennett INDEPENDENT Age: 64 Director Since: 2019 Executive Director of External Affairs, First-Citizens Bank & Trust Company	Robert M. Blue CHAIR, PRESIDENT AND CEO, DOMINION ENERGY, INC. Age: 58 Director Since: 2020	D. Maybank Hagood INDEPENDENT Age: 64 Director Since: 2019 Chairman and CEO, Southern Diversified Distributors, Inc.

Mark J. Kington INDEPENDENT Age: 66 Director Since: 2005 Managing Director, Kington Management, LP	Kristin G. Lovejoy INDEPENDENT Age: 59 Director Since: 2022 Global Security and Resilience Practice Leader, Kyndryl Holdings, Inc.	Jeffrey J. Lyash INDEPENDENT Age: 64 Director Since: 2025 Retired President and CEO, Tennessee Valley Authority

Joseph M. Rigby INDEPENDENT Age: 69 Director Since: 2017 Retired Chairman, President and CEO, Pepco Holdings, Inc.	Pamela J. Royal, M.D. INDEPENDENT Age: 63 Director Since: 2013 President, Royal Dermatology and Aesthetic Skin Care, Inc.	Robert H. Spilman, Jr. INDEPENDENT Age: 69 Director Since: 2009 Chairman, President and CEO, Bassett Furniture Industries, Inc.

Susan N. Story INDEPENDENT LEAD DIRECTOR Age: 66 Director Since: 2017 Retired President and CEO, American Water Works Company, Inc.	Vanessa Allen Sutherland INDEPENDENT Age: 54 Director Since: 2023 Executive Vice President, Governmental Affairs, General Counsel and Corporate Secretary, Phillips 66 Company

Ages as of March 1, 2026

6 DOMINION ENERGY | 2026 PROXY STATEMENT

ITEM 2

Advisory Vote on Approval of Executive Compensation (Say on Pay)

You are being asked to vote on an advisory basis on the compensation paid to the company’s named executive officers (NEOs) as described in Item 2 of this Proxy Statement, including the Compensation Discussion and Analysis (CD&A), compensation tables and narrative discussion, beginning on page 39.

Your Board of Directors recommends that you vote FOR this item.

Compensation BEST PRACTICES What We Do

Compensation Snapshot

The charts below illustrate the components of the annualized target total direct compensation opportunities provided to our CEO and target total direct compensation opportunities provided to the other NEOs in 2025:

Place a substantial portion of NEO pay at risk and tied to enhanced shareholder value
Balance short-term and long-term incentives
Require significant stock ownership for our CEO, other NEOs and all other officers
Tie equity and cash-based incentive compensation to a clawback policy
Consider shareholder feedback, including results of prior year’s Say on Pay vote
What We Don’t Do
Offer long-term or indefinite employment agreements to our executive officers
Permit officers to hedge or pledge shares of our common stock
Offer excessive perquisites or provide tax gross-ups on executive perquisites, except for certain benefits provided through the company’s relocation program
Offer excessive change in control severance benefits

For 2025, our CEO’s long-term incentive awards were 100% performance-based, with 93% of the payout based on relative total shareholder return (TSR) or cumulative operating earnings per share (EPS) and requiring 65th percentile performance for an at-target payout of the relative TSR metric. We believe this creates strong alignment with our shareholders and reinforces our pay-for-performance culture.

DOMINION ENERGY | 2026 PROXY STATEMENT 7

ITEM 3

Ratification of Appointment of Independent Auditor

The Audit Committee appointed Deloitte & Touche LLP (Deloitte) as the company’s independent registered public accounting firm (independent auditor) for the fiscal year ending December 31, 2026. The Audit Committee and the Board believe that the retention of Deloitte to continue serving as the company’s independent auditor is in the best interests of Dominion Energy and its shareholders.

You are being asked to ratify the appointment of Deloitte as the company’s independent auditor for fiscal year 2026. Additional details about the Audit Committee’s appointment of Deloitte as the company’s independent auditor for the fiscal year 2026, as well as the fees paid to Deloitte in 2025 and 2024, can be found beginning on page 76.

Your Board of Directors recommends that you vote FOR this item.

ITEM 4

Shareholder Proposal

You are being asked to vote on a shareholder proposal, if properly presented at the 2026 Annual Meeting, regarding a request for the Board of Directors to adopt a policy for an independent chair.

Details of the proposal, as well as the company’s opposing statement, can be found beginning on page 78.

Your Board of Directors recommends that you vote AGAINST this item.

ITEM 5

Shareholder Proposal

You are being asked to vote on a shareholder proposal, if properly presented at the 2026 Annual Meeting, regarding a request to prepare a report on the use of ESG and DEI metrics in executive compensation plans.

Details of the proposal, as well as the company’s opposing statement, can be found beginning on page 81.

Your Board of Directors recommends that you vote AGAINST this item.

ITEM 6

Shareholder Proposal

You are being asked to vote on a shareholder proposal, if properly presented at the 2026 Annual Meeting, regarding a request to prepare a report on additional shareholder engagement channels beyond the existing shareholder engagement program.

Details of the proposal, as well as the company’s opposing statement, can be found beginning on page 83.

Your Board of Directors recommends that you vote AGAINST this item.

8 DOMINION ENERGY | 2026 PROXY STATEMENT

ITEM 1

Election of Directors

You are being asked to vote on the election of the following 11 director nominees. Information about each director’s background, business experience and qualifications is provided on the following pages.

Your Board of Directors recommends that you vote FOR each director nominee.

Our Board of Directors, based on the recommendation of the Nominating, Governance and Sustainability Committee (NGS Committee), has nominated 11 directors for election at the 2026 Annual Meeting to hold office until the next annual meeting and until their respective successors are duly elected or appointed and qualified. All nominees are currently directors and all directors were elected by shareholders at the 2025 Annual Meeting, except for Mr. Lyash, who was elected to our Board effective June 25, 2025. Mr. Lyash was identified as a potential director candidate by the NGS Committee and recommended to the Board as a director nominee. Mr. Lyash brings more than four decades of experience in utility operations and construction, and public policy and regulatory matters (particularly in nuclear energy) to the Board.

Each nominee has agreed to be named in this Proxy Statement and to serve as director for another term, if elected. For additional information regarding the voting requirements to elect directors, see What are the voting requirements to elect the directors and to approve each of the other items in this Proxy Statement and what is the effect of abstentions and broker non-votes? on page 89.

The nominees are 11 current and former leaders from organizations in the utilities, technology, financial services, medical, manufacturing, political and governmental sectors. Many of the nominees serve or have served on other public company boards, enabling our Board to stay apprised of best practices implemented at other companies and promoting informed and effective governance. In these leadership and oversight roles, we believe they have exemplified the integrity and acumen necessary to monitor and appraise management’s strategy and the company’s operations and performance.

1 NEW DIRECTOR in 2025, with more than 1/2 of Board added since 2019

Most nominees have roots in our communities, providing valuable feedback and insight into the impacts of Board decisions on customers, and all nominees have unique perspectives informed by their experiences and backgrounds. We believe that this group of experienced, collegial, thoughtful, responsible and intelligent leaders provides quality advice and counsel to Dominion Energy’s management and effectively oversees the business and long-term interests of shareholders.

The Board evaluates and vets candidates for election as directors as part of its normal course of business as described under Director Nominations and Board Refreshment on page 22. Proxies cannot be voted for a greater number of individuals than the number of nominees. Although it is not anticipated that any of the individuals named below will be unable or unwilling to stand for election, in the event of such an occurrence, a proxy may be voted for a substitute designated by our Board, or, in lieu of designating a substitute, our Board may reduce the number of directors.

Voting Standard: Majority of Votes Cast for each director in uncontested elections supported by a resignation policy	Director Elections: Annual	Committee Structure: Refreshed in 2024	Board and Committee Evaluations: Annual including individual director interviews led by the independent Lead Director
Leadership Structure: CEO/Chair and Independent Lead Director with 100% independent committees	Non-Employee Director Ownership Guidelines: Lesser of 12,000 shares or 5x retainers[1]	Retirement Policy: 75 years old Independent directors must submit a resignation for consideration by December 31st after they turn 75	Shareholder Rights: Proxy Access and Special Meeting Rights for qualified shareholders

1 Shares equal in value to five times the annual cash and stock retainers combined.

DOMINION ENERGY | 2026 PROXY STATEMENT 9

Director Nominees

The matrix below highlights the mix of key skills, qualifications, attributes and experiences that each director nominee brings to our Board. Nominees developed competencies in these skills through education, direct experience and oversight responsibilities. The Board believes that Dominion Energy directors should possess these skills, qualifications, attributes and experiences to provide oversight in line with our mission, core values and strategic plans. Because the matrix is a summary, it is not intended to be a complete description of all the key skills, qualifications, attributes and experiences of each director.

Skills, Qualifications, Attributes and Experiences
Industry. Experience in utility, energy and/or nuclear energy operations, including the associated risks and public policy issues.		●				●	●			●	●
Government, Public Policy or Legal. Experience working with governmental agencies and advancing policy and legislative initiatives.	●	●		●	●	●	●			●	●
Human Capital/Talent Management. Experience in attracting, developing, motivating and retaining a talented workforce.	●	●	●	●	●	●	●	●	●	●	●
Innovation and Technology. Experience overseeing or driving technological trends, cybersecurity and development of new technologies like artificial intelligence.		●	●	●	●	●		●	●	●	●
Environmental. Experience overseeing or managing environmental, climate or sustainability practices, with an understanding of environmental policy, risks, regulations and compliance obligations.		●			●	●	●		●	●	●
Customer and Community. Experience in a customer-facing industry with an understanding of customer and community expectations, including transforming the customer experience.	●	●	●	●		●	●	●	●	●	●
Leadership. CEO, executive or senior management experience guiding complex organizations, including developing and implementing corporate strategies and long-term business plans.	●	●	●	●	●	●	●	●	●	●	●
Financial or Accounting. Experience in finance or accounting, including oversight of financial reporting and internal controls and/or raising debt and equity capital.	●	●	●	●	●	●	●	●	●	●	●
Corporate Governance. Experience with board oversight and management accountability, as well as protecting shareholder and stakeholder interests.	●	●	●	●		●	●	●	●	●	●
Risk Management. Experience overseeing or managing financial, operational and other significant risks that affect our business.	●	●	●	●	●	●	●	●	●	●	●
Independent	●		●	●	●	●	●	●	●	●	●
Tenure (# of years as of March 1, 2026)	7	5	7	20	3	<1	9	13	16	9	2
Age (as of March 1, 2026)	64	58	64	66	59	64	69	63	69	66	54
Female					●			●		●	●
Male	●	●	●	●		●	●		●
African American or Black	●							●			●
White or Caucasian		●	●	●	●	●	●		●	●

Information about each director nominee is presented on the following pages, including specific key experience and qualifications that led the NGS Committee and our Board to nominate him or her to serve as a director.

10 DOMINION ENERGY | 2026 PROXY STATEMENT

James A. Bennett
Age: 64 Director Since: 2019 Independent	Committees: Finance Safety, Technology, Nuclear and Operations (Chair)

Experience

Mr. Bennett has served as Executive Director of External Affairs for First-Citizens Bank & Trust Company (First Citizens) in Columbia, South Carolina since January 2024, having previously served as South Region Mid-South Area Executive from January 2015 to January 2024, in addition to other leadership roles with First Citizens. Before joining First Citizens, Mr. Bennett became the youngest bank president in South Carolina when he was named President of Victory Savings Bank in 1989.

Mr. Bennett has been actively involved with the Columbia Urban League for more than 35 years, serving previously as League Chairman, and is a former chairman of the board of Claflin University, a private, historically black university located in Orangeburg, South Carolina. Mr. Bennett currently serves on the Executive Committee of the Midlands Business Leadership Group and as a member of the University of South Carolina Educational Foundation and Development Foundation. He is a member of the board of directors of Blue Cross Blue Shield of South Carolina and former chair of the South Carolina Bankers Association.

Mr. Bennett received his undergraduate degree from the University of South Carolina and is a graduate of the South Carolina Bankers School.

Qualifications, Attributes and Skills

Mr. Bennett has extensive leadership and talent management skills from his management and operating responsibilities in the banking industry, which helps our Board with strategic planning and with its oversight of the company’s efforts to develop and retain a talented workforce.

He has financial and risk management expertise and familiarity with public policy and customer service concerns from his work in the regulated financial services sector, developing the skills needed to oversee the company’s financial needs and risk management.

He has demonstrated a commitment to the community and non-profit organizations within South Carolina, fostering connections with our customers.

Through his tenure on the board of directors of SCANA Corporation (SCANA), Mr. Bennett has relevant corporate governance and public company board experience, assisting our Board with transparency, accountability and effectiveness.

DOMINION ENERGY | 2026 PROXY STATEMENT 11

Robert M. Blue
Age: 58 Director Since: 2020 Chair, President and Chief Executive Officer, Dominion Energy

Experience

Mr. Blue has served as Chair of the Board of Dominion Energy since April 2021 and as President and Chief Executive Officer since October 2020, having previously served as Executive Vice President and Co-Chief Operating Officer from December 2019 through September 2020. He served as Executive Vice President and President & Chief Executive Officer – Power Delivery Group from May 2017 through November 2019, and in various Senior Vice President roles prior to that. Mr. Blue has also served as a director for Dominion Energy Virginia and Dominion Energy South Carolina, both wholly owned operating subsidiaries of Dominion Energy, since November 2018 and October 2020, respectively.

Prior to joining Dominion Energy in 2005, Mr. Blue served as Counselor and Director of Policy for the Governor of Virginia and as an attorney at Hogan & Hartson (now Hogan Lovells).

Mr. Blue currently serves as chair of the board of directors of the Institute of Nuclear Power Operations. He also is a member of the board of directors for the Edison Electric Institute, the Nuclear Energy Institute, AEGIS Insurance Services, Inc., the Federal Reserve Bank of Richmond, the Greater Washington Partnership, Sports Backers, and Communities in Schools of Virginia.

Mr. Blue received his undergraduate degree and Master of Business Administration from the University of Virginia and his law degree from Yale University.

Qualifications, Attributes and Skills

Mr. Blue has in-depth knowledge of the company’s industry, business and operations, with more than 20 years of experience at Dominion Energy.

As Dominion Energy’s Chair, President and CEO, Mr. Blue has demonstrated his leadership, financial, risk management, talent management and corporate governance skills in leading the company through the execution of its strategic business review in 2024.

He possesses an understanding of the environmental, regulatory, operational, legal, governmental and public policy issues central to our core utility businesses, helping the company monitor and advocate for policy and legislative initiatives that protect our industry and our customers. In addition, he has oversight experience of cybersecurity and technological trends. The Board believes Mr. Blue’s qualifications are key in leading the company in our mission of providing reliable, affordable and increasingly clean energy to our customers.

He has demonstrated a commitment to the communities we serve, fostering connections with our customers and other stakeholders.

12 DOMINION ENERGY | 2026 PROXY STATEMENT

D. Maybank Hagood
Age: 64 Director Since: 2019 Independent	Committees: Finance Nominating, Governance and Sustainability

Experience

Mr. Hagood has served as Chief Executive Officer of Southern Diversified Distributors, Inc. (SDD) since 2003 and as Chairman since 2012. SDD is the parent company of William M. Bird and Company, Inc. and TranSouth Logistics, LLC, providers of floor covering distribution and supplies, warehousing, logistics and transportation throughout the Southeast.

Mr. Hagood chairs the board of directors of the Lamb Institute, a non-profit organization based in Charleston, South Carolina. The Lamb Institute funds several ministries in Honduras providing funding, volunteer resources and support to schools, an orphanage and various other programs. He also serves on the board of Bravo Services, LLC, a consortium of 12 North American flooring companies representing over $2 billion in annual sales of floor covering and related supply products.

Mr. Hagood received both his undergraduate degree and Master of Business Administration from the University of Virginia.

Qualifications, Attributes and Skills

Mr. Hagood brings leadership, talent management, risk management and financial operations skills from his role as the CEO of SDD, which helps our Board with strategic planning, its oversight of the company’s efforts to develop and retain a talented workforce and its oversight of financial reporting and internal controls.

In his role as CEO of SDD, Mr. Hagood is responsible for overseeing its corporate information technology systems and strategy, customer service operations, supply chain management and marketing as well as addressing changing consumer preferences, which increases our Board’s understanding of cybersecurity issues as well as customer and community expectations.

Through his tenure as a member of the board of directors of SCANA, Mr. Hagood also brings relevant corporate governance and public company board experience, assisting our Board with transparency, accountability and effectiveness.

DOMINION ENERGY | 2026 PROXY STATEMENT 13

Mark J. Kington
Age: 66 Director Since: 2005 Independent	Committees: Compensation and Talent Development Finance (Chair)

Experience

Mr. Kington has been managing director of Kington Management, LP, a private investment firm, and its predecessor since 2012. He was managing director of X-10 Capital Management, LLC, a private investment firm, from 2004 to 2012.

Mr. Kington is and has been the principal officer and investor in several communications firms and was a founding member of Columbia Capital, LLC, a venture capital firm specializing in the communications and information technology industries.

He currently serves on the board of the University of Virginia Darden School Foundation. He also has served on the boards of Colonial Williamsburg, the National Trust for Historic Preservation, the Nature Conservancy in Virginia and the NPR Foundation.

Mr. Kington received his undergraduate degree from the University of Tennessee and Master of Business Administration from the University of Virginia.

Qualifications, Attributes and Skills

Mr. Kington has extensive experience in information technology, investment management and corporate finance, including derivatives and capital markets, which is valuable as the Chair of the Finance Committee and helps our Board oversee the company’s financial performance, as well as navigate the energy and financial markets.

He also has regulatory and governmental expertise acquired during his tenure in the highly regulated telecommunications industry, helping our Board oversee policies and legislative initiatives.

Through his service as a managing director, Mr. Kington brings leadership, talent management, corporate governance and risk management experience, assisting our Board with its oversight of the company’s efforts to develop and retain a talented workforce and overseeing the company’s financial needs and risks.

Mr. Kington also has demonstrated a commitment to community and non-profit organizations within Virginia, fostering connections with our customers and other stakeholders.

14 DOMINION ENERGY | 2026 PROXY STATEMENT

Kristin G. Lovejoy
Age: 59 Director Since: 2022 Independent	Committees: Audit Safety, Technology, Nuclear and Operations

Experience

Ms. Lovejoy has been Global Security and Resilience Practice Leader for Kyndryl Holdings, Inc. (Kyndryl), a multinational, New York Stock Exchange (NYSE) listed information technology infrastructure services company, since November 2021.

Prior to joining Kyndryl, Ms. Lovejoy served as Global Cybersecurity Leader for Ernst & Young from February 2019 to November 2021, and was the founder and Chief Executive Officer of BluVector Inc. (BluVector), an artificial intelligence powered, sense-and-respond platform, from January 2017 through January 2019. Prior to that, she held senior positions at IBM, serving as Global Chief Information Security Officer and General Manager of IBM’s Security Services Division, and was charged with building end-to-end security programs for IBM’s global clients.

Ms. Lovejoy holds U.S. and EU patents in areas around risk management and was named The Consulting Report’s “Top Cybersecurity Leader of 2021,” and one of the “Top 10 Guardians of Cyberspace” by The Cyber Express in 2022.

She currently serves as a director of Radiant Logic and as a technology mentor for the Columbia University Center for Technology Management.

Ms. Lovejoy received her undergraduate degree from Lafayette College.

Qualifications, Attributes and Skills

Ms. Lovejoy is a recognized thought leader in the fields of technology, risk management, resilience, compliance and governance. Ms. Lovejoy’s cybersecurity experience and leadership of an artificial intelligence platform are invaluable to a utility company such as Dominion Energy, which seeks to pursue innovative technology solutions, maintain the security and reliability of the electric grid and prevent interruptions in service due to cyberattacks.

Ms. Lovejoy brings innovation and technological experience as her other roles require her to stay abreast of developing technology and public policy trends, including cyber tactics, strategies, best practices and issue resolution.

Ms. Lovejoy also has leadership, talent management, environmental, financial and risk management experience acquired through her senior roles at Kyndryl and IBM, and as founder and CEO of BluVector, assisting our Board with reviewing the company’s efforts to develop and retain a talented workforce and overseeing financial reporting and internal controls.

DOMINION ENERGY | 2026 PROXY STATEMENT 15

Jeffrey J. Lyash
Age: 64 Director Since: 2025 Independent	Committees: Safety, Technology, Nuclear and Operations

Experience

Mr. Lyash served as President and Chief Executive Officer of the Knoxville-based Tennessee Valley Authority (TVA), the nation’s largest public utility, from April 2019 until his retirement in April 2025. Prior to joining TVA, he served as President and CEO of Ontario Power Generation, President of CB&I Power, Executive Vice President of Energy Supply for Duke Energy Corporation and its predecessor Progress Energy Corporation, and President and CEO of Progress Energy Florida, among other leadership roles. Mr. Lyash began his energy sector career at the U.S. Nuclear Regulatory Commission (NRC), where he served in senior technical and management positions.

Mr. Lyash is the immediate past chair of the Institute of Nuclear Power Operations and of the Nuclear Energy Institute. He has also served on the board of directors of Granite Construction Incorporated, a civil construction company and aggregate producer based in Watsonville, California.

Mr. Lyash received his undergraduate degree in mechanical engineering from Drexel University, where he serves as a member of the board of trustees. He has held a senior reactor operating license from the NRC. Mr. Lyash also holds the NACD.DC certification from the National Association of Corporate Directors.

Qualifications, Attributes and Skills

Mr. Lyash brings deep industry expertise in utility, energy and nuclear operations, having served as CEO of TVA and Ontario Power Generation, where he oversaw complex energy systems, regulatory compliance and external affairs.

Mr. Lyash’s experience with nuclear energy and advanced technologies, such as the development program for small modular reactors during his time with TVA, supports our Board’s oversight of innovation and emerging opportunities in the energy sector. His leadership in environmental matters comes from TVA’s stewardship of 11,000 miles of shoreline and 293,000 acres of public lands along the Tennessee River and its tributaries. His early career at the NRC and leadership of a federally affiliated organization provide valuable insight into government relations, legislative initiatives and administrative rulemaking and enforcement.

He has demonstrated strong leadership and talent management capabilities through his executive roles, guiding large workforces and fostering organizational transformation in his executive roles in the utility industry.

Mr. Lyash also brings financial and risk management experience from overseeing the budget, financial reporting and operational risks of a public utility. His customer and community focus, developed through leading public-facing utilities and leading nuclear organizations, enhances our Board’s understanding of stakeholder expectations. Additionally, his service as the CEO of TVA and on industry and corporate boards contributes to our governance practices and accountability.

Public Company Board Experience

• Aecon Group Inc. (since 2026)	• Granite Construction Incorporated (2018-2023)

16 DOMINION ENERGY | 2026 PROXY STATEMENT

Joseph M. Rigby
Age: 69 Director Since: 2017 Independent	Committees: Audit (Chair) Compensation and Talent Development Safety, Technology, Nuclear and Operations

Experience

Mr. Rigby served as Chairman, President and Chief Executive Officer of Pepco Holdings, Inc. (PHI), an energy delivery company serving the mid-Atlantic region, from May 2009 to March 2016. Prior to that, Mr. Rigby held other executive officer positions with PHI and its subsidiaries, including chief operating officer and chief financial officer. He served as non-executive Chairman of South Jersey Industries, Inc. (South Jersey), an energy delivery company headquartered in Folsom, New Jersey, from 2020 to February 2025, including during South Jersey’s private acquisition in 2023.

The New Jersey Chapter of the National Association of Corporate Directors recognized Mr. Rigby with a Lifetime Achievement in Governance award in 2024.

Mr. Rigby has served on the boards of the Edison Electric Institute and the U.S. Chamber of Commerce, and on the Rutgers University Advisory Board, among others.

He received his undergraduate degree in accounting from Rutgers University and Master of Business Administration from Monmouth University, and was a Certified Public Accountant.

Qualifications, Attributes and Skills

Mr. Rigby has extensive utility industry expertise, with in-depth knowledge of electric transmission and distribution operations and strategic planning for providing reliable and affordable electricity to customers, acquired through more than 37 years of service with PHI and its subsidiaries. This experience also includes utility construction and operations, which encompasses environmental permitting and compliance.

From his role as CEO of PHI, he brings leadership, risk management, governmental, customer experience, talent management and finance skills, among other business disciplines. Mr. Rigby has expertise in mergers and acquisitions and was integrally involved in the merger of PHI with Exelon Corporation in March 2016.

As CEO of PHI, Mr. Rigby has direct experience advancing policy and legislative initiatives, including with respect to rate case proceedings.

Mr. Rigby also provides financial and accounting expertise from his service as the CFO of PHI and his utility accounting background.

Through his tenure on the boards of PHI and South Jersey, Mr. Rigby has extensive experience with public company corporate governance requirements, assisting our Board with transparency, accountability and effectiveness.

Public Company Board Experience

•
South Jersey Industries, Inc. (2016-2023)

DOMINION ENERGY | 2026 PROXY STATEMENT 17

Pamela J. Royal, M.D.
Age: 63 Director Since: 2013 Independent	Committees: Audit Nominating, Governance and Sustainability (Chair)

Experience

Dr. Royal has been the owner and President of Royal Dermatology and Aesthetic Skin Care, Inc. since 1990. She is also a practicing physician.

Dr. Royal currently serves on the boards of The Valentine Museum (former chair), the Virginia Museum of Fine Arts (vice president) and the YMCA of Greater Richmond. She previously served on numerous other boards, including the local Advisory Board of Truist Bank, The Community Foundation (former chair), the Executive Committee of Venture Richmond (secretary), Bon Secours Richmond Health System, St. Christopher’s School, the United Way of Greater Richmond and Petersburg (former chair), CenterStage Foundation (former vice chair), the Greater Richmond Chamber of Commerce, J. Sargeant Reynolds Community College Foundation and the Virginia Early Childhood Foundation.

Dr. Royal received her undergraduate degree from Hampton University and medical degree from Eastern Virginia Medical School.

Qualifications, Attributes and Skills

Dr. Royal provides leadership, management and analytical skills to our Board as a recognized leader in the business and civic community and as president of her own medical practice in her native Richmond, Virginia, where the company is headquartered.

She also brings broad experience with financial, risk management and regulatory matters, including privacy and cybersecurity technology and insurance expertise, developed through her experience running a successful business for over 30 years in the highly regulated medical industry.

Dr. Royal also has corporate governance oversight, talent management and management accountability experience through running her own business, leadership roles of numerous non-profit boards and her service on our Board.

As a business owner familiar with the local economies and the communities we serve, Dr. Royal represents a unique customer centric view on our Board and understands the critical importance of meeting customer, community and other stakeholder expectations and the value of maintaining and building our brand and reputation.

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Robert H. Spilman, Jr.
Age: 69 Director Since: 2009 Independent	Committees: Compensation and Talent Development (Chair) Nominating, Governance and Sustainability

Experience

Mr. Spilman has been President and Chief Executive Officer of Bassett Furniture Industries, Incorporated (Bassett), a NASDAQ listed furniture manufacturer and distributor, since 2000. He has also served as Chairman of the Board of Bassett since 2016 and served as our independent Lead Director from 2020 to 2024.

Mr. Spilman serves on the board of trustees of Virginia Foundation for Independent Colleges and previously served as chairman of the board of directors of New College Institute. He also served as a director of Harris Teeter Supermarkets, Inc. (Harris Teeter) from 2002 to 2014, including as lead director from 2012 to 2014.

Mr. Spilman received his undergraduate degree from Vanderbilt University.

Qualifications, Attributes and Skills

Mr. Spilman has knowledge of and expertise in customer expectations, brand management, product development and competitive consumer markets as CEO of a publicly traded national retailer, manufacturer and marketer of branded home furnishings.

In this role, he has provided strategic oversight of talent management, information technology and environmental impact concerns associated with manufacturing and retail operations, including e-commerce. Mr. Spilman provides financial, risk management, leadership and investor relations skills from his experience as the current CEO and Chair of a public company.

He also brings public company board and corporate governance experience as a former lead director of Harris Teeter and current Chairman of the Board of Bassett. This experience includes transparency, accountability and board effectiveness.

Public Company Board Experience

•
Bassett Furniture Industries, Incorporated (since 1997)

DOMINION ENERGY | 2026 PROXY STATEMENT 19

Susan N. Story
Age: 66 Director Since: 2017 Independent Lead Director	Committees: Compensation and Talent Development Safety, Technology, Nuclear and Operations

Experience

Ms. Story served as President and Chief Executive Officer of American Water Works Company, Inc. (American Water), an NYSE listed company, from May 2014 to April 2020, after joining American Water as Senior Vice President and Chief Financial Officer in 2013.

Prior to American Water, Ms. Story served as Executive Vice President of Southern Company (Southern), an NYSE listed electric power generation, transmission and distribution company, from 2003 through 2013, and in other executive positions with subsidiaries of Southern, including President and CEO of Southern Company Services from January 2011 to April 2013 and President of Gulf Power Company from April 2003 through December 2010.

Ms. Story serves or has served on a number of boards, including the Bipartisan Policy Center, the NYSE Board Advisory Council, the Council of CEOs, the Moffitt Cancer Center Advisory Board, the Alliance to Save Energy and the Electric Power Research Institute Advisory Council.

Ms. Story received her undergraduate degree in Industrial Engineering from Auburn University and Master of Business Administration from the University of Alabama.

Qualifications, Attributes and Skills

During Ms. Story‘s time at American Water and Southern, she developed extensive industry experience, addressing many issues also faced by Dominion Energy, including government and public policy issues, talent management, customer experience, nuclear operations, cybersecurity threats, regulatory compliance requirements, changing workforce demographics, strategic workforce planning and insurance management. In addition, these roles provided Ms. Story with experience in leadership, operations, strategic planning, environmental, technology, and financial strategy and risk management experience.

As the former lead director of Raymond James Financial, Inc. (Raymond James), a former director of American Water and Newmont Corporation and a current board member of Carrier Global Corporation, Ms. Story has significant experience with public company corporate governance requirements, including transparency, accountability and board effectiveness.

Public Company Board Experience

• Carrier Global Corporation (since 2023)	• American Water Works Company, Inc. (2014-2020)
• Newmont Corporation (2020-2025)	• Raymond James Financial, Inc. (2008-2023)

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Vanessa Allen Sutherland
Age: 54 Director Since: 2023 Independent	Committees: Audit Nominating, Governance and Sustainability

Experience

Ms. Sutherland has served as Executive Vice President, Government Affairs, General Counsel and Corporate Secretary at Phillips 66 Company (Phillips 66), a Fortune 50 diversified energy manufacturing and logistics company, since February 2022. Prior to her role at Phillips 66, Ms. Sutherland was Executive Vice President and Chief Legal Officer for Norfolk Southern Corporation (Norfolk Southern), a rail transportation and logistics company, from March 2020 through January 2022, having previously served in other executive roles with Norfolk Southern from June 2018 to March 2020. She also previously served in senior legal counsel roles for Altria Group, Inc. and Digex, Inc.

In addition, Ms. Sutherland served as Chairperson and Chief Executive Officer of the U.S. Chemical Safety and Hazard Investigation Board from 2015 to 2018 and as Chief Counsel at the U.S. Department of Transportation’s Pipeline and Hazardous Materials Safety Administration. She serves on the Virginia Symphony Orchestra Board in Norfolk, Virginia, and served as a member of the board of trustees of The Woodruff Arts Center in Atlanta, Georgia.

Ms. Sutherland received her undergraduate degree from Drew University and her law degree and Master of Business Administration from American University.

Qualifications, Attributes and Skills

Ms. Sutherland has industry, environmental, leadership, financial, customer and talent management experience from her governmental roles and service as a chief legal officer for a Fortune 50 energy company, assisting our Board’s oversight of the company’s strategies that address energy, financial, environmental and workforce matters.

She has in-depth risk management, legal and corporate governance knowledge from serving in legal roles in the energy industry, assisting our Board’s oversight of risk while increasing transparency, accountability and effectiveness.

Ms. Sutherland brings substantial knowledge of government and public policy matters from her roles with the U.S. government, assisting our Board’s oversight of the company’s policy and legislative initiatives.

Ms. Sutherland provides technology expertise as a Certified Information Privacy Professional, assisting our Board’s oversight of the company’s efforts to ensure the security of the electric grid and prevent interruptions in service due to cyberattacks.

She has demonstrated a commitment to the Virginia community, fostering connections with our customers through her charitable board service in our communities.

Public Company Board Experience

• Southern Company Gas, a subsidiary of Southern Company (2021-2023)	• Eastman Chemical Corporation (2021)

DOMINION ENERGY | 2026 PROXY STATEMENT 21

Corporate Governance

Director Nominations and Board Refreshment

The NGS Committee is responsible for assessing the size and composition of our Board, determining whether its composition is appropriate for the company’s current and future strategic needs and identifying, evaluating and recommending nominees for election to the Board.

As part of its assessment of the size and composition of the Board, the NGS Committee considers a variety of factors, including:

•
Feedback on attributes and performance through Board assessments and executive session discussions;
•
The existing and desired skills and experiences that would be beneficial to our Board and its committees;
•
The results of the Board’s evaluation process and identified areas of expertise of current directors;
•
Changes in our business strategy and operating environment;
•
Tenure of current Board members, with the goal of striking a balance between the knowledge, continuity and other benefits that longer-tenured directors provide to the Board with the fresh experience, insights and perspectives that new directors contribute; and
•
Anticipated director retirements.

When identifying potential nominees, the NGS Committee considers candidates recommended by current members of the Board, members of management or shareholders, as well as any other well-qualified candidates who may come to the NGS Committee’s attention. At times, the NGS Committee also uses an independent, third-party search firm to assist with ongoing identification and vetting of potential candidates.

In evaluating a director candidate, the NGS Committee considers, among other things:

•
The candidate’s business or other relevant experience;
•
Whether the candidate’s skills and competencies align with the company’s strategic opportunities and challenges;
•
The candidate’s character, judgment, diversity of experience, business acumen and ability to act on behalf of shareholders;
•
The interplay of the candidate’s expertise, skills, knowledge and experience in comparison to other members of our Board; and
•
The candidate’s ability to dedicate sufficient time and energy to contribute to the effectiveness of the Board.
BOARD REFRESHMENT PROCESS
1	Board composition, including current and future needs, is regularly analyzed

2	Candidate list is developed and refreshed, including any candidates recommended by directors, management and shareholders

3	Personal qualities, skills and background of potential candidates are considered. Candidates are screened for independence and potential conflicts

4	NGS Committee evaluates candidates and recommends nominees to the Board

5	Board evaluates the candidates, analyzes independence and potential conflicts and selects nominees

Once a potential candidate is identified, the NGS Committee reviews the background of the candidate for potential conflicts and to determine whether the candidate would be independent under the independence standards of Dominion Energy and the NYSE. The Board then typically meets with the candidate in small and large groups of directors and in informal and formal settings to allow for personal interaction and assessment. Both the NGS Committee and the Board meet in executive sessions to discuss the qualifications of the director candidate before the NGS Committee makes a final recommendation to the Board.

As required by the company’s Corporate Governance Guidelines, the NGS Committee is charged with selecting candidates who represent a mix of backgrounds and experiences that will enhance the quality of the Board’s deliberations and decisions as well as those of its five committees. The NGS Committee recognizes that a Board with different skills, experiences and perspectives helps encourage critical thinking and innovative, strategic discussions, which in turn is expected to contribute to the continued success of the company. Representation of different perspectives promotes the Board’s understanding of the needs and viewpoints of our investors, customers, employees, suppliers, communities and other stakeholders.

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Shareholder Director Candidate Recommendations

Any shareholder wishing to recommend a director candidate for consideration by the NGS Committee should send a written statement to the Corporate Secretary, identifying the candidate and providing relevant qualifications and biographical information. The Corporate Secretary may require the candidate to provide additional information necessary for the NGS Committee to make its recommendation to the Board. Shareholder recommendations are reviewed on the same basis as candidates identified by or recommended to the NGS Committee.

Shareholder-Nominated Director Candidates

Dominion Energy’s Bylaws allow a shareholder, or a group of up to 20 shareholders, owning collectively 3% or more of the company’s outstanding common stock continuously for at least the previous three years, to nominate and include in the company’s proxy materials director nominees constituting up to the greater of 20% of the Board or two nominees provided that such shareholder(s) and nominee(s) satisfy the requirements set forth in Article XII of our Bylaws.

Our Bylaws also allow a shareholder to nominate persons for election as directors provided that the shareholder satisfies the requirements specified in Article XI of our Bylaws.

For additional information, see Business Proposals and Nominations by Shareholders on page 94.

Board and Committee Evaluations

Our Board conducts an annual evaluation designed to enhance its effectiveness and performance. Our Lead Director, together with the NGS Committee, oversees the Board’s annual evaluation process, including the review of overall Board performance, the Board’s understanding of the company’s core businesses and strategy, Board and committee responsibilities, CEO and senior management succession planning, the flow of information from management and Board meeting agenda topics.

EVALUATION QUESTIONNAIRES Anonymous submission of evaluation questionnaires allows candid input by each director regarding the performance and effectiveness of the Board.

INDIVIDUAL DIRECTOR INTERVIEW

Independent Lead Director has in-depth discussions with each independent director to gather suggestions for improving Board effectiveness and to solicit input on a range of issues.

FEEDBACK INCORPORATED

The Board and each of its committees

develop plans to act based on the results, as

appropriate. Dialogue continues throughout the

year regarding any identified focus item and

any new topics that may arise. Board policies

and practices are updated as appropriate as a

result of feedback provided.

BOARD DISCUSSION

Responses from Board questionnaires and

insights from the independent Lead Director interviews are discussed in executive session with directors only,
and potential areas to enhance the Board’s effectiveness are identified.

Each Board committee also conducts an annual evaluation of its effectiveness and performance. Each committee member anonymously completes a written questionnaire soliciting feedback on topics such as committee size, member expertise, responsibilities, meeting materials provided by management and performance. A compilation of the responses is reviewed and discussed by each committee in executive session and a summary of all committee assessment results is provided to the NGS Committee for its review and discussion. During 2025, the Board modified the evaluations process to include ranked responses, in addition to narrative ones, in order to better track the effectiveness and performance of the Board over time.

DOMINION ENERGY | 2026 PROXY STATEMENT 23

Director Independence

Our Corporate Governance Guidelines and the NYSE listing standards require that the Board be composed of a majority of independent directors. To assist in assessing director independence, the Board adopted independence standards that also meet the independence requirements of the NYSE listing standards. In applying our independence standards and applicable Securities and Exchange Commission (SEC) and NYSE criteria, the Board considers all relevant facts and circumstances.

Our independence analysis also identifies certain types of commercial and charitable relationships that are immaterial and, therefore, do not affect a director’s independence. As such, these categorical relationships are not considered by the Board when determining independence, though they are reported to the NGS Committee annually. The Board may determine that a director is independent even if that director has a relationship that does not fit within these categorical standards, provided that the relationship does not violate our independence standards or NYSE independence standards. If such a decision is made, the basis for the Board’s determination will be explained in the proxy statement for our next annual meeting of shareholders. Our independence standards are included in the appendix to our Corporate Governance Guidelines. The corporate governance documents referred to in this Proxy Statement can be found on our website. See Corporate Governance Materials Available on Our Website on page 93.

Based on the NYSE’s and Dominion Energy’s independence standards, and considering all relevant facts and circumstances, the Board affirmatively determined that the following director nominees are independent: Messrs. Bennett, Hagood, Kington, Lyash, Rigby and Spilman, Dr. Royal and Mses. Lovejoy, Story and Sutherland. Although Mr. Paul Dabbar resigned from the Board last year upon his confirmation as Deputy Secretary of Commerce, the Board also affirmatively determined that he was independent during his service as director.

Additional Independence Requirements for the Audit Committee and Compensation and Talent Development (CTD) Committee Members. Our Audit Committee charter also contains additional independence requirements, including prohibiting its members from receiving any compensation from Dominion Energy, except in their capacity as a director or committee member, or as permitted by SEC rules with respect to fixed amounts of compensation under a retirement plan for prior services. Our CTD Committee charter also requires directors who serve on the CTD Committee to satisfy the independence requirements under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (Exchange Act).

24 DOMINION ENERGY | 2026 PROXY STATEMENT

Board Leadership Structure

Our Board regularly evaluates its leadership structure and considers alternative approaches as appropriate. The Board believes the company and its shareholders are best served by the Board retaining the flexibility to determine the appropriate leadership structure based on its assessment of company needs and circumstances, including whether the same individual should be Chair and CEO. Our Corporate Governance Guidelines provide that the Board will determine whether to combine or separate these roles, taking into consideration the needs of the company, succession planning, the skills and experience of the individual or individuals filling these positions and other relevant factors.

The Board believes there is no single best leadership structure that is the most effective in all circumstances and that a rigid leadership structure could impede the Board’s effectiveness and ability to act in the best interests of the company, its shareholders and the customers and communities we serve. The backgrounds and experiences of our directors provide the Board with broad perspectives from which to determine the leadership structure best suited for the company and the long-term interests of its shareholders.

2025 Governance Review

As part of its ongoing review of governance during 2025, the Board considered a variety of matters, including the company’s performance since the 2024 governance review and its strategy and plans for the future, the Board’s leadership structure, the election of the Chair and independent Lead Director, peer practices, governance trends, investor feedback and the results of Board evaluations.

During the review, the Board determined that the company and its shareholders continue to be best served by having Mr. Blue as Chair and CEO. The Board believes that a combined Chair and CEO role allows the company to effectively convey its business strategy and core values to shareholders, employees, customers and other stakeholders in a single, consistent voice. Since Mr. Blue’s election as CEO in 2020, the company has faced challenges and sought opportunities that required quick and nimble decision-making and steady leadership. During his tenure, the company began addressing unprecedented load growth in our service area, conducted a transparent business review, advanced the CVOW commercial project, grew our clean energy portfolio and had some of the safest years for our employees in the company’s history. His actions during this period have reaffirmed the Board’s trust in his leadership and their confidence in the combined Chair and CEO role at this time.

The Board believes that a primarily independent Board (with Mr. Blue as the only non-independent board member) and a robust independent Lead Director role ensures engaged, independent oversight from the Board. Their leadership is supplemented by engaged and experienced committee chairs along with independent-minded, skilled and committed directors.

As part of the ongoing governance review and board refreshment, the independent directors reelected Ms. Story as independent Lead Director. In her time as Lead Director, she has had a strong presence and has been an effective leader in the boardroom. The Board originally selected Ms. Story due in part to her successful tenure as the former CEO of American Water, the largest publicly-traded water and wastewater utility company in the United States, and her time with Southern, where she served as Executive Vice President among other roles after originally joining Southern as a nuclear power plant engineer. With her experience in overseeing other public companies as a director, including as lead director of Raymond James and roles on a variety of board committees, the Board believes Ms. Story provides strong independent Board leadership.

The Board has determined that having Mr. Blue serve as Chair and CEO is appropriate at this time. However, as part of its ongoing governance review, the Board will continue to evaluate its leadership structure, taking into account the company’s specific needs and strategic objectives, as well as considering evolving industry norms and best practices.

Susan N. Story Independent Lead Director since May 2024 Retired President and CEO, American Water Works Company, Inc. Former Lead Director, Raymond James Financial, Inc.

DOMINION ENERGY | 2026 PROXY STATEMENT 25

Independent Lead Director

Under our Corporate Governance Guidelines, the Board annually elects a Chair of the Board, and if the Chair is not independent, the independent directors of the Board will elect one of their own to serve as the Lead Director.

Our Board believes that an active, empowered independent Lead Director with well-defined duties is key to providing strong, independent leadership for the Board. The independent Lead Director’s responsibilities include:

Board Leadership
•
Presiding over the non-management executive session held at each Board meeting
•
Calling meetings of the independent directors, as needed
•
Conferring with the committee chairs and the Chair on agenda planning to ensure coverage of key strategic issues
•
Ensuring the Board’s ability to periodically review and provide input on and monitor management’s execution of the company’s long-term strategy
•
Serving as the independent directors’ representative in crisis situations
•
Acting as a key advisor to the CEO
•
Being authorized, in consultation with the Board, to retain independent advisors
•
Engaging directly with key members of the leadership team

Board Culture
•
Serving as liaison between the Chair and the independent directors
•
Facilitating discussion among the independent directors on key issues and concerns
•
Ensuring Board discussions demonstrate constructive questioning of management
•
Promoting teamwork and communication among the independent directors
•
Fostering an environment that allows for engagement and commitment of Board members

Board Meetings
•
Approving meeting agendas and information sent to the Board
•
Approving meeting schedules and working with the Chair and committee chairs to ensure there is sufficient time for discussion of all agenda items
•
Presiding at all meetings or executive sessions of the Board at which the Chair is not present

Performance and Development
•
Leading, in conjunction with the CTD Committee, the annual performance assessment of the CEO
•
Facilitating the Board’s engagement with the CEO and CEO succession planning
•
Leading the Board’s annual self-assessment and recommendations for improvement, if any

Shareholder Engagement
•
Being available for direct engagement on matters related to Board governance and oversight, if requested by major shareholders
•
Providing appropriate Board oversight of key stakeholder and investor engagement and disclosures

Ms. Story currently serves as the independent Lead Director and does not chair any Board committees, which allows her to focus on her Lead Director responsibilities.

2025 Meetings and Attendance

The Board met seven times in 2025. Each director serving in 2025 attended at least 75% of all Board meetings and the respective meetings of the committees on which he or she was a member during the period for which he or she served as a director. As outlined in our Corporate Governance Guidelines, directors are expected to attend all Board and committee meetings. In addition, directors are expected to attend all annual meetings of shareholders. All of our directors standing for re-election at the 2026 Annual Meeting attended the 2025 Annual Meeting.

Meetings of Independent Directors

Executive sessions of our independent directors are held at each regularly scheduled Board meeting and are presided over by our independent Lead Director.

2025 OVERALL AVERAGE BOARD ATTENDANCE

26 DOMINION ENERGY | 2026 PROXY STATEMENT

The Committees of the Board

The Board established five standing committees (Audit, CTD, Finance, NGS and Safety, Technology, Nuclear and Operations (Operations)) to assist it with the performance of its responsibilities. Our NGS Committee reviews the chairs and membership of each committee on an annual basis, including with respect to succession planning, and makes recommendations to the full Board. Our Board committees are composed of independent directors and are governed by charters adopted by the Board. See Corporate Governance Materials Available on Our Website on page 93.

The Board elects the members of these committees and the committee chairs annually at its meeting following our annual meeting of shareholders, taking into consideration the input of the NGS Committee. The chair of each committee develops the meeting agendas for that committee with management. After each meeting, each committee provides a full report to our Board.

Details about the primary role, responsibilities and number of meetings held during 2025 of each committee are provided below.

Audit Committee	MEETINGS HELD IN 2025: SEVEN
Joseph M. Rigby (Chair) Kristin G. Lovejoy Pamela J. Royal, M.D. Vanessa Allen Sutherland

ROLE & RESPONSIBILITIES

The Audit Committee’s primary responsibilities include:

•
Overseeing the integrity of the company’s financial statements and financial reporting practices;
•
Overseeing the company’s compliance with legal and regulatory requirements and our systems of disclosure controls and internal control over financial reporting;
•
Appointing and retaining the independent auditor and evaluating its qualification, independence, performance and fees;
•
Overseeing the performance of the company’s internal audit function;
•
Overseeing the company’s policies with respect to risk assessment and risk management; and
•
Overseeing the company’s Ethics & Compliance program.

The Audit Committee periodically meets with both the independent auditor and internal auditor in separate sessions without management present and consults with the independent and internal auditors regarding audits of the company’s consolidated financial statements and adequacy of internal control over financial reporting. The Audit Committee’s report is on page 77.

Each member meets the financial literacy requirements for Audit Committee membership under the NYSE’s rules and the rules and regulations of the SEC. The Board has determined that Dr. Royal, Ms. Sutherland and Mr. Rigby are “audit committee financial experts,” as defined under SEC rules.

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Compensation and Talent Development Committee	MEETINGS HELD IN 2025: FIVE
Robert H. Spilman, Jr. (Chair) Mark J. Kington Joseph M. Rigby Susan N. Story

ROLE & RESPONSIBILITIES

The CTD Committee’s primary responsibilities include:

•
Overseeing the company’s executive compensation plan, policies and programs;
•
Reviewing and evaluating the performance and compensation of the CEO;
•
Reviewing the management succession plans for the CEO and other senior executive positions with the CEO; and
•
Overseeing strategies and policies related to human capital management, including hiring, employee engagement and employee recruitment, retention and development.

The CTD Committee also annually reviews and assesses the compensation paid to Board members and recommends to the Board any changes to compensation and benefit plans it believes are appropriate.

The CTD Committee consults directly with its independent compensation consultant, as needed, in reviewing and approving the company’s executive compensation program and the compensation paid to Board members. This includes the executive compensation program’s philosophy and strategy and ensuring that the program is based on sound compensation practices. For more information on the responsibilities and activities of the CTD Committee, see CD&A beginning on page 40. The CTD Committee’s report to shareholders is on page 60.

Compensation Committee Interlocks and Insider Participation

No member of the CTD Committee has served as an officer or employee of Dominion Energy at any time. No Dominion Energy executive officer serves as a member of the compensation committee or on the board of directors of any company at which a member of Dominion Energy’s CTD Committee or the Board serves as an executive officer.

Finance Committee	MEETINGS HELD IN 2025: THREE
Mark J. Kington (Chair) James A. Bennett D. Maybank Hagood

ROLE & RESPONSIBILITIES

The Finance Committee’s primary responsibilities include:

•
Overseeing the company’s short-term and long-term financial policies, objectives and performance;
•
Reviewing the company’s capital structure and financing flexibility as well as the company’s historical and proposed financing activities;
•
Reviewing and making recommendations to the Board regarding the company’s dividend policy;
•
Reviewing, approving and recommending to the Board the amounts, timing, types and terms of public and private stock issuances and plans, as well as recommending to the Board any stock repurchase programs and periodically reviewing such programs and activities; and
•
Reviewing the company’s insurance coverage, investor relations program and, in a non-fiduciary capacity, the performance of the company’s pension, nuclear decommissioning trust and other investment funds.

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Nominating, Governance and Sustainability Committee	MEETINGS HELD IN 2025: FOUR
Pamela J. Royal, M.D. (Chair) D. Maybank Hagood Robert H. Spilman, Jr. Vanessa Allen Sutherland

ROLE & RESPONSIBILITIES

The NGS Committee’s primary responsibilities include:

•
Directing the search for, evaluating the qualifications of and recommending candidates for nomination to the Board;
•
Reviewing and making recommendations to the Board concerning the appointment and composition of each Board committee and its chair;
•
Overseeing the annual self-evaluation of the Board’s effectiveness and the overall evaluation process;
•
Assisting the Board in its oversight of the company’s performance as a sustainable organization and responsible corporate citizen;
•
Reviewing the company’s policies, programs and activities related to sustainability and governance, including the Sustainability & Corporate Responsibility Report;
•
Receiving reports on the state of Dominion Energy’s relationships with key stakeholders, such as the matters raised by shareholders through the company’s shareholder engagement program;
•
Reviewing sustainability goals established by Dominion Energy and reports from management on the company’s progress in achieving those goals; and
•
Reviewing and overseeing compliance with our Corporate Governance Guidelines.

The NGS Committee is also briefed on any relevant regulatory or administrative requirements or developments (NYSE, SEC, etc.) and provides updates to the full Board on potential impacts and next steps.

Safety, Technology, Nuclear and Operations Committee	MEETINGS HELD IN 2025: FOUR
James A. Bennett (Chair) Kristin G. Lovejoy Jeffrey J. Lyash Joseph M. Rigby Susan N. Story

ROLE & RESPONSIBILITIES

The Operations Committee’s primary responsibilities include:

•
Reviewing the company’s overall safety performance and results and any significant changes to policies or practices with respect to health and safety;
•
Reviewing key performance indicators for the company’s operations and significant events related to operations, facilities and assets as well as customer service;
•
Reviewing any changes to the long-term strategies and major plans relating to the company’s generation facilities and transmission and distribution programs;
•
Reviewing reports on the status of the company’s major capital projects and programs related to generation facilities and transmission and distribution systems;
•
Reviewing and discussing reports with management pertaining to oversight of the company’s nuclear operations;
•
Overseeing the company’s programs, policies, initiatives and strategies relating to cybersecurity;
•
Reviewing the company’s overall environmental performance and results and any significant changes to policies, practices or programs with respect to climate change (including climate reports) and the protection and improvement of the quality of the environment; and
•
Overseeing the company’s initiatives to support technology.

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Our Board’s Oversight Role

Shareholders elect the Board to oversee management and the long-term health and overall success of the company. In fulfilling this role, each director must exercise their good faith business judgment of the best interests of the company and its shareholders. The Board and its committees work closely with management to balance and align strategy and risk with other areas while considering feedback from shareholders. A transparent and active dialogue between the Board and its committees and management is essential to the Board’s oversight role.

Oversight of Strategy

Oversight of the company’s business strategy and strategic planning is a key responsibility of the Board. The Board believes that overseeing and monitoring strategy is a continuous process and involves a multilayered approach. While the Board oversees strategic planning, management is charged with developing and executing the company’s business strategy. The Board’s oversight and management’s execution of our business strategy are viewed with a long-term mindset and a focus on assessing opportunities and potential risks to the company.

The Board monitors strategy through ongoing robust and constructive engagement with management, taking into consideration the company’s key priorities, trends impacting our business and industry and regulatory developments, among other things. The Board recognizes that the true measure of its stewardship is an effective long-term growth strategy that addresses the interests of shareholders and other constituencies, including customers, employees, suppliers and neighbors in the communities we serve and the environment.

Given the iterative nature of strategy development, the Board’s oversight of strategy is ongoing and embedded in its governance activities throughout the year, including review of:

Short-term and long-term financial plans and investor expectations	The company’s operations, safety, sustainability, customer experience, workforce development and innovation efforts	Major construction and infrastructure initiatives

Public policy updates covering new regulations and ongoing policy initiatives	The company’s Net Zero strategy and progress and associated reporting	The company’s Ethics & Compliance program and compliance activities

Outside regularly scheduled meetings, management provides the Board with monthly updates on key metrics and the Chair communicates with Board members regarding important opportunities and developments that could affect the company’s strategy and any other matters regarding the company’s operations that deserve the Board’s prompt attention. The Chair and the independent Lead Director also encourage informal discussion among the directors.

As part of its ongoing oversight of strategy, including meetings focused on strategy and long-term planning, the Board discusses with management the development and execution of our strategic and financial plans, as well as events that may impact those plans. The Board also reviews and approves major project investments, which includes management's assessment of project risks and related mitigation/controls. To enhance the Board’s understanding of the company’s future, the Board meets periodically with outside consultants and industry leaders.

The Board also conducts visits to operational sites to learn more about the company’s operations, technologies and workforce. In 2025, members of the Board visited Millstone Power Station and the CVOW commercial project, including offshore construction activities and onshore staging at the Portsmouth Marine Terminal.

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Oversight of Risk

Responsible stewardship of our business strategy includes oversight of potential risks to the company. The Board oversees the company’s risk profile and management’s processes for assessing and managing risk, through both the whole Board and its committees. Dominion Energy has implemented comprehensive enterprise risk management processes across the organization to identify, assess and manage risks. Management reports and mitigates these risks in accordance with our risk management policies. The Board oversees the company’s risk profile and management’s risk assessment and mitigation processes, both as a whole and through its committees. In performing its oversight responsibilities, the Board has implemented a risk governance framework designed to help the directors:

Understand critical risks to the company’s business and its strategic plan	Allocate responsibilities for risk oversight among the full Board and its committees	Evaluate the company’s risk management processes and whether they are functioning adequately	Facilitate regular and open dialogue between management and directors	Foster a culture of risk awareness throughout the company

The Board and its committees regularly receive and discuss reports from members of management, including the most senior risk officer and others involved in risk assessment and risk management. At least annually, management identifies and assesses and reports to the Board about the major risks and related mitigation strategies associated with each of our key business segments and our nuclear operations. Risk assessments and reports are also conducted at a corporate level for Dominion Energy and reported to the Board. These assessments include a wide range of educated assumptions about current and future potential risks to the company, especially regarding external factors outside our control. The Board is also offered educational opportunities to learn more about the risks that may affect the company and our industry in meetings and at external educational offerings.

The Board

The full Board has primary responsibility for risk oversight. Each of the Board’s committees assists the Board in fulfilling this important role by overseeing the risks in areas over which it is responsible. The entire Board regularly receives reports from the committees on their oversight activities and is given the opportunity to review the relevant risk oversight materials.

Audit Committee

Oversees the integrity of the company’s financial statements and other disclosures, internal control over financial reporting, the internal audit function, the independent auditor and the implementation of risk assessment and risk management policies and objectives.

Compensation and Talent Development Committee

Oversees risks associated with the company’s compensation program and policies, including workforce-related risks, to align with the company’s risk management objectives.

Finance Committee

Oversees financial-related risks, including liquidity, capital structure, insurance coverages and financing activities, such as stock issuances and repurchases, policies and limits for energy trading activities, credit and market exposure and credit and risk measurements.

Nominating, Governance and Sustainability Committee

Oversees risks related to our overall corporate governance, including board effectiveness, composition and succession planning, as well as sustainability and corporate responsibility matters, including sustainability disclosures, philanthropy and political participation and contributions.

Safety, Technology, Nuclear
and Operations Committee

Oversees risks related to safety and operational matters, including the company’s transmission, distribution and generation operations, nuclear, physical security, cybersecurity and environmental performance, including climate reports.

Management Management has day-to-day responsibility for identifying, assessing, managing and monitoring risks by utilizing enterprise risk management processes and controls.

DOMINION ENERGY | 2026 PROXY STATEMENT 31

To learn more about risks facing the company, you can review the risks described in Item 1A. Risk Factors in the 2025 Annual Report on Form 10-K. The risks described in the 2025 Annual Report on Form 10-K are not the only risks facing the company. Additional risks and uncertainties also may materially adversely affect the company’s business, financial condition or results of operations in future periods.

Oversight of Succession Planning

The Board maintains a rigorous and ongoing process for management succession planning to ensure leadership continuity and sustained execution of the company’s long‑term strategy. Guided by our Corporate Governance Guidelines, the CEO is responsible for developing and maintaining a process to plan for successor chief executive officers, as well as for other key senior management positions. The CTD Committee, in collaboration with the independent Lead Director, reviews these succession plans for the CEO and other senior executives as part of its broader oversight of talent management. This review process is further reinforced through the Board’s annual self‑evaluation, which includes consideration of the effectiveness of succession planning and the Board’s opportunities to interact with other members of management.

As part of this process, the company amended and restated its Bylaws in June 2025 to clarify the process for the Board to designate successor officers in the case the office of any officer becomes vacant by reason of death, disability, resignation, removal, disqualification or otherwise.

Oversight of Technology and Cybersecurity Risk

Recognizing both existing information technology and emerging technologies as key risks for the company, the Board devotes significant time and attention to monitoring technology and reviewing data and systems protection, including cybersecurity and information security risk. The company uses a converged security model that brings together cybersecurity, physical security and threat intelligence within one department led by the Chief Security Officer, who joined the company from the Federal Bureau of Investigation after a more than 20-year career focused on criminal, counter-terrorism, counter-intelligence and cyber investigations. In 2025, the company created a new Chief Technology Officer role to focus specifically on how technology can be an accelerant to the company's mission of providing the reliable, affordable and increasingly clean energy that powers our customers every day. In 2026, we launched our Artificial Intelligence Policy, which emphasizes accountability, safety, validity, fairness, privacy and transparency in AI deployment and aligns AI use with our core values.

The Board, the Operations Committee, and when appropriate, the Audit Committee receive presentations and reports throughout the year on information technology, cybersecurity and information security risk from management, including the company’s Chief Administrative and Projects Officer, Chief Security Officer, Vice President of Cybersecurity, Chief Information Officer and Chief Technology Officer. These presentations and reports address a broad range of topics, including the development of the company’s technology plans, the company’s cyber risk management program, recent cybersecurity threats and incidents across the industry, policies and practices, industry trends, threat environment and vulnerability assessments, specific and ongoing efforts to prevent, detect and respond to internal and external critical threats and the company’s practical exercises with external federal, state and local incident response partners. In addition, the Board receives briefings from time to time from outside experts for an independent view on cybersecurity risks, including assessments by independent consulting firms and legal counsel of our readiness and resilience.

Presentations to the Board and the appropriate Committees include updates on emerging technologies, like advanced forms of automation and artificial intelligence and the company’s plans for developing and implementing technological transformations.

With cyber tactics and strategies constantly evolving, our educational and refreshment processes are structured so that the Board can evaluate management’s and the company’s efforts to protect and preserve the confidentiality, integrity and availability of data and systems.

Management also has an executive Cyber Risk Council, which includes executive officers responsible for administrative services, corporate affairs, supply chain and corporate risk along with legal counsel and the corporate secretary. The company maintains a robust, tested and regularly revised Cyber Security Incident Response Plan and a Vendor Compromise Response Plan that provide clear direction for escalation of information to leadership, including to the Board as appropriate. To learn more about the company’s risk management, strategy and governance matters related to cybersecurity, review the information described in Item 1C. Cybersecurity in the 2025 Annual Report on Form 10-K.

32 DOMINION ENERGY | 2026 PROXY STATEMENT

Oversight of Sustainability and Corporate Responsibility

Consistent with the prominent role of increasingly clean energy in our business strategy, sustainability and corporate responsibility are key areas of Board oversight. The Board receives and discusses regular reports on sustainability and corporate responsibility matters, including those related to safety, implementation of the company’s Net Zero strategy, environmental compliance, innovation and technology and sustainability initiatives across the company. Our NGS Committee oversees the company’s approach to sustainability and reputational matters, including the company’s charitable contribution and community service program, political participation and contributions, updates on carbon and methane emissions reduction goals and other sustainability-related matters.

Under the oversight of the NGS Committee, in November 2025, the company published its annual Sustainability & Corporate Responsibility Report, which provides updates on our sustainability priorities and performance. For additional information, see Sustainability and Our Path to Net Zero beginning on page 36.

In support of effective climate governance, our Operations Committee oversees the company’s overall environmental performance and results and policies, practices and programs with respect to climate change (including climate reports) and the protection and improvement of the quality of the environment. Dominion Energy also operates an executive-level Climate Council supported by working groups and strategy teams in developing and overseeing climate-related strategy and performance. To evaluate the alignment of our capital investments with our business strategy to provide reliable, affordable and increasingly clean energy, we have an executive-level Investment Review Committee that oversees the review of all significant proposed investments with advice from management.

Oversight of Political Contributions and Lobbying

Ethics is one of our five core values and the driver of our commitment to transparency in what we do. Our transparency of political disclosure and spending accountability has been recognized as a “trendsetter” by the Center for Political Accountability – Zicklin Index of Corporate Political Disclosure since 2018. We have a lobbying and political contributions policy, which governs Dominion Energy’s lobbying activities, including direct, indirect and grassroots lobbying, our participation in trade associations and our political contributions. Our policy includes a prohibition on contributions to independent-only political expenditure committees in support of or in opposition to a campaign (also known as Super PACs). As a company whose operations are subject to extensive regulation throughout its multi-state service areas, Dominion Energy actively participates in political processes at local, state and national levels. Our goal is to contribute to legislative and rule-making activities affecting our business consistent with our corporate values and strategies, and to educate and inform public officials of the practical effects of public policy decisions and objectives they consider. Our efforts consistently balance several primary and related goals: to create and preserve long-term shareholder value; to provide reliable, affordable and increasingly clean energy to our customers; and to preserve and improve the natural environment consistent with our corporate commitments.

We strive to conduct our business transparently, build public trust and form lasting and mutually beneficial relationships by engaging with public officials, regulators, our community, business leaders and environmental and safety agencies and advocates. In addition, we align our lobbying activities and trade association participation with our core business and our bedrock principles of environmental sustainability, energy reliability, customer affordability and shareholder value. On an annual basis, our Senior Vice President – Corporate Affairs & Communications reports to the NGS Committee (composed of independent directors) on the company’s political and lobbying activities, expenditures and governing policies. This includes payments to trade associations and other tax-exempt organizations that may be used for political purposes.

To promote transparency of our political activity, we also publish the following information on our website: (i) all contributions to 527 tax-exempt political organizations; (ii) contributions to certain 501(c)(4) tax-exempt organizations that appear to utilize some funds for political purposes; (iii) with respect to trade associations and other tax-exempt organizations to which we contribute $50,000 or more, the portions of our payments attributable to lobbying; (iv) payments greater than $50,000 in the aggregate to national 501(c)(3) tax-exempt organizations whose predominant purpose is to provide venues for the exchange of ideas on matters of public policy; and (v) political contributions by our state and federal political action committee.

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Shareholder Engagement Highlights

We believe a robust shareholder engagement program is an essential component of effective corporate governance. Our approach to engaging openly with our shareholders provides increased accountability and transparency and ultimately drives long-term value.

A cross-functional team from management and subject matter employees engage on a regular basis with shareholders to gain their perspectives and to share our views on current issues and priorities. In addition, our directors also participate in select shareholder engagements to hear feedback directly from our top investors. This outreach includes:

•
Engagement with sponsors of shareholder proposals
•
Meetings with institutional investors to discuss company performance, corporate governance, executive compensation, environmental and other matters
•
Investor and industry conferences
•
Annual meeting of shareholders with Q&A session
•
Quarterly earnings calls with Q&A session

We assess and share the feedback we receive from shareholders with our management and the Board, while taking into consideration best practices and industry practices.

The Board discusses and evaluates the voting results of each annual meeting of shareholders and uses such results to inform potential actions to be taken. Based on the feedback received, we evaluate potential enhancements to policies, practices and disclosures, as appropriate.

Past enhancements informed by shareholder input include:

•
The ability for shareholders to call a special meeting
•
The ability for shareholders to nominate directors through proxy access
•
Adjustments to the long-term incentives for our executives
•
Adjustments to our sustainability priorities and goals for our performance in these areas

In 2025, we reached out to shareholders representing approximately 52% of our outstanding common stock. We held meetings with holders of approximately 31% of our outstanding common stock.

Participants:

A cross-functional team—including members of management from the corporate secretary, investor relations, sustainability, environmental, public policy and executive compensation teams—participates in shareholder engagement efforts. At times, some of our independent directors participate in some shareholder meetings.

Topics Discussed:

•
Outcomes since the company’s strategic business review
•
Corporate governance, including Board leadership structure, composition, refreshment and oversight and amendments to the company’s Bylaws
•
Executive compensation, including short and long-term incentive plan metrics
•
Environmental matters, including climate-related disclosures, emissions reduction goals, the impact of data centers and load growth and clean energy investments, such as offshore wind and small modular reactors

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Other Governance Practices and Policies

Corporate Governance Guidelines

Dominion Energy’s Corporate Governance Guidelines are intended to support the Board in its oversight role and in fulfilling its obligation to shareholders.

Our Corporate Governance Guidelines address, among other things:

•
The composition and responsibilities of the Board;
•
Director independence standards;
•
The duties and responsibilities of our Lead Director;
•
Share ownership requirements and compensation of non-employee directors;
•
Risk oversight;
•
Management succession planning; and
•
The recovery of performance-based compensation in the event financial results are restated due to fraud or intentional misconduct.

Our Corporate Governance Guidelines can be found on our website. See Corporate Governance Materials Available on Our Website on page 93.

Certain Relationships and Related Party Transactions

The Board adopted Related Party Transaction Guidelines for the purpose of identifying potential conflicts of interest arising out of financial transactions, arrangements and relationships between Dominion Energy and any related person. Under our guidelines, a related person is a director, executive officer, director nominee, beneficial owner of more than 5% of Dominion Energy’s common stock or any immediate family member of one of the foregoing persons. A related party transaction is any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships in excess of $120,000 in which Dominion Energy (and/or any of its consolidated subsidiaries) is a participant and in which a related person has or will have a direct or indirect material interest. The full text of the guidelines can be found on our website. See Corporate Governance Materials Available on Our Website on page 93.

The NGS Committee conducts a reasonable prior review of all related party transactions and considers the relevant facts and circumstances in determining whether to approve a related party transaction. The NGS Committee approves only those transactions that are in, or are not inconsistent with, the best interests of Dominion Energy and its shareholders and that comply with our Code of Ethics and Business Conduct.

Other than as described below, since January 1, 2025, there have been no related party transactions that were required to be approved under Dominion Energy’s Related Party Transaction Guidelines or reported under the SEC’s related party transaction rules.

During 2025, four providers of asset management services to Dominion Energy were also beneficial owners of at least 5% of Dominion Energy common stock: The Vanguard Group (Vanguard), BlackRock, Inc. (BlackRock), Capital Research Global Investor (Capital Group) and Wellington Management Group LLP (Wellington). The nature and value of services provided by these 5% shareholders and their affiliates are described below.

•
Affiliates of Vanguard provided asset management services to various trusts associated with the company’s employee benefit plans and received approximately $800,000 in fees for such services during 2025.
•
Affiliates of BlackRock provided asset management services to various trusts associated with the company’s employee benefit plans and received approximately $1,500,000 in fees for such services during 2025.
•
Affiliates of Capital Group provided asset management services to various trusts associated with the company’s employee benefit plans and received approximately $1,200,000 in fees for such services during 2025.
•
Affiliates of Wellington provided asset management services to various trusts associated with the company’s employee benefit plans and received approximately $1,990,000 in fees for such services during 2025.

In each of these cases, the investment management agreements were entered into on an arm’s-length basis in the ordinary course of business. These transactions were reviewed and approved in accordance with Dominion Energy’s Related Party Transaction Guidelines.

Code of Ethics and Business Conduct

At Dominion Energy, our core value of ethics reminds us that doing the right thing is imperative to maintaining the trust of investors, customers, regulators, co-workers and others. To that end, the company has a Code of Ethics and Business Conduct that applies to our Board, our principal executive, financial and accounting officers and all other employees. The Code of Ethics and Business Conduct is intended to promote lawful and ethical behavior by all Dominion Energy

DOMINION ENERGY | 2026 PROXY STATEMENT 35

employees and Board members. It covers a wide range of professional conduct, including conflicts of interest, unfair or unethical use of corporate opportunities, protection of confidential information, compliance with applicable laws and regulations and oversight of ethics and compliance by employees of the company. Additionally, it details each individual’s duty to report any unethical behavior or other violation of company policy or law and how to make such reports, including anonymously through the Dominion Energy Compliance Line or electronically through the Dominion Energy Compliance Line Online.

The Code of Ethics and Business Conduct, which was most recently reviewed and updated in 2023, can be found on our website. See Corporate Governance Materials Available on Our Website on page 93.

Any waivers or changes to the Code of Ethics and Business Conduct relating to our executive officers will be posted to our website.

Securities Trading Policy

We have adopted and maintain a Securities Trading Policy and related procedures applicable to our directors, officers and employees, and have implemented processes for the company that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations and NYSE listing standards. The Securities Trading Policy also prohibits trading in securities of another company when in possession of material, non-public information about that company if the material, non-public information was obtained in the course of, or as a result of, an employment or other relationship with the company, referred to as “shadow trading.” More information regarding our securities trading policy and related procedures can be found in our Securities Trading Policy, which is filed as Exhibit 19 to our Annual Report on Form 10-K for the year ended December 31, 2024.

Sustainability and Our Path to Net Zero

As a company that has been serving the needs of customers and communities since the early 20th century, we appreciate the value of taking the long view. We are innovating for the future — investing in all forms of energy, improving the customer experience, and exploring new technologies as we carry out our mission to deliver the reliable, affordable, and increasingly clean energy that powers our customers every day.

We are working to achieve Net Zero carbon and methane emissions by 2050, including Scope 1 and Scope 2 emissions and material categories of Scope 3 emissions.1 Reliability and affordability are fundamental to our clean-energy strategy, because the energy transition can only succeed if customers can count on reliable, affordable service. In addition, we are focused on limiting our impact on our communities and are working towards a just transition for our employees, communities and other stakeholders.

While we continue to advance our decarbonization goals, our path to Net Zero will not be linear. Year-over-year, variations in weather, load growth, and other economic factors contributing to demand can cause fluctuations within our emissions reduction journey. Following the sale of natural gas distribution assets to Enbridge, we updated our emissions inventory to exclude emissions from these assets in 2024. As of December 31, 2024, Scope 1 emissions from electric operations made up more than 99% of our overall Scope 1 inventory and the only natural gas distribution company remaining in our portfolio is Dominion Energy South Carolina. From 2005 through 2024, we achieved a 46% reduction in carbon emissions related to our electric business, while generating approximately 10% more megawatt hours of energy from 2023 to 2024 and experiencing six all-time summer electricity demand peaks at Dominion Energy Virginia in 2024. Over the next 20 years, we expect to add another 33 GW of generation and storage in Virginia, roughly 75% of which we estimate will come from carbon-free generation, the rest from natural gas-fired generation.

We take pride in our transparent reporting on sustainability matters. In November 2025, we continued our efforts to provide relevant and actionable information to our investors by publishing our Sustainability & Corporate Responsibility Report. We also remain committed to disclosing methane emissions data on our sustainability disclosures website, despite the much smaller footprint following the sale of many of our natural gas distribution assets to Enbridge in 2024.

Find links to our sustainability disclosures at sustainability.dominionenergy.com. Information on our website is not incorporated by reference into this Proxy Statement.

1 Net Zero does not mean we will eliminate all carbon and methane emissions. Our approach prioritizes emissions reduction without compromising reliability, to the extent enabled by technological capabilities and customer affordability, with residual emissions addressed through carbon-beneficial initiatives. Net Zero includes carbon and methane emissions within our direct control (known as Scope 1 emissions), as well as Scope 2 and material categories of Scope 3 emissions, including: electricity purchased to power the grid, fossil fuel purchased for our power stations and gas distribution systems and consumption of gas sold to our end-use customers.

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Compensation of Non-Employee Directors

Our non-employee director compensation program is designed to attract and retain highly qualified directors and align their interests with those of our shareholders. We compensate our non-employee directors with a combination of cash and equity awards, along with certain other benefits as described below.

During its annual review of the non-employee director compensation program for 2025, the CTD Committee considered the time expended by, and the skill level required of, each non-employee director in fulfilling his or her duties on the Board and each director’s role and involvement on the Board and its committees. The CTD Committee also considered an analysis prepared by its independent consultant, Frederic W. Cook & Co., Inc. (FW Cook). The analysis summarized director compensation trends for non-employee directors and pay levels at the same peer companies used to evaluate the compensation of our NEOs. Based on the analysis by FW Cook, the CTD Committee recommended, and the Board approved, increasing the annual stock retainer to $177,500.

For 2025, our non-employee director compensation program consisted of the following:

Annual Retainer	Additional Annual Cash Retainers and Fees

	$50,000	Lead Director

	$25,000	Audit Committee, CTD Committee and Operations Committee chairs

	$20,000	Finance Committee and NGS Committee chairs

	$2,000	Excess meeting fee to each director who attends more than 25 meetings per calendar year, including Board and committee meetings, but not special education sessions

The following table and footnotes reflect the compensation and fees received in 2025 by our non-employee directors for their services. Mr. Blue does not receive any separate compensation for service as a director.

Name	Fees Earned or Paid In Cash(1)	Stock Awards(2)	All Other Compensation(3)	Total

James A. Bennett	$142,500	$177,491	$5,000	$324,991
Paul M. Dabbar(4)	117,500	177,491	—	294,991
D. Maybank Hagood	117,500	177,491	5,000	299,991
Mark J. Kington	137,500	177,491	5,000	319,991
Kristin G. Lovejoy	117,500	177,491	—	294,991
Jeffrey J. Lyash(5)	107,708	162,734	—	270,442
Joseph M. Rigby	142,500	177,491	—	319,991
Pamela J. Royal, M.D.	137,500	177,491	5,000	319,991
Robert H. Spilman, Jr.	142,500	177,491	—	319,991
Susan N. Story	167,500	177,491	—	344,991
Vanessa Allen Sutherland	117,500	177,491	—	294,991

(1)
Mses. Lovejoy, Story and Sutherland and Messrs. Kington and Spilman deferred their 2025 annual cash retainer, and Mr. Rigby deferred 20% of his 2025 annual cash retainer, to a stock unit account in lieu of cash.
(2)
Each non-employee director who was elected at the 2025 Annual Meeting received an annual stock retainer valued at $177,491, which was equal to 3,246 shares, valued at $54.68 per share based on the closing price of Dominion Energy common stock on May 6, 2025. Directors may defer all or a portion of this stock retainer. See the Security Ownership of Certain Beneficial Owners and Management table on page 86 for March 10, 2026 share ownership balances. 32,460 shares of stock, in aggregate, were distributed to these directors, or to a trust account for deferrals, for their annual stock retainers. No options have been granted to directors since 2001.
(3)
All amounts in this column represent matching gift contributions made by the Dominion Energy Charitable Foundation as described under Matching Gifts Program.
(4)
Mr. Dabbar resigned from the Board upon his confirmation as Deputy Secretary of Commerce during 2025.
(5)
Mr. Lyash was elected to the Board effective June 25, 2025 and received pro-rated compensation for his service through the date of the 2026 Annual Meeting, which was equal to 2,907 shares, valued at $55.98 per share based on the closing price of Dominion Energy common stock on June 24, 2025.

DOMINION ENERGY | 2026 PROXY STATEMENT 37

Director Compensation Plan and Benefits

Non-Employee Directors Compensation Plan

Our non-employee directors are paid their annual retainers and meeting fees under the Non-Employee Directors Compensation Plan. A director may elect to receive all or a portion of his or her meeting fees in the form of cash or stock. If a director does not make an election, meeting fees are paid in cash. This plan also allows directors to defer all or a portion of their annual cash retainer and meeting fees into stock unit or cash accounts and all or a portion of their annual stock retainer into stock unit accounts. Stock unit accounts are credited quarterly with additional stock units equal in value to dividends paid on Dominion Energy common stock, and cash accounts are credited monthly with interest (none of the directors currently have any deferred cash account balances). Shares of Dominion Energy common stock equal in value to stock units held for directors under this plan are issued into a trust and directors retain all voting and other rights as shareholders. Distributions under this plan are made when a director ceases to serve on the Board. Additionally, if a director has served at least five years, he or she will receive a departure stock grant of 1,000 shares of Dominion Energy common stock upon departure from the Board. If that director also served as a committee chair or Lead Director in the year preceding the year of departure, he or she will be granted an additional 1,000 shares of Dominion Energy common stock for each such position held upon departure from the Board. In addition, this plan allows for grants of restricted stock awards and stock options to Board members. However, no stock options or restricted stock awards were granted under this plan in 2025 and no such awards are outstanding.

Matching Gifts Program

Dominion Energy’s philanthropic arm, the Dominion Energy Charitable Foundation, will match a director’s donations, on a one-to-one basis, to one or more 501(c)(3) organizations up to a maximum of $5,000 per year. This benefit is also available to all Dominion Energy employees.

Expense Reimbursements

We pay and/or reimburse directors for travel, lodging and related expenses they incur in attending Board and committee meetings and for other business-related travel. In addition, directors and their spouses may accompany the CEO or other senior executives on the corporate aircraft for both business and personal travel. We do not provide tax gross-ups on any imputed income for the directors.

Non-Employee Director Stock Ownership

Within four years of their election to the Board, each non-employee director is expected to acquire and hold the lesser of 12,000 shares of Dominion Energy common stock or an amount of shares equal in value to five times the annual cash and stock retainers combined. All of our non-employee directors who have been members of the Board for at least four years have met their share ownership requirements.

We prohibit our directors and their designees from purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) or otherwise engaging in transactions that hedge or offset, or that are designed to hedge or offset, any decrease in the market value of shares of our common stock or other equity securities, granted to them as compensation or otherwise held, directly or indirectly, by them. Our directors are also prohibited from using margin accounts and pledging shares of our common stock or other equity securities as collateral.

38 DOMINION ENERGY | 2026 PROXY STATEMENT

ITEM 2

Advisory Vote on Approval of Executive Compensation (Say on Pay)

You are being asked to vote on an advisory basis on the compensation paid to the company’s NEOs as described in this Proxy Statement, including the CD&A, compensation tables and narrative discussion on the following pages.

Your Board of Directors recommends that you vote FOR this item.

We provide shareholders with a Say on Pay vote every year at the annual meeting of shareholders. While the vote is non-binding, the Board and the CTD Committee take the results of the vote into consideration when evaluating the executive compensation program. In connection with this proposal, the Board encourages shareholders to review, in detail, the description of the executive compensation program for our NEOs that is set forth in the CD&A section, as well as the information contained in the compensation tables and narrative discussion in this Proxy Statement.

Our executive compensation program is designed to attract, develop and retain an experienced and highly qualified executive team; motivate and reward superior performance that supports our business and strategic plans and contributes to Dominion Energy’s long-term success; and reinforce our five core values of safety, ethics, excellence, embrace change and One Dominion Energy, our term for teamwork. The guiding principle of our compensation philosophy is to link executive pay to company performance. We align the interests of our executive officers, including our NEOs, with those of our shareholders, customers, communities and other stakeholders by making a substantial portion of pay subject to performance goals that, if achieved, are expected to increase total shareholder return (TSR), enhance customer service and foster community well-being.

For 2025, we demonstrated our commitment to our pay for performance philosophy:

•
Approximately 90% of our CEO’s target pay and approximately 75% of our other NEOs’ target pay was either equity-based or tied to company performance goals. In addition, our CEO received long-term incentive awards that were 100% performance-based, with 93% of the payout based on our relative TSR or cumulative operating earnings per share (EPS).
•
For our NEOs other than the CEO, we denominated all long-term incentive plan awards in shares (or units based on shares), with 50% of the performance awards linked to relative TSR, strongly incentivizing our executive team to manage the company in the best long-term interests of our shareholders.
•
Long-term performance awards granted in 2023 received below-target payouts at 46.5% for our CEO and 59.7% for our other NEOs, primarily due to our 2023 – 2025 relative TSR performance. In addition, our CEO received no payout on his performance-based stock award, which was based solely on three-year (2023 – 2025) relative TSR goals.
•
We emphasized safety, customer experience, reliability and compliance, tying our executive team’s annual incentive awards to the achievement of these goals.

As reflected in the Pay versus Performance section of this Proxy Statement, we believe our executive compensation program is aligned with our performance.

We are asking shareholders to approve the following advisory resolution at the 2026 Annual Meeting:

RESOLVED, that the compensation paid to the company’s named executive officers as described in this Proxy Statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED on an advisory basis.

DOMINION ENERGY | 2026 PROXY STATEMENT 39

Executive Compensation

Compensation Discussion and Analysis

Executive Summary

Our executive compensation program supports our business goals by rewarding performance that creates shareholder value and serves our customers and communities. This CD&A focuses on the 2025 compensation of our CEO, our CFO and our three other most highly compensated officers who were deemed to be executive officers by our Board pursuant to SEC rules. Collectively, these named executive officers are referred to as the NEOs.

Dominion Energy’s NEOs for 2025 were:

Robert M. Blue Chair, President and Chief Executive Officer	Steven D. Ridge Executive Vice President and Chief Financial Officer

Carlos M. Brown Executive Vice President, Chief Administrative and Projects Officer and Corporate Secretary	Edward H. Baine Executive Vice President – Utility Operations and President – Dominion Energy Virginia	Eric S. Carr Chief Nuclear Officer and President – Nuclear Operations and Contracted Energy

Compensation Philosophy

Pay for performance, making a substantial portion of NEO compensation equity-based or subject to performance goals	Attract, develop and retain an experienced and highly qualified executive officer team	Motivate and reward superior performance that supports our business and strategic plans

Align executive management’s interests with those of our shareholders, customers, communities and other stakeholders	Drive short-term and long-term goal achievement while reinforcing our five core values of safety, ethics, excellence, embrace change and One Dominion Energy, our term for teamwork

To determine if we are meeting these objectives, the CTD Committee compares the company’s actual performance to our short-term and long-term goals and to our peer companies’ performance.

2025 Compensation Program: Paying for Performance

Consistent with our objective to reward strong company performance—based on achievement of short-term and long-term goals—a significant portion of total cash and total direct compensation is variable. Approximately 90% of Mr. Blue’s targeted 2025 total direct compensation was performance-based (tied to pre-approved performance metrics, including operating EPS and relative TSR) or equity-based compensation. For the other NEOs, approximately 75% of their targeted 2025 total direct compensation was performance-based or equity-based compensation.

40 DOMINION ENERGY | 2026 PROXY STATEMENT

The charts below illustrate the components of the annualized target total direct compensation opportunities provided to Mr. Blue and target direct compensation opportunities provided to the other NEOs.

2025 CEO Target Compensation Mix	2025 Other NEOs Target Compensation Mix

Shareholder Outreach and Say on Pay

We have a long tradition of engaging with our shareholders to understand and consider their perspectives. Our management engages with shareholders on a variety of topics throughout the year to solicit input and discuss and answer questions on the company’s policies and practices, including executive compensation. Shareholder feedback is considered by management, shared with the Board and reflected in enhancements to our policies and practices, as appropriate.

During 2025, we held meetings with shareholders who, in the aggregate, represented approximately 31% of our outstanding common stock. We discussed a wide variety of issues, including our executive compensation program. Shareholders were generally supportive of our executive compensation program and our strong pay for performance alignment.

We received 95.7% support from our shareholders for our executive compensation program pursuant to the Say on Pay vote at our 2025 Annual Meeting. Shareholders currently have an opportunity annually to cast an advisory vote to approve our executive compensation program.

More information may be found under Long-Term Incentive Program on page 47. We strongly value input from our shareholders and will continue our outreach efforts on a variety of topics, including executive compensation, as our compensation program evolves in the future.

DOMINION ENERGY | 2026 PROXY STATEMENT 41

Our Compensation Practices and Policies

Dominion Energy supports our culture of good governance with compensation practices that promote pay and performance alignment and strategic risk management.

What We Do	What We Don’t Do

Make a substantial portion of NEO pay equity-based or subject to performance goals that tie to enhanced shareholder value	Allow payout of Annual Incentive Plan (AIP) awards or Long-Term Incentive Program (LTIP) performance grants greater than 200% of target
Integrate key performance metrics into our incentive compensation relating to safety, reliability, compliance and customer experience	Offer long-term or indefinite employment agreements to our executive officers
Include long-term incentive awards in retirement or severance calculations (other than prorated payout of outstanding awards)
Balance short-term and long-term incentives
Require significant stock ownership, including 6x base salary for our CEO, 4x base salary for our Executive Vice Presidents and 3x base salary for our other NEOs	Offer excessive executive perquisites or provide tax gross-ups on executive perquisites except for certain benefits provided through the company’s relocation program

Tie equity and cash-based incentive compensation to a clawback policy	Permit officers to hedge or pledge shares of our common stock

Include a non-compete clause in our executive retirement plans	Dilute shareholder value by issuing excessive equity compensation
Consider shareholder feedback, including results of prior years’ Say on Pay votes	Offer excessive change in control severance benefits
Require two triggers for the payment of most change in control benefits	Provide excise tax gross-ups in change in control agreements for newer officers (first elected after February 1, 2013)

Our Performance

Dominion Energy is committed to a simple but critical mission: to provide the reliable, affordable and increasingly clean energy that powers our customers every day. During 2025, we continued to demonstrate operational excellence and a strategic vision that positions the company to create shareholder value for years to come.

2025 Compensation Highlights

2025 Annual Incentive Plan paid at 108% of target for the CEO	2023 CEO Performance Grant paid at 46.5% of target primarily due to missed relative TSR goal (CEO performance-based stock award did not pay out)	100% of the CEO’s 2025 LTIP awards were performance-based

Financial Performance

•
Produced reported earnings of $3.45 per share in 2025, while operating EPS was $3.42*, which included $79 million, or $0.09 per share, of RNG 45Z tax credit income ($3.33 exclusive of RNG 45Z tax credit income)
•
Achieved a TSR of 13.9% and paid annual dividends of $2.67 per share and marked 391 consecutive quarters of dividend payments

* See Reconciliation of Reported Earnings (GAAP) to Operating Earnings (non-GAAP) in Appendix A.

42 DOMINION ENERGY | 2026 PROXY STATEMENT

Our Compensation Elements

Our 2025 executive compensation program was constructed of four building blocks: base salary, AIP, LTIP and benefits. Each element served a distinct purpose. We believe these complementary components appropriately balanced risk with reward and short-term goals with long-term strategies, while providing total compensation that is competitive with our peers.

		Why We Pay This Element	Key Characteristics

		To attract, motivate and retain talent	For our NEOs, base salaries are generally targeted at the Compensation Peer Group median, subject to individual and companywide considerations
CEO	Other NEOs

CEO	Other NEOs	To attract, motivate and retain talent To incentivize officers to achieve the company’s short-term (annual) goals	Variable pay dependent on achievement of short-term performance goals, primarily operating EPS

Performance grant (equity settled as cash or shares)		To attract, motivate and retain talent To align officers’ long-term interests with those of our shareholders To incentivize officers to achieve the company’s long-term goals	Performance-based stock dependent on achievement of long-term performance goals, primarily relative TSR, operating EPS and non-carbon emitting generation; and company stock value
CEO	Other NEOs

Restricted stock with time-based vesting (equity)		To attract, motivate and retain talent To align officers’ long-term interests with those of our shareholders	Variable pay dependent on company stock value
CEO	Other NEOs

DOMINION ENERGY | 2026 PROXY STATEMENT 43

Base Salary

Competitive base pay is necessary to attract, motivate and retain talent. For our NEOs, base salaries are generally targeted at the Compensation Peer Group median (see The Compensation Peer Group for a listing of our peer companies), subject to individual and companywide considerations discussed under Compensation Philosophy and Individual Factors in Setting Compensation.

Effective January 1, 2025, Messrs. Baine and Carr received salary increases of 10% and 5%, respectively, in connection with the increased responsibilities in their new roles, to recognize their continued contributions to Dominion Energy and to better align their salaries with companies in the Compensation Peer Group.

Effective March 1, 2025, the CTD Committee also approved the following base salary increases as part of the annual merit process and to better align their salaries with companies in the Compensation Peer Group: 6.12% for Mr. Blue, and 10% for Messrs. Ridge and Brown.

Name	2024 Base Salary*	2025 Base Salary	Percentage Increase

Robert M. Blue	$1,225,000	$1,300,000	6.12%
Steven D. Ridge	747,500	822,250	10.00%
Carlos M. Brown	747,500	822,250	10.00%
Edward H. Baine	585,034	643,538	10.00%
Eric S. Carr	753,725	791,411	5.00%

* Salary as of 12/31/2024

Annual Incentive Plan

The 2025 AIP is a cash-based program focused on short-term goals and is designed to:

• Tie interests of our shareholders, customers, communities and employees closely together;

• Focus our workforce on company, operating group, team and individual goals that ultimately drive operational and financial results;

• Reward strong annual earnings performance;

• Reward safety, customer experience, reliability and compliance; • Emphasize teamwork by focusing on common goals; and • Provide a competitive total compensation opportunity.

For the NEOs, the 2025 AIP was tied solely to achievement of predetermined consolidated operating EPS goals. However, the CTD Committee retained discretion to reduce the AIP payout of each NEO for any reason, including failure to satisfy operating and stewardship goals in the areas of safety, customer experience, reliability and compliance.

The CTD Committee calculated 2025 AIP payouts for the NEOs as follows:

Base Salary	Target Award Percentage	Consolidated Financial Goal Score*	AIP Payout**

* The consolidated financial goal score is based on consolidated operating EPS.

** As discussed below under Discretionary Operational Goals, the CTD Committee retains discretion to reduce, but not increase, the payout to an NEO in the event that certain operational goals are not achieved.

Target Award Percentage

Each NEO’s compensation opportunity under the AIP is a percentage of their base salary at year end. AIP target award percentages are set to be consistent with our intent to keep a significant portion of NEO compensation tied to our stock performance or other company goals, considering the items described above under Compensation Philosophy. In 2025, the CTD Committee increased the target annual award opportunity for Mr. Blue from 130% to 150% to better align his total compensation with companies in the Compensation Peer Group. In addition, the CTD Committee increased Mr. Baine’s and Mr. Carr’s target annual award opportunities from 70% to 80% and from 75% to 80% for 2025, respectively, in connection with the increased responsibilities in their current roles and to recognize their continued contributions to Dominion Energy’s success. The CTD Committee did not make any changes to the target annual award opportunities in 2025 for Messrs. Ridge or Brown. The target annual award opportunities for each of the NEOs are listed below.

44 DOMINION ENERGY | 2026 PROXY STATEMENT

Name	2025 AIP Target Award Percentage*

Robert M. Blue	150%
Steven D. Ridge	90%
Carlos M. Brown	90%
Edward H. Baine	80%
Eric S. Carr	80%

* As a percentage of base salary.

2025 AIP Metrics

Consolidated Financial Goal

For the NEOs, the AIP payout is determined by our consolidated operating EPS, which is our reported EPS determined in accordance with GAAP, adjusted for certain items as described in greater detail in Appendix A. We believe that this funding mechanism encourages behavior and performance that will help achieve the objectives listed above.

The CTD Committee structured the 2025 AIP consolidated financial goal so that upon achievement of the midpoint of our earnings guidance at $3.30 operating EPS (exclusive of AIP funding and RNG 45Z tax credit income), earnings above that threshold would be allocated to fund AIP up to 100%. If earnings were to reach a level that is sufficient to fund AIP at 100%, any additional earnings would be shared between additional AIP funding (approximately one-third) and reporting additional earnings (approximately two-thirds), up to a maximum AIP funding level of 200%. When setting the 2025 AIP funding goal, the CTD Committee determined that the goal would be scored without regard to RNG 45Z tax credit income, given the persistent uncertainty and potential materiality of future final regulations.

	Funding Level	Consolidated Operating EPS

Threshold	0%	Below $3.30
Target	100%	$3.30
Maximum	200%	$3.51

Discretionary Operational Goals

As noted above, the CTD Committee retains the ability to exercise negative discretion to reduce an NEO’s AIP payout for any reason, including if certain pre-determined operational goals are not achieved. Accordingly, in the first quarter of 2025, the CTD Committee established an operational scorecard for the AIP, with a maximum operational goal score of 100%. This scorecard included safety and customer experience goals that were shared by all participants, as well as goals related to reliability and compliance that varied by business area. The weightings for each of the operational companywide and business area specific goals are as indicated in the table below:

Scorecard Goals	Scoring if All Targets Met

Safety	25%
Customer Experience	10%
Reliability	40%
Compliance	25%
Total Points	100%

DOMINION ENERGY | 2026 PROXY STATEMENT 45

2025 Companywide Scorecard Goals

All NEOs had the two companywide scorecard goals listed below:

Safety 25 points

Companywide safety goal focused on three areas:

1.
Companywide lost-days/restricted duty (LD/RD) rate (5 points at target towards total safety goal);
2.
Companywide OSHA recordable incident rate (5 points); and
3.
Development and implementation by each business area of Safety Leadership Training, emphasizing past high energy control injuries, repetitive incidents, preventable vehicle accidents, and a focus on mental health, including available resources as needed (15 points).

A total of 5 extra points could have been earned under the Safety goal if the LD/RD and OSHA goals were exceeded (2.5 points for exceeding the LD/RD goal and 2.5 points for exceeding the OSHA goal); these extra points could be used only to offset misses in other non-safety goal categories.

Customer Experience 10 points

Companywide customer experience goal had two components:

1.
All business areas to achieve Net Promoter Scores (NPS), as measured through September 30, 2025, equal to or better than the respective 3-year average NPS for each business area (3 points); and
2.
All business areas will complete one key customer journey redesign and will implement two or more customer experience improvements by year-end (7 points).

2025 Business Area Scorecard Goals

The reliability and compliance goals (40 points and 25 points, respectively) for Messrs. Blue, Ridge and Brown reflect a blend of operational reliability and compliance goals set for each of the company’s three major operational business areas (DEV, DESC and Nuclear). Goal scoring for Messrs. Blue, Ridge and Brown was determined in proportion to the final reliability and compliance goal scores as achieved by Mr. Baine as Executive Vice President – Utility Operations and President – Dominion Energy Virginia for DEV and DESC and by Mr. Carr, as Chief Nuclear Officer and President – Contracted Energy for Nuclear. The business area scorecard goals for Messrs. Baine and Carr aligned with their specific business areas of DEV/DESC and Nuclear, respectively.

Reliability 40 points

Reliability goals*:

1.
DEV: Availability of generating units, distribution reliability, execution of transmission projects;
2.
DESC: Availability of generating units, distribution reliability, gas emergency onsite arrival time; and
3.
Nuclear: Fleet capacity factor, fleet equivalent forced outage rate, fleet refueling outage days, fleet consequential event failures, station event-free day clock resets.

Compliance 25 points

Compliance goals*:

1.
DEV: Tracking and evaluating reportable environmental events, implementing new North American Electric Reliability Corporation (NERC) compliance technology solutions, pole- and pad-mounted transformer inspections completed;
2.
DESC: Tracking and evaluating reportable environmental events, completion of Southeastern Electric Reliability Corporation (SERC) internal controls assessment and conducting training and education sessions for emergency first responders covering gas public awareness and safety; and
3.
Nuclear: Tracking and evaluating reportable environmental events and limiting NRC violations, NERC violations and on-line radiation exposure.

* As Executive Vice President – Utility Operations and President – Dominion Energy Virginia, Mr. Baine’s reliability and compliance goal scores were entirely based on the performance of the DEV/DESC components of those goals. Similarly, as President – Nuclear Operations and Contracted Energy, Mr. Carr’s reliability and compliance goal scores were entirely based on the performance of the Nuclear component of those goals. The scores for the other NEOs, Messrs. Blue, Ridge and Brown, were based on a blend of each component of the goals due to their companywide responsibilities.

46 DOMINION ENERGY | 2026 PROXY STATEMENT

2025 AIP Results

Dominion Energy’s consolidated operating earnings for the year ended December 31, 2025 were $3.0 billion, or $3.42 per share*, which included $79 million, or $0.09 per share, of RNG 45Z tax credit income and surpassed the target of $3.30 per share (exclusive of RNG 45Z tax credit income) and, based on the pre-established consolidated financial goal described above, resulted in AIP payout at 115%.

* See Reconciliation of Reported Earnings (GAAP) to Operating Earnings (non-GAAP) in Appendix A.

CTD Committee Adjustments

While the companywide operations goals for both safety and customer experience were achieved, the CTD Committee chose to exercise negative discretion by lowering the score of the LD/RD component of the safety goal for all NEOs to zero points in light of an employee fatality.

Additionally, Messrs. Baine and Carr’s operational reliability goal scores were adjusted downward due to missed reliability goals; the operational reliability goal scores for Messrs. Blue, Ridge and Brown were also reduced accordingly, reflecting a blend of the reliability goal achievement for the company’s major business areas.

Final AIP Payout

The CTD Committee calculated final 2025 AIP payouts as shown below:

Name	2025 Base Salary		Target Award Percentage		Consolidated Financial Goal Score		Payout Goal Score		Final AIP Payout

Robert M. Blue	$1,300,000	x	150%	x	115%	x	93.896%	=	$2,105,618
Steven D. Ridge	822,250	x	90%	x	115%	x	93.896%	=	799,082
Carlos M. Brown	822,250	x	90%	x	115%	x	93.896%	=	799,082
Edward H. Baine	643,537	x	80%	x	115%	x	94.120%	=	557,241
Eric S. Carr	791,411	x	80%	x	115%	x	93.000%	=	677,131

Long-Term Incentive Program

Our LTIP focuses on Dominion Energy’s longer-term strategic goals and the retention of our executive officers. Each year, our NEOs receive a long-term incentive award consisting of a combination of performance-based awards (in 2025, performance share units (PSUs) and performance shares) and restricted stock. The performance-based awards are designed to encourage and reward executive officers for making decisions and investments that we believe will create and maintain long-term shareholder value and benefit our customers and communities. The restricted stock awards serve as a strong retention tool and create a focus on Dominion Energy’s stock price to further align the interests of executive officers with the interests of our shareholders, customers and communities.

2025 Long-Term Incentive Award Opportunities

		Weighting
		CEO	Other NEOs
PSUs	Three-year vesting period, subject to three performance goals: • 50% weighting: Relative TSR performance • 40% weighting: Cumulative operating EPS • 10% weighting: Non-Carbon Emitting Generation Capacity performance If earned, PSUs are settled in cash	70%	70%
Performance Shares	Three-year vesting period based on relative TSR performance If earned, performance shares are settled in common stock	30%	N/A
Restricted Stock	Three-year cliff vesting based solely on time	N/A	30%

DOMINION ENERGY | 2026 PROXY STATEMENT 47

Target Values for the 2025 LTIP Awards

The CTD Committee approves LTIP awards in January each year. In setting LTIP award levels for each NEO, the CTD Committee applies the concepts and individual factors discussed below under Individual Factors in Setting Compensation. In January 2025, the CTD Committee approved a $1,200,000 increase for Mr. Blue, a $500,000 increase for Messrs. Ridge and Brown and a $350,000 increase for Mr. Baine to further increase their at-risk compensation and continue to provide competitive pay opportunities. No changes were made to Mr. Carr’s target award. The CTD Committee also considered each officer’s leadership experience and accomplishments, as well as Dominion Energy’s overall performance in determining any adjustments to each NEO’s LTIP target awards. The 2025 LTIP target awards for each of the NEOs were as follows:

Name	2025 Target PSU Award	2025 Target Performance Share Award	2025 Restricted Stock Grant	2025 Total Target Long-Term Incentive Award

Robert M. Blue	$6,650,000	$2,850,000	$0	$9,500,000
Steven D. Ridge	1,400,000	0	600,000	2,000,000
Carlos M. Brown	1,400,000	0	600,000	2,000,000
Edward H. Baine	875,000	0	375,000	1,250,000
Eric S. Carr	980,000	0	420,000	1,400,000

48 DOMINION ENERGY | 2026 PROXY STATEMENT

2025 PSU Awards

Each PSU granted in 2025 represents the right to receive, at settlement, an amount in cash equal to the fair market value of one share of our common stock following satisfaction of the applicable vesting requirements. The performance period for the awards commenced on January 1, 2025 and will end on December 31, 2027. The PSUs were granted with a target number of units with potential payouts ranging from 0% to 200% of such target based on Dominion Energy’s three-year (2025 – 2027) TSR relative to the companies in the 2025 Compensation Peer Group (weighted 50%); Dominion Energy’s cumulative operating EPS over a three-year (2025 – 2027) period (weighted 40%); and our Non-Carbon Emitting Generation Capacity (NCGC) performance (weighted 10%) as of December 31, 2027.

Three-Year Relative TSR	Cumulative Operating EPS	Non-Carbon Emitting Generation Capacity Performance

50%	40%	10%

Three-year relative TSR is the difference between the value of a share of common stock at the beginning (the volume-weighted average price (VWAP) of the first 20 trading days of the performance period) and end (the VWAP of the last 20 trading days of the performance period) of the three-year performance period (2025 – 2027), plus dividends paid as if reinvested in stock.

Cumulative operating EPS is the sum of the company’s operating EPS for each of the fiscal years during the performance period. When setting the 2025 LTIP cumulative operating EPS goal, the CTD Committee deemed that the goal would be scored without regard to RNG 45Z tax credit income, given the persistent uncertainty and potential materiality of future final regulations.

		The NCGC performance metric measures the company’s wind, solar, nuclear and conventional hydro generation capacity as a percentage of its total generation capacity.

The three-year TSR metric was selected to focus our officers on long-term shareholder value when developing and implementing strategic plans and to reward management based on the achievement of three-year TSR levels relative to the Compensation Peer Group.

	Cumulative operating EPS was selected to reward officers for focusing on cost control and revenue enhancement. In return, this benefits our shareholders through strong stock price performance.

The NCGC performance metric was selected to ensure officers remain focused on the company’s long-term environmental and regulatory goals and to reward management as they achieve these complex emissions reduction efforts, which are expected to enhance long-term shareholder value.

For each of the PSU performance metrics, a threshold, target and maximum goal was set at the beginning of the performance period. The targets and corresponding payout scores for the 2025 PSU Awards are as follows:

	Relative TSR Performance	Cumulative Operating EPS	NCGC Performance	Goal Achievement %*

Maximum	85th or above	$11.33 or above	53% or above	200%
Target	50th**	$10.49	41% – 48%	100%
Threshold	25th	$9.44	38%	50%
Below Threshold	Below 25th	Below $9.44	Below 38%	0%

* Goal achievement is interpolated between the top and bottom of the percentages within a quartile.

** For Mr. Blue, 65th percentile achievement is required for an at-target payout.

DOMINION ENERGY | 2026 PROXY STATEMENT 49

2025 Performance Share Awards

In addition to PSUs, 30% of Mr. Blue’s 2025 LTIP award consisted of performance shares. Each performance share represents the right to receive one share of our common stock following satisfaction of the applicable vesting requirements. The performance period for the award commenced on January 1, 2025 and will end on December 31, 2027. Mr. Blue’s award was granted with a target number of shares with potential payouts ranging from 0% to 200% of such target based on Dominion Energy’s three-year (2025 – 2027) TSR relative to the companies in the 2025 Compensation Peer Group. The targets and corresponding payout scores are as follows:

	Relative TSR Achievement	Goal Achievement %*

Maximum	85th or above	200%
Target	65th	100%
Below Threshold	Below 25th	0%

* Relative TSR weighting is interpolated between the top and bottom of the percentages for scores falling between the 25th and 65th percentiles or between the 65th and 85th percentiles.

2025 Restricted Stock Grants

All NEOs, except for Mr. Blue, received a time-vested restricted stock grant in February 2025, based on the dollar value set forth above in the table under Target Values for the 2025 LTIP Awards. The number of shares awarded was determined by dividing the dollar value above by the closing price of Dominion Energy’s common stock on February 14, 2025. Each of these grants cliff vests in three years on February 1, 2028. Dividends are paid to officers during the restricted period, and they are entitled to vote the shares, prior to vesting.

2023 Performance Grants Payout

In January 2023, the CTD Committee approved performance grants for the NEOs (2023 Performance Grants), effective February 10, 2023, for the three-year performance period commencing January 1, 2023 and ending December 31, 2025. Messrs. Brown and Baine received their 2023 Performance Grants in the form of cash performance grants, and Messrs. Ridge and Carr, who had not achieved 50% of their requisite share ownership guidelines at the time of the grant, received their 2023 Performance Grant in the form of a performance-based stock award, with performance goals and other terms identical to the cash-based performance grants (except as noted below for Mr. Blue), but denominated and payable in shares of our common stock instead of cash. In addition to his cash-based performance grant, and in lieu of a restricted stock award, Mr. Blue’s 2023 LTIP award also consisted of a performance-based stock award.

In January 2026, payouts were made under the 2023 Performance Grants. The 2023 Performance Grants were based on three goals: relative TSR for the three-year period ending December 31, 2025 (weighted 50%), relative TSR for the two-year period beginning January 1, 2024 and ending December 31, 2025 (weighted 40%) (relative to the companies in the Compensation Peer Group as of the February 10, 2023 grant effective date, as adjusted for mergers and other similar events occurring during the performance period) and NCGC performance for the three-year period ending December 31, 2025 (weighted 10%). Mr. Blue’s 2023 performance-based stock award was based solely on three-year (2023 – 2025) relative TSR goals. The members of the Compensation Peer Group used to measure performance under the 2023 Performance Grants were as follows:

• Ameren Corporation • American Electric Power Company, Inc. • CenterPoint Energy, Inc. • CMS Energy Corporation • Consolidated Edison, Inc. • Duke Energy Corporation	• Edison International • Entergy Corporation • Eversource Energy • Exelon Corporation • FirstEnergy Corp. • NextEra Energy, Inc.	• NiSource Inc. • Public Service Enterprise Group Incorporated • The Southern Company • WEC Energy Group • Xcel Energy Inc.

50 DOMINION ENERGY | 2026 PROXY STATEMENT

For each of the performance metrics, a threshold, target and maximum goal was set at the beginning of the applicable performance period. The targets and corresponding payout scores were as follows:

	Three-Year Relative TSR Performance	Two-Year Relative TSR Performance	NCGC Performance	Goal Achievement %*

Maximum	85th or above	85th or above	42.8% or above	200%
Target	50th**	50th**	36.0% – 39.5%	100%
Threshold	25th	25th	33.3%	50%
Below Threshold	Below 25th	Below 25th	Below 33.3%	0%

* Goal achievement is interpolated between the top and bottom of the percentages within a quartile.

** For Mr. Blue, 65th percentile achievement is required for an at-target payout.

For each NEO other than Mr. Blue, the 2023 Performance Grants provided that regardless of the company’s three-year relative TSR performance, the following could have been earned: (i) an additional payment of 25% of the three-year relative TSR percentage if the company’s P/E ratio was at or above the 50th percentile and below the top third of the group of companies (inclusive of the company) used to measure such relative TSR performance or (ii) an additional payment of 50% of the three-year relative TSR percentage if the company’s P/E ratio was at or above the top third of the group of companies (inclusive of the company) used to measure such relative TSR performance. The CTD Committee was able to reduce or eliminate payment of the relative P/E ratio modifier in its sole discretion and the overall percentage payment under the entire performance grant could not exceed 200% of the target amount.

Actual Three-Year Relative TSR Performance (50% weighting). Actual relative TSR performance for the 2023 – 2025 period was in the 11.8th percentile, which produced a relative TSR goal achievement percentage of 0% for both Mr. Blue and our other NEOs. Dominion Energy’s P/E ratio of 16.3% for the three-year performance period was in the 17.6th percentile of the Compensation Peer Group, resulting in 0 percentage points being added to the TSR goal achievement percentage. For this purpose, P/E ratio was determined by the CTD Committee as the forward price-earnings ratio (i.e., the share price on the last day of the performance period divided by the expected EPS for the year following the end of the performance period) reported as of the last day of the performance period.

		Threshold	Target	Maximum	Goal Achievement	Goal Achievement with P/E Ratio Modifier*

Relative TSR Percentile	Actual	11.8%			0%	0%

		25th	50th	85th

* Mr. Blue’s 2023 Performance Grant did not contain the P/E ratio modifier.

Actual Two-Year Relative TSR Performance (40% weighting). Actual relative TSR performance for the 2024 – 2025 period was in the 58.8th percentile, which produced a relative TSR goal achievement percentage of 125.2% for our NEOs (excluding Mr. Blue), resulting in 50.1 percentage points being added to their TSR goal achievement percentage.

	Threshold	Target	Maximum	Goal Achievement

Relative TSR Percentile		Actual	58.8%	125.2%

	25th	50th	85th

* Mr. Blue’s relative TSR goal achievement percentage was 92.3%, due to the higher percentile achievement needed for an at-target payout, resulting in 36.9 percentage points being added to his TSR goal achievement percentage.

DOMINION ENERGY | 2026 PROXY STATEMENT 51

Actual NCGC Performance (10% weighting). The actual NCGC Percentage as of December 31, 2025 was 35.8%, which produced a final goal achievement percentage of 96.4%.

	Threshold		Target	Maximum	Goal Achievement

NCGC Performance		Actual	35.8%		96.4%

	33.3%		36.0% - 39.5%	42.8%

Based on the goal achievement, the CTD Committee approved a 46.5% payout for the 2023 Performance Grants for Mr. Blue, determined as follows:

Measure	Goal Weight %		Goal Achievement %		Payout %

3- Year Relative TSR	50%	×	0%	=	0%
2-Year Relative TSR	40%	×	92.3%	=	36.9%
NCGC Performance	10%	×	96.4%	=	9.6%
	Combined Overall Performance Score 46.5%

Name	2023 Performance Grant Target Award		Overall Performance Score		Calculated Performance Grant Payout

Robert M. Blue	$4,980,000	×	46.5%	=	$2,315,700

Based on the goal achievement, the CTD Committee approved a 59.7% payout for the 2023 Performance Grants for the NEOs (excluding Mr. Blue), determined as follows:

Measure	Goal Weight %		Goal Achievement %		Payout %

3-Year Relative TSR with P/E Ratio modifier	50%	×	0%	=	0%
2-Year Relative TSR	40%	×	125.2%	=	50.1%
NCGC Performance	10%	×	96.4%	=	9.6%
	Combined Overall Performance Score 59.7%

The resulting payout amounts for Messrs. Brown and Baine for their cash-based 2023 Performance Grants were as follows:

Name	2023 Performance Grant Target Award		Overall Performance Score		Calculated Performance Grant Payout

Carlos M. Brown	$600,000	×	59.7%	=	$358,200
Edward H. Baine	390,000	×	59.7%	=	232,830

52 DOMINION ENERGY | 2026 PROXY STATEMENT

The corresponding payouts for Messrs. Ridge and Carr’s stock-based 2023 Performance Grant were as follows:

Name	2023 Performance-Based Stock Target Award (# of Shares)		Overall Performance Score		Calculated Performance- Based Stock Award Payout (# of Shares)

Steven D. Ridge	13,605	×	59.7%	=	8,122
Eric S. Carr	16,634	×	59.7%	=	9,930

Mr. Blue’s Performance-Based Stock Payout

The three-year (2023 – 2025) relative TSR targets and corresponding payout scores for Mr. Blue’s 2023 performance-based stock award are as follows:

Relative TSR Performance Percentile Ranking	Goal Achievement %*

75th or above	125%
65th	100%
Below 25th	0%

* Relative TSR weighting is interpolated between the top and bottom of the percentages within a quartile.

Actual Three-Year Relative TSR Performance (100% weighting). Actual relative TSR performance for the 2023 – 2025 period was in the 11.8th percentile, which produced a relative TSR goal achievement percentage of 0%.

		Threshold	Target	Maximum	Goal Achievement

Relative TSR Percentile	Actual	11.8%			0%

		25th	65th	75th

The corresponding payout for Mr. Blue was as follows:

Name	2023 Performance-Based Stock Target Award (# of Shares)		Overall Performance Score		Calculated Performance- Based Stock Award Payout (# of Shares)

Robert M. Blue	55,761	×	0%	=	0

One Time Awards

In January 2025, the CTD Committee approved the issuance of cash and restricted stock awards to Messrs. Ridge, Brown and Baine, made in connection with the company’s business review, which concluded in 2024, and in recognition of their status as key contributors to Dominion Energy. Mr. Baine’s award was comprised of a cash award in the amount of $150,000 and a restricted stock award in the amount of $150,000. Messrs. Brown and Ridge’s awards were each comprised of a cash award in the amount of $150,000 and a restricted stock award in the amount of $350,000. The restricted stock awards are subject to a three-year cliff vesting period. The awards are subject to clawback provisions, including in the event of fraud, intentional misconduct and breach of confidentiality obligations. The cash awards must be repaid in full in the event of a voluntary resignation by the recipient from Dominion Energy within one year of payment.

Mr. Carr is entitled to a cash retention award in the amount of $2,500,000, plus interest, subject to his continuing employment with the company through age 55. Upon satisfaction of the service condition, the payment of the award will be deferred under the Dominion Energy, Inc. Deferred Compensation Plan (DCP) pursuant to Mr. Carr’s deferral election. If Mr. Carr’s employment terminates for any reason before he reaches age 55, he will immediately forfeit the retention award in its entirety. This retention award was offered to recruit Mr. Carr from his prior employer, where he also served as chief nuclear officer, and to encourage his continuing employment with the company.

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Employee and Executive Benefits

Benefit plans and limited perquisites compose the fourth element of our compensation program. These benefits serve as a retention tool and reward long-term employment.

Retirement Plans

All eligible non-union employees participate in a 401(k) plan that includes a company match, and, if hired prior to July 1, 2021, and unless they have elected to participate solely in our 401(k) plan, a tax-qualified defined benefit pension plan (Pension Plan). Effective July 1, 2021, we also adopted a nonqualified defined contribution plan, the DCP, to allow eligible officers to defer salary in excess of Internal Revenue Service (IRS) limits, annual bonuses and long-term incentive awards, and, effective May 10, 2023, retention awards. Officers who participate in our 401(k) plan are unable to save a proportionate amount of their eligible compensation for retirement within the plan, due to limits that the IRS imposes on qualified plans; the DCP allows the officers to bridge this gap. Officers who have deferred salary above IRS limits to the DCP receive a company match on those deferrals at the same rates and subject to the same vesting conditions as under our 401(k) plan. These matching contributions are credited to them under the DCP unless they elect to receive them as a taxable cash payment. In addition, officers whose matching contributions under our 401(k) plan are limited by the Internal Revenue Code (Code) and who do not participate in the salary deferral program under the DCP receive a taxable cash payment each year to make them whole for the company match that is lost because of these limits. Employees hired after July 1, 2021, as well as employees hired prior to that date who have elected to participate solely in our 401(k) plan, are also eligible to receive nonelective company contributions under the 401(k) plan in addition to any matching contributions. Eligible officers may receive excess nonelective contributions under the DCP to the extent their 401(k) nonelective contributions are subject to IRS limits, at the same rates and subject to the same vesting conditions as under the 401(k) plan. The company matching and nonelective contributions to the 401(k) plan and the DCP and the cash payments of company matching contributions above the Code limits for the NEOs are included in the All Other Compensation column of the Summary Compensation Table.

We also maintain two defined benefit nonqualified retirement plans for our executive officers, the Retirement Benefit Restoration Plan (BRP) and the frozen Executive Supplemental Retirement Plan (Frozen ESRP). The BRP helps us to retain executive talent by restoring benefits that cannot be paid under the Pension Plan due to Code limits. Due to these Code limits, and because a more substantial portion of total compensation for our officers is paid as incentive compensation than for other employees, the Pension Plan and 401(k) plan alone would produce a lower percentage of replacement income in retirement for officers than these plans will provide for other employees.

The Frozen ESRP provides a benefit that covers a portion (25%) of final base salary and target annual incentive compensation (determined at the earlier of a participant’s retirement or October 1, 2019) to partially make up for this gap in retirement income. Effective July 1, 2013, the Frozen ESRP was closed to any new participants. Messrs. Ridge, Brown and Carr did not become officers until after July 2013 and, therefore, do not participate in the Frozen ESRP. Effective October 1, 2019, due to variations in our officer eligibility for the plan and changing market trends, we froze future benefit accruals under the Frozen ESRP as well. Benefits under the Frozen ESRP will continue to be credited with annual cost-of-living increases as described below under Pension Benefits.

The Pension Plan, 401(k) plan, BRP and Frozen ESRP do not include long-term incentive compensation in benefit calculations and, therefore, a significant portion of the potential compensation for our officers is excluded from calculation in any retirement plan benefit. As consideration for the benefits earned under the BRP and Frozen ESRP, all officers agree to comply with confidentiality and one-year non-competition requirements set forth in the plan documents following their retirement or other termination of employment. The present value of the accumulated benefits under these retirement plans is disclosed in the Pension Benefits table and the terms of the plans are more fully explained in the narrative following that table.

For purposes of calculating benefits under the BRP, additional age and service may be earned under the terms of an officer’s Employment Continuity Agreement in the event of a change in control, as described in Change in Control under Potential Payments Upon Termination or Change in Control.

Other Benefit Programs

Our officers participate in the benefit programs available to other Dominion Energy employees. The core benefit programs generally include medical, dental and vision benefit plans, a health savings account, health and dependent care flexible spending accounts, group term life insurance, travel accident coverage, long-term disability coverage and a paid time off program.

54 DOMINION ENERGY | 2026 PROXY STATEMENT

We also maintain an executive life insurance program for certain officers, fully insured by individual policies, that provides death benefits at a fixed amount depending on an officer’s salary tier. This life insurance coverage is in addition to the group term insurance provided to all employees. The officer is the owner of the policy and the company makes premium payments until the later of 10 years from enrollment date or the date the officer attains age 64. Officers are taxed on the premiums paid by the company. The premiums for these policies are included in the All Other Compensation column of the Summary Compensation Table. The executive life insurance program was closed to new officers effective December 23, 2023.

Perquisites

We provide a limited number of perquisites for our executive officers to enable them to perform their duties and responsibilities as efficiently as possible and to minimize distractions. The CTD Committee annually reviews the perquisites to ensure they are an effective and efficient use of corporate resources. We believe the benefits we receive from offering these perquisites outweigh the costs of providing them. We offer the following perquisites to our executive officers:

•
An allowance of up to $9,500 a year to be used for health club memberships and wellness programs, comprehensive executive officer physical exams and financial and estate planning. Dominion Energy wants officers to be proactive with preventive healthcare and wants executive officers to use professional, independent financial and estate planning consultants to ensure proper tax reporting of company-provided compensation and to help officers optimize their use of Dominion Energy’s retirement and other employee benefit programs.
•
In limited circumstances, use of corporate aircraft for personal travel by executive officers. For security and other reasons, the Board has encouraged Mr. Blue to use the corporate aircraft for air travel, including personal travel. Mr. Blue’s family and guests may accompany him on any personal trips. The use of corporate aircraft for personal travel by other executive officers is limited and usually related to (i) travel with the CEO or (ii) personal travel to accommodate business demands on an executive officer’s schedule. Except for Mr. Blue, personal use of corporate aircraft is not available when there is a company need for the aircraft, unless approved by the CEO. Mr. Blue is required to reimburse the company for any incremental costs for personal travel exceeding $150,000 on the corporate aircraft. Use of corporate aircraft saves substantial time and allows us to have better access to our executive officers for business purposes.

Other than costs associated with comprehensive executive officer physical exams (which are exempt from taxation under the Code), these perquisites are fully taxable to officers. There is no tax gross-up for imputed income on perquisites, except for certain benefits provided through the company’s relocation program.

Employment Continuity Agreements

Dominion Energy has entered into Employment Continuity Agreements with all officers to ensure continuity in the event of a change in control of the company. We believe these agreements are consistent with competitive practice for our peer companies, and they protect the company in the event of an anticipated or actual change in control. In a time of transition, it is critical to protect shareholder value by retaining and continuing to motivate the company’s core management team. In a change in control situation, workloads typically increase dramatically, outside competitors are more likely to attempt to recruit top performers away from the company, and officers and other key employees may consider other opportunities when faced with uncertainties at their own company. The Employment Continuity Agreements are intended to provide security and protection to officers in such circumstances for the long-term benefit of the company and its shareholders.

In determining appropriate compensation and benefits payable upon a change in control, the company evaluated peer group and general practices and considered the levels of protection necessary to retain officers in such situations. The Employment Continuity Agreements are double-trigger, meaning they require both a change in control and a qualifying termination of employment to trigger most benefits. The specific terms of the Employment Continuity Agreements are discussed below in Potential Payments Upon Termination or Change in Control.

Other than the Employment Continuity Agreements, Dominion Energy does not have comprehensive employment agreements or severance agreements with its NEOs.

DOMINION ENERGY | 2026 PROXY STATEMENT 55

Our Process

The CTD Committee is responsible for reviewing and approving NEO compensation and our overall executive compensation program. Each year, the CTD Committee reviews a comprehensive analysis of the executive compensation program, including the elements of each NEO’s compensation, with input from senior management and the CTD Committee’s independent compensation consultant. As part of its assessment, the CTD Committee reviews the performance of the CEO and other executive officers, reviews succession planning for the company’s senior officers, reviews executive officer share ownership guidelines and compliance and establishes compensation programs designed to achieve Dominion Energy’s objectives.

REVIEW	EVALUATE	APPROVE
CTD Committee annually reviews NEO and overall executive compensation programs with input and assistance from senior management and an independent compensation consultant

CTD Committee evaluates the performance of
the CEO and other executive officers, annually
reviews succession planning for senior
executives and reviews executive share
ownership guidelines and compliance

CTD Committee approves compensation programs designed to achieve Dominion Energy’s objectives

The CTD Committee evaluates each NEO’s base salary, total cash compensation (base salary plus target AIP award) and total direct compensation (base salary plus target AIP award and target LTIP award) against data from our Compensation Peer Group. To ensure the compensation levels are appropriately competitive and consistent with the company’s overall strategy, the CTD Committee considers the peer data together with the considerations described under Individual Factors in Setting Compensation. Additionally, the CTD Committee reviews general market survey data for each position as part of the review process. Neither the peer comparison nor the individual factors are assigned any specific weighting. As part of its analysis, the CTD Committee also considers Dominion Energy’s progress on our commitment to Net Zero, Dominion Energy’s size, including market capitalization and complexity compared to the companies in our Compensation Peer Group, as well as the tenure of the NEO as compared to executive officers in a similar position in a Compensation Peer Group company.

Individual Factors in Setting Compensation

In addition to Dominion Energy’s goals and performance, the CTD Committee considers several factors when setting compensation opportunities for each NEO, including:

Performance Job and leadership performance	Job Responsibilities Scope, complexity and significance of job responsibilities	Internal Pay Equity Internal pay equity, such as relative importance of a position or an individual officer to Dominion Energy’s strategy and success
Experience Experience, background and tenure	Retention Retention and market competitive concerns	Succession Planning The executive officer’s role in any succession plan for other key positions

The Compensation Peer Group

The CTD Committee uses the Compensation Peer Group to assess the competitiveness of the compensation of our NEOs. This same group is used to evaluate the relative TSR performance of the company for purposes of our 2025 Performance Grants.

In the fall of each year, with input and advice from its independent consultant, the CTD Committee reviews and approves the Compensation Peer Group. In selecting the Compensation Peer Group, we identify companies in our industry that compete for executive talent and investment capital and have similar business models and strategic focus. We screen this group based on size and usually eliminate companies that fall outside of a reasonable size range as compared to Dominion Energy in revenues, assets or market capitalization.

56 DOMINION ENERGY | 2026 PROXY STATEMENT

Dominion Energy’s 2025 Compensation Peer Group was composed of the following companies and is unchanged from 2024:

• Ameren Corporation • American Electric Power Company, Inc. • CenterPoint Energy, Inc. • CMS Energy Corporation • Consolidated Edison, Inc. • DTE Energy Company	• Duke Energy Corporation • Edison International • Entergy Corporation • Eversource Energy • Exelon Corporation • FirstEnergy Corp.	• NextEra Energy, Inc. • Public Service Enterprise Group Incorporated • The Southern Company • WEC Energy Group • Xcel Energy Inc.

The CTD Committee and management use the Compensation Peer Group to: (i) compare Dominion Energy’s stock and financial performance against these peers using a number of different metrics and time periods to evaluate how we are performing; (ii) analyze compensation practices within our industry; (iii) evaluate peer company practices and determine peer ranges for base pay, annual incentive pay, long-term incentive pay and total direct compensation, both generally and for specific positions; and (iv) compare our benefits and perquisites. In setting the levels for base pay, annual incentive pay, long-term incentive pay and total direct compensation, the CTD Committee also takes into consideration Dominion Energy’s size compared with the median of the Compensation Peer Group and the complexity of its business. As compared to the Compensation Peer Group, as of December 31, 2025, Dominion Energy ranked fifth in market capitalization, fifth in assets and eighth in revenues, as reported by Bloomberg.

For purposes of the 2025 Performance-Based Awards, the comparison companies may be adjusted during the performance period as follows: (i) in the event of a merger, acquisition or business combination of a comparison company with or by another comparison company, the surviving entity will remain and the non-surviving entity will cease to be a comparison company (provided that the latter will be retroactively reinstated as a comparison company if the proposed transaction is subsequently terminated before the relative TSR performance is calculated); (ii) in the event it is publicly announced that a comparison company will be acquired by an entity that is not a comparison company, or in the event a “going private transaction” is publicly announced where the comparison company will not be the surviving entity or will otherwise no longer be publicly traded, the company will cease to be a comparison company (provided that the company will be retroactively reinstated as a comparison company if the proposed transaction is subsequently terminated before the relative TSR performance is calculated); (iii) in the event of a spinoff, divestiture or sale of a substantial portion of assets of a comparison company, the company will no longer be a comparison company if such company’s reported revenue (in its GAAP accounts) for the four most recently reported quarters ending on or before the last day of the performance period falls below 40% of the company’s reported revenue (in its GAAP accounts) for the four most recently reported quarters ending on or before the last day of the performance period; and (iv) in the event of a bankruptcy of a comparison company, such company will remain a comparison company and its stock price will continue to be tracked for purposes of relative TSR performance. If such company liquidates, it will remain a comparison company and its stock price will be reduced to zero for the remaining performance period.

Survey and Other Data

Survey compensation data and information on local companies with whom we compete for talent and other companies with market capitalization comparable to Dominion Energy are used only to provide a general understanding of compensation practices and trends, not as benchmarks for compensation decisions. The CTD Committee considers individual and company-specific factors, including internal pay equity, along with data from the Compensation Peer Group, in establishing compensation opportunities. The CTD Committee believes this reflects Dominion Energy’s specific needs in its distinct competitive market and with respect to its size and complexity versus its peers.

DOMINION ENERGY | 2026 PROXY STATEMENT 57

CEO Compensation Relative to Other NEOs

Our CEO generally participates in the same compensation programs and receives compensation based on the same philosophy and factors as the other NEOs. Application of the same philosophy and factors to the CEO’s position results in overall CEO compensation that is higher than the compensation of the other NEOs. The CEO’s compensation is commensurate with his greater responsibilities and decision-making authority, broader scope of duties encompassing the entirety of the company (as compared to the other NEOs who are responsible for significant but distinct areas within the company) and his overall responsibility for corporate strategy. The CEO’s compensation also reflects his role as our principal corporate representative to investors, customers, regulators, analysts, legislators, the industry, the communities in which we operate and the media.

We consider CEO compensation trends as compared to the next highest-paid officer, as well as to our executive officers as a group, over a multi-year period to monitor the ratio of the CEO’s pay relative to the pay of other executive officers. The CTD Committee did not make any adjustments to the compensation of any NEOs based on this review for 2025.

Our Compensation Practices and Policies

Annual Compensation Risk Review

Dominion Energy’s management, including Dominion Energy’s senior risk officer and other executive officers, annually reviews the overall structure of the company’s executive compensation program and policies to ensure that they are consistent with effective management of key enterprise risks and that they do not encourage executive officers to take unnecessary or excessive risks that could threaten the value of the enterprise. With respect to the programs and policies that apply to our NEOs, this review includes analysis of:

•
How different elements of our compensation programs may increase or mitigate risk-taking;
•
Performance metrics used for short-term and long-term incentive programs and the relation of such incentives to the objectives of the company;
•
Whether the performance measurement periods for short-term and long-term incentive compensation are appropriate; and
•
The overall structure of compensation programs as related to business risks.

Among the factors considered in management’s assessment are: (i) the balance of our overall program design, including the mix of cash and equity compensation; (ii) the mix of fixed and variable compensation; (iii) the balance of short-term and long-term objectives of our incentive compensation; (iv) the performance metrics, performance targets, threshold performance requirements and capped payouts related to our incentive compensation; (v) our clawback provisions on incentive compensation; (vi) our share ownership guidelines, including share ownership levels, retention practices and prohibitions on hedging, pledging and other derivative transactions related to Dominion Energy common stock; (vii) the CTD Committee’s ability to exercise negative discretion to reduce the amount of the annual and long-term incentive awards; and (viii) internal controls and oversight structures in place at Dominion Energy.

Based on management’s review, the CTD Committee believes the company’s well-balanced mix of salary and short-term and long-term incentives, as well as the performance metrics that are included in the incentive programs, are appropriate, consistent with the company’s risk management practices and overall strategies, and do not encourage our executive officers, including the NEOs, to take unnecessary or excessive risks.

Share Ownership Guidelines

We require executive officers to own and retain significant amounts of Dominion Energy common stock to align their interests with those of our shareholders by promoting a long-term focus through share ownership. The guidelines ensure that management maintains a personal stake in the company through significant equity investment in the company.

Targeted ownership levels are the following values:

Position	Value of Shares

Chair, President and Chief Executive Officer	6 x salary
Executive Vice President – Dominion Energy	4 x salary
President – Dominion Energy Subsidiaries	3 x salary
Senior Vice President – Dominion Energy & Subsidiaries	3 x salary
Vice President – Dominion Energy & Subsidiaries	2 x salary

58 DOMINION ENERGY | 2026 PROXY STATEMENT

The levels of ownership reflect the increasing level of responsibility for each officer’s position. Shares owned by an officer and their immediate family members, shares held under company benefit plans and unvested time-based restricted stock count toward the ownership targets. Performance-based stock and shares underlying stock options do not count toward the ownership targets until the shares vest or the options are exercised.

Until an officer meets their ownership target, an officer must retain all after-tax shares from the vesting of restricted stock and performance-based stock awards. We refer to shares held by an officer that are more than 15% above their ownership target as qualifying excess shares. Unvested time-based restricted stock is excluded from the officer’s share ownership balance when determining qualifying excess shares. An officer may sell, gift or transfer qualifying excess shares at any time, subject to insider-trading rules and other policy provisions, if the sale, gift or transfer does not cause an executive officer to fall below their ownership target.

To encourage officers to meet their share ownership guidelines and facilitate their ownership of company stock, the company offers an Executive Stock Purchase Tool Kit program (Tool Kit) to any officer who is subject to share ownership guidelines and is not currently in compliance with their guidelines because of new hire, promotion or any other reason. The Tool Kit provides eligible officers with an opportunity to purchase shares of company stock at a discount, either by electing to exchange a portion (up to 100%) of the officer’s AIP payout for shares of company stock or by purchasing shares through Dominion Energy Direct®. An officer who elects to participate in the Tool Kit receives an additional payment equal to 25% of the amount they have elected to invest in shares of company stock. The additional payment, net of applicable taxes, is also paid or required to be invested in shares of company stock. Tool Kit shares are issued under the company’s 2024 Incentive Compensation Plan.

The CTD Committee annually reviews the share ownership guidelines and monitors compliance by executive officers, both individually and by the officer group as a whole.

Anti-Hedging & Pledging Policy

We prohibit our directors, officers and employees and their designees from purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) or otherwise engaging in transactions that hedge or offset, or that are designed to hedge or offset, any decrease in the market value of shares of our common stock or other equity securities, granted to them as compensation or otherwise held, directly or indirectly, by them. Our directors and officers are also prohibited from using margin accounts and pledging shares as collateral.

Recovery of Incentive Compensation

Effective October 2, 2023, Dominion Energy implemented its Policy for Recovery of Previously Awarded Compensation (the Clawback Policy), which is intended to comply with the provisions of Exchange Act Section 10D, Exchange Act Rule 10D-1 and Section 303A.14 of the NYSE Listed Company Manual, which requires companies to adopt a formal policy outlining the recovery of incentive-based compensation in the event of certain accounting restatements. The Board has delegated the administration of the Clawback Policy to the CTD Committee which has full and final authority to make all determinations under the Clawback Policy.

The Clawback Policy applies to all incentive-based compensation received by our executive officers after the effective date of the policy. In the event of a triggering accounting restatement, the CTD Committee is tasked with recovering in a reasonably prompt timeframe all incentive-based compensation received by a covered executive officer during the applicable recovery period in excess of the compensation that would have been received had the compensation been determined using the restated amounts.

Additionally, Dominion Energy’s Corporate Governance Guidelines authorize the Board to seek recovery of cash and equity performance-based compensation paid to officers who are found to be personally responsible for fraud or intentional misconduct that causes a restatement of financial results filed with the SEC. Our AIP and LTIP grant documents include a broader clawback provision that authorizes the CTD Committee, in its discretion and based on facts and circumstances, to recoup AIP and LTIP grant payouts from any employee whose fraudulent or intentional misconduct: (i) directly causes or partially causes the need for a restatement of a financial statement; or (ii) relates to or materially affects the company’s operations or the employee’s duties at the company. The company reserves the right to recover a payout by seeking repayment from the employee by reducing the amount that would otherwise be payable to the employee under another company benefit plan or compensation program to the extent permitted by applicable law, by withholding future incentive compensation, or any combination of these actions.

All clawback provisions are in addition to, and not in lieu of, other actions the company may take to remedy or discipline misconduct, including termination of employment or a legal action for breach of fiduciary duty, and any actions imposed by law enforcement agencies.

DOMINION ENERGY | 2026 PROXY STATEMENT 59

As described in the company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025, during the second quarter of 2025, the company and Dominion Energy Virginia identified misstatements in their previously issued consolidated financial statements related to income taxes associated with investments held within their qualified nuclear decommissioning trusts. The company and Dominion Energy Virginia assessed the impacts of the misstatements from both quantitative and qualitative perspectives and determined that the related impacts were not material to any of their previously issued consolidated financial statements. However, as a result of the misstatements, the company and Dominion Energy Virginia revised their previously issued consolidated financial statements. As required by the Clawback Policy, the CTD Committee conducted an analysis of the accounting restatement during the applicable recovery period.

The CTD Committee determined that the restatement did not result in any erroneously awarded compensation to be recovered pursuant to the Clawback Policy. This determination was based primarily on the fact that the relevant financial reporting measures were not impacted by the restatement. As part of its analysis, the CTD Committee reasonably estimated that the restatement did not impact the company’s stock price, which is a component of one of the financial reporting measures (relative P/E ratio) applicable to a portion of the incentive-based compensation received by covered officers during the applicable recovery period.

Tax Deductibility of Compensation

Section 162(m) of the Code generally disallows a deduction for annual compensation in excess of $1 million that we pay to our CEO, CFO, our next three most highly compensated officers and any other individual who has served as one of our covered executive officers after 2016. Compensation decisions for our NEOs are driven by market competitiveness and the other factors described above in this CD&A and the CTD Committee approves non-deductible compensation whenever it believes that corporate objectives justify the cost of being unable to deduct such compensation.

Accounting for Stock-Based Compensation

We measure and recognize compensation expense in accordance with the Financial Accounting Standards Board (FASB) guidance for stock-based payments, which requires that compensation expense relating to stock-based payment transactions be recognized in the financial statements based on the fair value of the equity or liability instruments issued. The CTD Committee considers the accounting treatment of equity and performance-based compensation when approving awards.

Timing of Certain Equity Grants

The CTD Committee and management do not take material nonpublic information into account when determining the timing and terms of equity awards, and we do not time the disclosure of material nonpublic information for the purpose of affecting the value of equity awards. Our executive compensation program does not currently include grants of stock options, stock appreciation rights or similar option-like instruments and none are outstanding.

Compensation and Talent Development Committee Report

The CTD Committee is responsible for the oversight of Dominion Energy’s compensation programs and compensation of Dominion Energy’s executives per the CTD Committee’s charter. In preparation for filing this Proxy Statement, the CTD Committee reviewed and discussed the preceding Compensation Discussion and Analysis with management. Based on this review and discussion, we recommended to the Board of Directors that the CD&A be included in this Proxy Statement and incorporated by reference into Dominion Energy’s 2025 Annual Report on Form 10-K.

Robert H. Spilman, Jr., Chair

Mark J. Kington

Joseph M. Rigby

Susan N. Story

60 DOMINION ENERGY | 2026 PROXY STATEMENT

Executive Compensation Tables

Summary Compensation Table – An Overview

The Summary Compensation Table provides information in accordance with SEC requirements regarding compensation earned by our NEOs, stock awards made to our NEOs, as well as amounts accrued or accumulated during years reported with respect to retirement plans and other items. The NEOs include our CEO, our CFO and our three other most highly compensated officers who are deemed to be executive officers by our Board pursuant to SEC rules other than our CEO and CFO.

The following highlights some of the disclosures contained in this table.

•
Salary. The amounts in this column are the base salaries earned by the NEOs for the years indicated.
•
Bonus. The amounts in this column reflect certain one-time cash bonus payments made in connection with the company’s business review, which concluded in 2024.
•
Stock Awards. The amounts in this column reflect the grant date fair value of the stock awards for accounting purposes for the respective year. Stock awards are reported in the year in which the awards are granted regardless of when or if the awards vest.
•
Non-Equity Incentive Plan Compensation. This column includes amounts earned under two performance-based programs: the AIP and cash-based performance grant awards under our LTIP. These performance programs are based on performance criteria established by the CTD Committee, with actual performance scored at the end of the performance period.
•
Change in Pension Value and Nonqualified Deferred Compensation Earnings. This column shows any year-over-year increases in the annual accrual of pension and supplemental retirement benefits for our NEOs. These are accruals for future benefits under the terms of our retirement plans and are not actual payments made during the year to our NEOs. The amounts disclosed reflect the annual change in the actuarial present value of benefits under defined benefit plans sponsored by the company, which include the company’s tax-qualified pension plan and the nonqualified plans described in the narrative following the Pension Benefits table. The annual change equals the difference in the accumulated amount for the current fiscal year and the accumulated amount for the prior fiscal year, generally using the same actuarial assumptions used for the company’s audited financial statements for the applicable fiscal year. Accrued benefit calculations are based on assumptions that the NEOs would retire at the earliest age at which they are projected to become eligible for full, unreduced pension benefits (including the effect of future service for eligibility purposes), instead of their unreduced retirement age based on current years of service. The application of these assumptions results in a greater increase in the accumulated amount of pension benefits for certain NEOs than would result without the application of these assumptions. This method of calculation does not increase actual benefits payable at retirement but only how much of that benefit is allocated to the increase during the years presented in the Summary Compensation Table. Please refer to the footnotes to the Pension Benefits table and the narrative following that table for additional information related to actuarial assumptions used to calculate pension benefits.
•
All Other Compensation. The amounts in this column disclose compensation that is not classified as compensation reportable in another column, including perquisites and benefits with an aggregate value of at least $10,000, the value of company-paid life insurance premiums, company matching contributions to an NEO’s 401(k) plan or DCP account, payments under the company’s Tool Kit and (for NEOs who do not participate in the DCP) company matching contributions paid directly to the NEO that would be credited to the 401(k) plan account if Code contribution limits did not apply.
•
SEC Total. The number in this column provides a single figure that represents the total compensation either earned by each NEO for the years indicated or accrued benefits payable in later years and required to be disclosed by SEC rules in this table. It does not reflect actual compensation paid to the NEO during the year but is the sum of the dollar values of each type of compensation quantified in the other columns in accordance with SEC rules.
•
Realized Pay. In 2024, we transitioned the performance-based portion of our LTIP from cash-denominated performance grants to PSUs. Under SEC rules, our Summary Compensation Table is required to include the value of performance grants in the year of payment and the value of PSUs in the year of grant. Accordingly, our SEC Total amounts for 2025 include the values of both the 2023 performance grants paid in 2025 and the PSUs granted in 2025, and our SEC Total amounts for 2024 include the values of both the 2022 performance grants paid in 2024 and the PSUs granted in 2024. To facilitate a better understanding of our compensation practices during this transition, we include a supplemental Realized Pay (Non-SEC Total) column to our Summary Compensation Table, which we believe will allow a more meaningful year-over-year comparison of total compensation under these circumstances where we have ceased offering cash-denominated performance grants in favor of PSUs. This column is not a substitute for the amounts reported under the SEC Total column and we expect to discontinue it next year when all performance grants have been paid.

DOMINION ENERGY | 2026 PROXY STATEMENT 61

Summary Compensation Table

The following table presents information concerning compensation paid or earned by our NEOs for the years ended December 31, 2025, 2024 and 2023 as well as the grant date fair value of stock awards and changes in pension value.

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	Non-Equity Incentive Plan Compensation(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4)	All Other Compensation(5)	SEC Total	Realized Pay (Non-SEC Total)(6)

Robert M. Blue	2025	$1,287,500	$0	$9,309,830	$4,421,318	$818,742	$200,460	$16,037,850	$9,089,038
Chair, President and	2024	1,225,000		8,526,987	2,189,990	795,805	166,843	12,904,625	6,510,494
Chief Executive Officer	2023	1,225,000		2,084,904	1,528,800	1,250,219	189,912	6,278,835	5,988,985

Steven D. Ridge	2025	809,792	150,000	2,425,725	799,082	1,405	134,418	4,320,422	2,095,573
Executive Vice President	2024	747,500		1,713,871	740,025	3,242	102,508	3,307,146	1,810,170
and Chief Financial Officer	2023	641,667		1,033,958	436,800	3,621	204,776	2,320,822	1,485,595

Carlos M. Brown	2025	809,792	150,000	2,425,725	1,157,282	442,802	65,115	5,050,716	2,838,345
Executive Vice President,	2024	747,500		1,713,871	779,625	240,514	54,191	3,535,701	2,117,090
Chief Administrative and	2023	641,748		400,049	436,800	367,930	39,987	1,886,514	1,744,832
Projects Officer and
Corporate Secretary

Edward H. Baine	2025	643,537	150,000	1,447,342	790,071	600,978	40,941	3,672,869	2,367,782
Executive Vice President -	2024	576,170		1,028,311	476,876	344,914	37,143	2,463,414	1,599,183
Utility Operations and	2023	528,852		260,011	485,403	600,260	38,583	1,913,109	1,810,469
President - Dominion
Energy Virginia

Eric S. Carr	2025	791,411	0	1,453,013	677,131	0	82,042	3,003,597	2,105,040
Chief Nuclear Officer and
President - Nuclear Operations
Contracted Energy

(1)
The amounts in this column represent a one-time cash bonus payment of $150,000 each to Messrs. Ridge, Brown and Baine in connection with their contributions to the company’s business review, which concluded in 2024.
(2)
The amounts in this column reflect the grant date fair value of stock and stock-based awards for the respective year of grant in accordance with FASB guidance for share-based payments. Dominion Energy did not grant any stock options in any of the years shown in the table. See also Note 20 to the Consolidated Financial Statements in Dominion Energy’s 2025 Annual Report on Form 10-K for more information on the valuation of stock-based awards, the Grants of Plan-Based Awards table for PSUs, performance shares and restricted stock awards granted in 2025, and the Outstanding Equity Awards at Fiscal Year-End table for a listing of all outstanding equity and equity-based awards as of December 31, 2025. For Mr. Blue, the awards granted in 2025 consisted of PSUs and performance shares valued at the grant date fair value based on the probable outcome of the performance conditions as of the grant date. For our other NEOs, the awards granted in 2025 consisted of restricted stock and PSUs. The PSUs for Messrs. Ridge, Brown, Baine and Carr were valued at the grant date fair value based on the probable outcome of the performance conditions as of the grant date. Were these awards paid out at the maximum potential payout levels based on the highest possible achievement of the performance goals, the amounts reported in this column would have each included an additional amount as follows: Mr. Blue: $7,552,743; Mr. Ridge: $1,324,432; Mr. Brown: $1,324,432; Mr. Baine: $827,790; and Mr. Carr: $927,129.
(3)
The 2025 amounts in this column include the payout under Dominion Energy’s 2025 AIP for each of the NEOs and under the 2023 Performance Grants for each of the NEOs other than Messrs. Ridge and Carr, who received their 2023 Performance Grants in the form of performance-based stock. The 2025 AIP payout amounts were as follows: Mr. Blue: $2,105,618; Mr. Ridge: $799,082; Mr. Brown: $799,082; Mr. Baine: $557,241; and Mr. Carr: $677,131. See CD&A for additional information on the 2025 AIP and the Grants of Plan-Based Awards table for the range of each NEO’s potential award under the 2025 AIP. The 2023 Performance Grant payout amounts were as follows: Mr. Blue: $2,315,700; Mr. Brown: $358,200; and Mr. Baine: $232,830. See 2023 Performance Grants Payout in the CD&A for additional information on the 2023 Performance Grants. The 2024 amounts reflect both the 2024 AIP and the 2022 performance grant payouts, and the 2023 amounts reflect both the 2023 AIP and 2021 performance grant payouts.
(4)
All amounts in this column represent the aggregate change in the actuarial present value of the NEO’s accumulated benefit under our qualified Pension Plan and nonqualified executive retirement plans. There are no above-market earnings on nonqualified deferred compensation plans. These accruals are not directly in relation to final payout potential and can vary significantly year-over-year based on (i) promotions and corresponding changes in salary; (ii) other one-time adjustments to salary or incentive target for market or other reasons; (iii) actual age versus predicted age at retirement; (iv) the discount rate used to determine the present value of a benefit; and (v) other relevant factors. Reductions in the actuarial present value of an NEO’s accumulated pension benefits are reported as $0. Mr. Ridge participated in the “cash balance” formula until May 1, 2022, when he elected to participate solely in the 401(k) plan. Mr. Carr also participates solely in the 401(k) plan as he was hired after the Pension Plan was frozen in 2021. Each of the other NEOs participates in the “final average earnings” pension formula. For participants in the “final average earnings” formula, a change in the discount rate can be a significant factor in the change reported in this column. A decrease in the discount rate results in an increase in the present value of the accumulated benefit without any increase in the benefits payable to the NEO at retirement and an increase in the discount rate has the opposite effect. The discount rate used in determining the present value of the accumulated benefit decreased from 5.87% used as of December 31, 2024 to a discount rate of 5.69% used as of December 31, 2025. The increase in present value attributed solely to the change in discount rate was as follows: Mr. Blue: $108,042; Mr. Ridge: $95; Mr. Brown: $57,120; and Mr. Baine: $87,356.

62 DOMINION ENERGY | 2026 PROXY STATEMENT

(5)
All Other Compensation amounts for 2025 are as follows:

Name	Executive Perquisites(a)	Life Insurance Premiums	401(k) Plan Match / Nonelective(b)	Company Match Above IRS Limits(c)	Tool Kit Bonus Exchange Amount(d)	Total All Other Compensation

Robert M. Blue	$76,965	$75,619	$10,188	$37,688	$0	$200,460
Steven D. Ridge	9,500	16,459	35,000	45,980	27,479	134,418
Carlos M. Brown	21,356	19,865	10,099	13,794	0	65,114
Edward H. Baine	7,514	7,686	14,000	11,741	0	40,941
Eric S. Carr	8,350	10,380	28,000	35,312	0	82,042

(a)
Unless noted, the amounts in this column for all NEOs are composed of the financial planning and health and wellness allowance. For Messrs. Blue and Brown, the amounts in this column also include personal use of the corporate aircraft. The value of the personal use of the aircraft for Messrs. Blue and Brown during 2025 was $76,965 and $11,856, respectively. For personal flights, all direct operating costs are included in calculating aggregate incremental cost. Direct operating costs include the following: fuel, airport fees, catering, ground transportation and crew expenses (any food, lodging and other costs). The fixed costs of owning the aircraft and employing the crew are not taken into consideration, as approximately 98% of the use of the corporate aircraft is for business purposes.
(b)
Employees hired before 2008 (including Messrs. Blue, Brown, and Baine) who contribute to the 401(k) plan receive a matching contribution of 50 cents for each dollar contributed up to 6% of compensation (subject to IRS limits) for employees who have fewer than 20 years of service, and 67 cents for each dollar contributed up to 6% of compensation (subject to IRS limits) for employees who have 20 or more years of service. Employees hired after 2008 and prior to July 1, 2021 who contribute to the 401(k) plan receive a matching contribution of one dollar for each dollar contributed, up to 4% of compensation (subject to IRS limits) for employees who have fewer than 5 years of service, up to 5% of compensation (subject to IRS limits) for employees who have 5 to 15 years of service, up to 6% of compensation (subject to IRS limits) for employees who have 15 to 25 years of service, and up to 7% of compensation (subject to IRS limits) for employees who have more than 25 years of service. Employees hired on and after July 1, 2021 (including Mr. Carr), as well as eligible employees hired before July 1, 2021 who have elected to participate solely in the 401(k) plan (including Mr. Ridge), receive a matching contribution of one dollar for each dollar contributed, up to 4% of compensation (subject to IRS limits) for employees who have fewer than 5 years of service and up to 5% of compensation (subject to IRS limits) for employees who have 5 or more years of service as well as a nonelective company contribution of 4% of compensation (subject to IRS limits) for employees who have fewer than 5 years of service and 5% of compensation for employees who have 5 or more years of service. NEOs who elect to defer salary in excess of IRS limits to the DCP receive matching contributions on such deferrals under the DCP at the same rate and subject to the same vesting schedule as under the company’s 401(k) plans, which is either credited to their DCP account or (if elected by the executive) paid to them in cash. For Messrs. Ridge and Carr, nonelective company contributions to the 401(k) plan in excess of IRS limits are also credited to the DCP.
(c)
Represents each payment of lost 401(k) plan matching contribution due to IRS limits for NEOs who do not participate in the DCP. For Messrs. Ridge and Carr, this also represents a nonelective company contribution to the 401(k) plan in excess of IRS limits credited to the DCP. For Mr. Baine, this amount represents the 401(k) plan matching contribution credited to his DCP account on his excess deferrals.
(d)
Represents the additional payment Mr. Ridge received in 2025 under the Tool Kit in connection with his election to purchase $109,914 in shares of our common stock. This payment is equal to 25% of the principal investment amount and the net after-tax proceeds were used to purchase additional shares of our common stock.

(6) The Realized Pay (Non-SEC Total) column represents: (1) total compensation, as determined under applicable SEC rules and disclosed under the SEC Total column, minus (2) the aggregate grant date fair value of equity awards (as reflected in the Stock Awards column), plus (3) the value realized during the year from the vesting of restricted stock and any applicable performance shares before payment of any applicable withholding taxes.

This column is not a substitute for the amounts reported under the SEC Total column. For more information on Realized Pay, see “Realized Pay” in Summary Compensation Table – An Overview above.

DOMINION ENERGY | 2026 PROXY STATEMENT 63

Grants of Plan-Based Awards

The following table provides information about stock awards and non-equity incentive awards granted to our NEOs during the year ended December 31, 2025.

		Grant	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock	Grant Date Fair Value of Stock and Options
Name	Grant Date(1)	Approval Date(1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units (#)	Award(1)(4) ($)

Robert M. Blue
2025 Annual Incentive Plan(2)			$0	$1,950,000	$3,900,000
2025 PSUs(3)(5)	2/14/2025	2/12/2025				0	119,626	239,252		$6,656,659
2025 Performance Shares(3)(6)	2/14/2025	1/24/2025				0	51,269	102,538		2,653,171
Steven D. Ridge
2025 Annual Incentive Plan(2)			0	740,025	1,480,050
2025 PSUs(3)	2/14/2025	2/12/2025				0	25,185	50,370		1,475,636
2025 Restricted Stock Grant(4)	2/14/2025	1/24/2025							6,297	350,050
2025 Restricted Stock Grant(7)	2/14/2025	1/24/2025							10,794	600,038
Carlos M. Brown
2025 Annual Incentive Plan(2)			0	740,025	1,480,050
2025 PSUs(3)	2/14/2025	2/12/2025				0	25,185	50,370		1,475,636
2025 Restricted Stock Grant(4)	2/14/2025	1/24/2025							6,297	350,050
2025 Restricted Stock Grant(7)	2/14/2025	1/24/2025							10,794	600,038
Edward H. Baine
2025 Annual Incentive Plan(2)			0	514,830	1,029,660
2025 PSUs(3)	2/14/2025	2/12/2025				0	15,741	31,482		922,294
2025 Restricted Stock Grant(4)	2/14/2025	1/24/2025							2,699	150,037
2025 Restricted Stock Grant(7)	2/14/2025	1/24/2025							6,746	375,010
Eric S. Carr
2025 Annual Incentive Plan(2)			0	633,129	1,266,258
2025 PSUs(3)	2/14/2025	2/12/2025				0	17,630	35,260		1,032,974
2025 Restricted Stock Grant(4)	2/14/2025	1/24/2025							7,556	420,038

(1)
On January 24, 2025, the CTD Committee approved the 2025 long-term incentive compensation awards for our officers, including our NEOs, which consisted of PSUs, performance shares and restricted stock. The awards were granted on February 14, 2025. Under the 2024 Incentive Compensation Plan, fair market value is defined as the closing price of Dominion Energy common stock on the date of grant or, if that day is not a trading day, on the most recent trading day immediately preceding the date of grant. The fair market value for the February 14, 2025, restricted stock grant was $55.59 per share, which was Dominion Energy’s closing stock price on the grant date.
(2)
Amounts represent the range of potential payouts under the 2025 AIP. Actual amounts paid under the 2025 AIP are found in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. Under our AIP, officers are eligible for an annual performance-based award. The CTD Committee establishes target awards for each NEO based on their salary level and expressed as a percentage of the individual NEO’s base salary. The target award is the amount of cash that will be paid if the plan is fully funded and payout goals are achieved. For the 2025 AIP, funding was based on the achievement of consolidated operating earnings goals with the maximum funding capped at 200%, as explained under the Annual Incentive Plan section of the CD&A.
(3)
Payouts on the PSUs can range from 0% to 200% of the target award, and will be settled in cash by March 15, 2028, depending on the achievement of performance goals for the three-year period ending December 31, 2027. For additional information, see the Long-Term Incentive Program section of the CD&A.

The PSUs are forfeited in their entirety if an officer voluntarily terminates employment or is terminated with cause before the vesting date. The PSUs have prorated vesting for retirement, termination without cause, death or disability. In the case of retirement, prorated vesting will not occur if the CEO (or, for the CEO, the CTD Committee) determines the officer’s retirement is detrimental to the company. Payout for an officer who retires or whose employment is terminated without cause is made following the end of the performance period so that the officer is rewarded only to the extent the performance goals are achieved. In the case of death or disability, payout is made as soon as possible to facilitate the administration of the officer’s estate or financial planning. The payout amount will be the greater of the officer’s target award or an amount based on the predicted performance used for compensation cost disclosure purposes in Dominion Energy’s financial statements.

In the event of a change in control and if within two years an officer’s employment is terminated, or constructively terminated by the successor entity following the change in control date but before the scheduled vesting date, the PSUs are vested in their entirety and payout of the PSUs will occur as soon as administratively feasible following the termination of employment at an amount that is the greater of an officer’s target award or an amount based on the predicted performance used for compensation cost disclosure purposes in Dominion Energy’s financial statements. For additional information on the PSUs, see the 2025 PSU Awards section of the CD&A.

(4)
The restricted stock grant is forfeited in its entirety if an officer voluntarily terminates employment or is terminated with cause before the vesting date. The 2025 restricted stock grant fully vests on February 1, 2028. The restricted stock grant provides for prorated vesting if an officer retires, dies, becomes disabled, is terminated without cause or if there is a change in control. In the case of retirement, prorated vesting will not occur if the CEO (or for the CEO, the CTD Committee) determines the officer’s retirement is detrimental to the company. In the event of a change in control, prorated vesting is provided as of the change in control date, and full vesting if an officer’s employment is terminated, or constructively terminated by the successor entity following the change in control date but before the scheduled vesting date. Dividends on the restricted shares are paid during the restricted period at the same rate declared by Dominion Energy for all shareholders.

64 DOMINION ENERGY | 2026 PROXY STATEMENT

(5)
Mr. Blue’s 2025 PSUs have the same performance goals and other terms and conditions as the 2025 PSUs described in footnote 3 above with an increased relative TSR performance necessary for an at-target payout at the 65th percentile, thereby aligning with the performance required for an at-target payout under the award of performance shares.
(6)
Mr. Blue’s 2025 performance shares have the same terms and conditions as the 2025 PSUs described in footnote 3 above but are subject to a single performance goal of relative TSR performance over a three-year period, with relative TSR performance at the 65th percentile required for an at-target payout and with payouts ranging from 0% and 200% of target. The grant-date value of performance-based stock awards is based on the probable outcome of the performance conditions as of the grant date.
(7)
Messrs. Ridge, Brown and Baine each received a one-time restricted stock award in connection with their contributions to the company’s business review, which concluded in 2024. These one-time restricted stock awards are scheduled to vest on February 1, 2028, subject to the officer’s continued employment through the vesting date.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes equity awards made to NEOs that were outstanding as of December 31, 2025. There were no unexercised or unexercisable option awards outstanding for any of our NEOs as of December 31, 2025.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Performance-Based Stock Shares That Have Not Vested (#)		Equity Incentive Plan Awards: Market Value of Unearned Performance-Based Stock Awards That Have Not Vested ($)

Robert M. Blue				55,761	(7)	$3,267,037
				53,480	(9)	3,133,393
				124,786	(10)	7,311,212
				51,269	(12)	3,003,851
				119,626	(13)	7,008,887
Steven D. Ridge	9,070	(2)	$531,411	13,605	(5)	797,117
	9,665	(3)	566,272	22,552	(6)	1,321,322
	6,297	(15)	368,941
	10,794	(4)	632,420	25,185	(11)	1,475,589
Carlos M. Brown	6,719	(2)	393,666
	9,665	(3)	566,272	22,552	(6)	1,321,322
	6,297	(15)	368,941
	10,794	(4)	632,420	25,185	(11)	1,475,589
Edward H. Baine	4,367	(2)	255,863
	5,799	(3)	339,763	13,531	(8)	792,781
	2,699	(15)	158,134
	6,746	(4)	395,248	15,741	(11)	922,265
Eric S. Carr	9,901	(14)	580,100
	11,090	(2)	649,763	16,634	(5)	974,586
	9,021	(3)	528,540	21,049	(6)	1,233,261
	2,147	(15)	125,793
	7,556	(4)	442,706	17,630	(11)	1,032,942

(1)
The market value is based on the closing stock price of $58.59 on December 31, 2025.
(2)
Shares vested on February 1, 2026.
(3)
Shares scheduled to vest on February 1, 2027.
(4)
Shares scheduled to vest on February 1, 2028.
(5)
Performance-based shares issued in lieu of cash award under 2023 Performance Grants earned and vested on January 30, 2026. Based on goal achievement, Mr. Ridge received 8,122 shares and Mr. Carr received 9,930 shares. For additional information, see the 2023 Performance Grants Payout section of the CD&A.
(6)
Performance-based shares issued in lieu of cash award under 2024 Performance Grants, reported at target. Shares scheduled to vest on February 1, 2027, subject to achievement of performance goals.
(7)
Performance-based shares issued as part of Mr. Blue’s 2023 LTIP award, reported at target. Grants earned and vested on January 30, 2026. Based on goal achievement, Mr. Blue received 0 shares. For additional information, see the 2023 Performance Grants Payout section of the CD&A.
(8)
PSUs issued as a 2024 Performance-Based Award, reported at target. PSUs scheduled to vest on February 1, 2027, subject to achievement of performance goals, and will be settled in cash in lieu of common stock.
(9)
Performance shares issued as part of Mr. Blue’s 2024 LTIP award, reported at target. Shares scheduled to vest on February 1, 2027, subject to achievement of performance goals.

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(10)
PSUs issued as part of Mr. Blue’s 2024 LTIP award, reported at target. PSUs scheduled to vest on February 1, 2027, subject to achievement of performance goals, and will be settled in cash in lieu of common stock.
(11)
PSUs issued as a 2025 Performance-Based Award, reported at target. PSUs scheduled to vest on February 1, 2028, subject to achievement of performance goals, and will be settled in cash in lieu of common stock.
(12)
Performance shares issued as part of Mr. Blue’s 2025 LTIP Award, reported at target. Shares scheduled to vest on February 1, 2028, subject to achievement of performance goals.
(13)
PSUs issued as part of Mr. Blue’s 2025 LTIP award, reported at target. PSUs scheduled to vest on February 1, 2028, subject to achievement of performance goals, and will be settled in cash in lieu of common stock.
(14)
On June 5, 2023, Mr. Carr received a restricted stock grant that vests ratably over three years. 9,901 shares vested on June 5, 2024, 9,901 shares vested on June 5, 2025, and 9,901 shares are scheduled to vest on June 5, 2026, subject to Mr. Carr’s continued employment.
(15)
One-time restricted stock awards issued to Messrs. Ridge, Brown, Baine and Carr in connection with their contributions to the company’s business review, which concluded in 2024. Mr. Carr’s award, which was granted in November 2024, is scheduled to vest on November 1, 2027, and Messrs. Ridge, Brown and Baine’s awards, which were granted in February 2025, are scheduled to vest on February 1, 2028, subject to the officer’s continued employment through the vesting date.

Option Exercises and Stock Vested

The following table provides information about the value realized by NEOs during the year ended December 31, 2025, on vested restricted stock and performance-based stock awards. There are no outstanding stock options and there were no option exercises by NEOs in 2025.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)

Robert M. Blue	42,472		$2,361,018
Steven D. Ridge	3,439		200,876
Carlos M. Brown	3,838		213,354
Edward H. Baine	2,559		142,255
Eric S. Carr	9,901	(1)	554,456

(1)
Mr. Carr elected to defer 100% of his 2023 restricted stock award, which is scheduled to vest one-third per year over a three-year period.

Pension Benefits

The following table shows the actuarial present value of accumulated benefits payable to our NEOs, together with the number of years of benefit service credited to each NEO, under the plans listed in the table. Values are computed as of December 31, 2025, using the same interest rate and mortality assumptions used in determining the aggregate pension obligations disclosed in the company’s financial statements. The years of credited service and the present value of accumulated benefits were determined by our plan actuaries, using the appropriate accrued service, pay and other assumptions similar to those used for accounting and disclosure purposes. Please refer to Actuarial Assumptions Used to Calculate Pension Benefits for detailed information regarding these assumptions.

Mr. Carr was hired by the company after the Pension Plan was frozen to new participants. He therefore has no accrued benefits in the plans listed in the table below.

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)

Robert M. Blue	Pension Plan – Traditional Pension Formula	20.50	$1,485,352
	Benefit Restoration Plan	20.50	5,183,311
	Frozen Executive Supplemental Retirement Plan	14.22	3,873,054

Steven D. Ridge(3)	Pension Plan – Cash Balance Formula	8.16	70,867

Carlos M. Brown	Pension Plan – Traditional Pension Formula	18.14	965,634
	Benefit Restoration Plan	18.14	1,218,124

Edward H. Baine	Pension Plan – Traditional Pension Formula	30.00	1,640,854
	Benefit Restoration Plan	30.00	1,359,271
	Frozen Executive Supplemental Retirement Plan	23.75	989,350

(1)
Years of credited service shown in this column are actual years accrued by an NEO from their date of participation to December 31, 2025 (October 1, 2019 in the case of the Frozen ESRP). Mr. Ridge’s benefit accruals in the Pension Plan stopped as of May 1, 2022, when he elected to participate solely in the 401(k) plan; his cash balance benefit will continue to receive interest credits, but he will not accrue any additional pay credits.
(2)
The amounts in this column are based on actuarial assumptions that all the NEOs would retire at the earliest age they become eligible for unreduced benefits, which, for NEOs participating in the Traditional Pension Formula of the Pension Plan is age 60 for Messrs. Blue, Brown and Baine. Benefit accruals under the

66 DOMINION ENERGY | 2026 PROXY STATEMENT

Frozen ESRP were frozen as of October 1, 2019, other than certain cost-of-living adjustments described under Dominion Energy Frozen Executive Supplemental Retirement Plan below.
(3)
Mr. Ridge did not accrue any benefits in the BRP prior to electing to participate solely in the 401(k) plan and will not accrue any BRP benefits going forward.

Dominion Energy Pension Plan

The Pension Plan is a tax-qualified defined benefit pension plan. Messrs. Blue, Brown and Baine were hired before 2008 and therefore participate in the “final average earnings” formula of the Pension Plan (Traditional Pension Formula). Mr. Ridge was hired after January 1, 2008 and therefore participated in the “cash balance” formula of the Pension Plan (Cash Balance Formula), which applies to non-union employees hired on or after January 1, 2008. Mr. Ridge participated in the Cash Balance Formula until May 1, 2022 when his election to cease participation in that plan and participate solely in the 401(k) plan took effect. Participation in the Pension Plan is closed to non-union employees hired or re-hired on or after July 1, 2021. Mr. Carr was hired by the company in 2023 and therefore does not participate in the Pension Plan.

Traditional Pension Formula

The Traditional Pension Formula provides unreduced retirement benefits at termination of employment at or after age 65 or, with three years of service, at age 60. A participant who has attained age 55 with three years of service may elect early retirement benefits at a reduced amount. If a participant retires between ages 55 and 60, the benefit is reduced 0.25% per month for each month after age 58 and before age 60, and reduced 0.50% per month for each month between ages 55 and 58. All of the NEOs participating in the Pension Plan have more than three years of service.

The Traditional Pension Formula benefit is calculated using a formula based on (i) age at retirement; (ii) final average earnings; (iii) estimated Social Security benefits; and (iv) credited service. Final average earnings are the average of the participant’s 60 highest consecutive months of base pay during the last 120 months worked. Final average earnings do not include compensation payable under the AIP, the value of equity awards, gains from the exercise of stock options, long-term cash incentive awards, perquisites or any other form of compensation other than base pay.

Credited service is measured in months, up to a maximum of 30 years of credited service. The estimated Social Security benefit taken into account is the assumed Social Security benefit payable starting at age 65 or actual retirement date, if later, assuming the participant has no further employment after leaving Dominion Energy. These factors are then applied in a formula.

The formula has different percentages for credited service through December 31, 2000, and on and after January 1, 2001. The benefit is the sum of the amounts from the following two formulas.

For Credited Service Through December 31, 2000

2.03%	Final Average Earnings	Credited Service before 2001	2.00%	Estimated Social Security Benefit	Credited Service before 2001

For Credited Service On and After January 1, 2001

1.80%	Final Average Earnings	Credited Service after 2000	1.50%	Estimated Social Security Benefit	Credited Service after 2000

Credited service is limited to a total of 30 years for all parts of the formula and credited service after 2000 is limited to 30 years minus credited service before 2001.

Benefit payment options are (i) a single life annuity or (ii) a choice of a 50%, 75% or 100% joint and survivor annuity. A Social Security leveling option is available with any of the benefit forms. The normal form of benefit is a single life annuity for unmarried participants and a 50% joint and survivor annuity for married participants. All the payment options are actuarially equivalent in value to the single life annuity. The Social Security leveling option pays a larger benefit equal to the estimated Social Security benefit until the participant is age 62 and then reduced payments after age 62.

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Participants in the Traditional Pension Formula also receive a special retirement account, which is in addition to the basic pension benefit. The special retirement account is credited with 2% of base pay each month as well as interest based on the 30-year Treasury bond rate set annually (4.04% in 2025). The special retirement account can be paid in a lump sum or paid in the form of an annuity benefit.

A participant becomes vested in their benefit after completing three years of service. A vested participant who terminates employment before age 55 can start receiving benefit payments calculated using terminated vested reduction factors at any time after attaining age 55. If payments begin before age 65, then the following reduction factors for the portion of the benefits earned after 2000 apply: age 64 – 9%; age 63 – 16%; age 62 – 23%; age 61 – 30%; age 60 – 35%; age 59 – 40%; age 58 – 44%; age 57 – 48%; age 56 – 52%; and age 55 – 55%.

Cash Balance Formula

The Cash Balance Formula is based solely on amounts credited to a cash balance account on behalf of the participant. The cash balance account is credited with a percentage of base pay each month, depending on years of credited service:

5 years	15 years	25 years

4% of pay	5% of pay	6% of pay	7% of pay

Cash balance accounts are also credited with interest at an annual rate established in accordance with IRS guidelines. Participants in the Cash Balance Formula can receive immediate distribution of benefits following termination of employment at any age, with three years of service. Benefits will be payable as either an immediate lump sum, an immediate annuity or a deferred annuity.

The Code limits the amount of compensation that may be included in determining pension benefits under qualified pension plans. For 2025, the compensation limit was $350,000. The Code also limits the total annual benefit that may be provided to a participant under a qualified defined benefit plan. For 2025, this limitation was the lesser of (i) $280,000 or (ii) the average of the participant’s compensation during the three consecutive years in which the participant had the highest aggregate compensation.

Dominion Energy Retirement Benefit Restoration Plan

The BRP is a nonqualified defined benefit pension plan designed to make up for benefit reductions under the Pension Plan due to the limits imposed by the Code.

A Dominion Energy employee is eligible to participate in the BRP if (i) they are a member of management or a highly compensated employee, (ii) their Pension Plan benefit is or has been limited by the Code compensation or benefit limits and (iii) they have been designated as a participant by the CTD Committee. A participant remains a participant until they cease to be eligible for any reason other than retirement or until their status as a participant is revoked by the CTD Committee.

BRP Benefit with Traditional Pension Formula

For participants in the Traditional Pension Formula, upon retirement, the BRP benefit is calculated using the same formula (except that the IRS salary limit is not applied) used to determine the participant’s default annuity form of benefit under the Pension Plan (single life annuity for unmarried participants and 50% joint and survivor annuity for married participants), and then subtracting the benefit the participant is entitled to receive under the Pension Plan. To accommodate the enactment of Section 409A of the Code, the portion of a participant’s BRP benefit that had accrued as of December 31, 2004, had previously been frozen, but the calculation of the overall restoration benefit did not change. The pre-2005 portion of the BRP was terminated and paid out to participants in January 2020.

BRP benefits are paid in a lump sum. The lump sum calculation includes an amount approximately equivalent to the amount of taxes the participant will owe on the lump sum payment so that the participant will have sufficient funds, on an after-tax basis, to purchase an annuity contract.

A participant who terminates employment before they are eligible for benefits under the Pension Plan generally is not entitled to a restoration benefit. If a vested participant dies when they are retirement eligible (on or after age 55), the participant’s beneficiary will receive the restoration benefit in a single lump sum payment. If a participant dies while employed but before they have attained age 55 and the participant is married at the time of death, the participant’s spouse will receive a restoration benefit calculated in the same way (except that the IRS salary limit is not applied) as the 50% qualified pre-retirement survivor annuity payable under the Pension Plan and paid in a lump sum payment.

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BRP Benefit with Cash Balance Formula

Participants in the Cash Balance Formula of the Pension Plan are also eligible to receive a BRP benefit. The benefit is calculated by determining what the cash balance benefit would have been but for the application of the Code limits and then subtracting the amount of the actual cash balance benefit, paid as a lump sum.

Dominion Energy Frozen Executive Supplemental Retirement Plan

The Frozen ESRP is a nonqualified defined benefit plan that provides for an annual retirement benefit equal to 25% of a participant’s final cash compensation (base salary plus target annual incentive award, determined as of the earlier of a participant’s retirement or October 1, 2019) payable for a period of 10 years. To accommodate the enactment of Section 409A of the Code, the portion of a participant’s Frozen ESRP benefit that had accrued as of December 31, 2004, had previously been frozen, but the calculation of the overall benefit did not change. The pre-2005 portion of the Frozen ESRP was terminated and paid out to participants in January 2020. Effective July 1, 2013, the Frozen ESRP was closed to any new participants. Effective October 1, 2019, future benefit accruals under the Frozen ESRP were frozen as well. Frozen ESRP benefits will continue to be credited with annual cost-of-living increases (equal to one-half of the first 5 percentage point increase in the average Consumer Price Index for the first quarter of the previous year) on each July 1, starting with July 1, 2020 through the July 1 on or immediately preceding the date of a participant’s retirement.

Before the plan was closed, a Dominion Energy employee became eligible to participate in the Frozen ESRP if (i) they were a member of management or a highly compensated employee and (ii) they had been designated as a participant by the CTD Committee. A participant remains a participant until they cease to be eligible for any reason other than retirement or until their status as a participant is revoked by the CTD Committee.

A participant is entitled to the full Frozen ESRP benefit if they separate from service with Dominion Energy after reaching age 55 and achieving 60 months of service. A participant who separates from service with Dominion Energy with at least 60 months of service but who has not yet reached age 55 is entitled to a reduced, prorated retirement benefit. A participant who separates from service with Dominion Energy with fewer than 60 months of service is generally not entitled to a Frozen ESRP benefit unless the participant separated from service on account of disability or death. Participants younger than age 55 on October 1, 2019 may continue to grow into an unreduced benefit based on their future increases in age prior to retirement. No participant had fewer than 60 months of service in the Frozen ESRP as of the October 1, 2019 freeze date.

Frozen ESRP benefits are paid in the form of a single lump sum cash payment. The lump sum calculation includes an amount approximately equivalent to the amount of taxes the participant will owe on the lump sum payment so that the participant will have sufficient funds, on an after-tax basis, to purchase a 10-year annuity contract. The lump sum benefit is fixed as of October 1, 2019 and will not be further adjusted after that date except to reflect increases in a participant’s frozen accrued benefit due to the participant’s additional age or cost of living adjustments described above after October 1, 2019, using the same actuarial factors used to calculate the lump sum benefit on October 1, 2019. Mr. Blue is currently entitled to a full Frozen ESRP retirement benefit. Mr. Baine is entitled to a reduced Frozen ESRP retirement benefit. Messrs. Ridge, Brown and Carr became officers after July 1, 2013 and are therefore not eligible to participate in the Frozen ESRP.

Actuarial Assumptions Used to Calculate Pension Benefits

Actuarial assumptions used to calculate Pension Plan benefits are prescribed by the terms of the Pension Plan based on the Code and Pension Benefit Guaranty Corporation (PBGC) requirements. The present value of the accumulated benefit is calculated using actuarial and other factors as determined by the plan actuaries and approved by Dominion Energy. Actuarial assumptions used for the December 31, 2025 benefit calculations shown in the Pension Benefits table include a discount rate of 5.69% to determine the present value of the future benefit obligations for the Pension Plan and BRP and a lump sum interest rate of 5.19% to estimate the lump sum values of BRP benefits. Each NEO is assumed to retire at the earliest age at which they are projected to become eligible for full, unreduced pension benefits. For purposes of estimating future eligibility for unreduced Pension Plan and Frozen ESRP benefits, the effect of future service is considered. Each NEO is assumed to commence Pension Plan payments at the same age as BRP payments. The longevity assumption used to determine the present value of benefits is the same assumption used for financial reporting of the Pension Plan liabilities, with no assumed mortality before retirement age. Mortality rates are developed from actual and projected plan experience for postretirement benefit plans. Dominion Energy’s actuaries conduct an experience study periodically as part of the process to select a best estimate of mortality. Dominion Energy considers both standard mortality tables and improvement factors as well as the plans’ actual experience when selecting a best estimate. For BRP and Frozen ESRP benefits, other actuarial assumptions include an assumed tax rate of 45% for lump sums. Cash Balance Formula Pension Plan, BRP and Frozen ESRP benefits are assumed to be paid as lump sums; Traditional Pension Formula Pension Plan benefits are assumed to be paid as annuities.

The discount rate for calculating lump sum BRP payments at the time an officer terminates employment is selected by Dominion Energy’s Administrative Benefits Committee and adjusted periodically. For 2025, a 3.52% discount rate was

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used to determine the lump sum payout amounts. This discount rate was selected based on a rolling average of the blended rate published by the PBGC in October of the previous five years. The discount rate for calculating lump sum Frozen ESRP payments was fixed on October 1, 2019 at 2.56%.

Nonqualified Deferred Compensation

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(2)

Robert M. Blue	$0	$0	$0	$0	$0
Steven D. Ridge	0	22,990	9,208	0	73,215
Carlos M. Brown	0	0	37,379	0	284,298
Edward H. Baine	41,095	6,600	47,397	0	338,341
Eric S. Carr	0	572,112	229,428	0	1,531,553

(1)
All amounts reported in these columns have also been reported as compensation to the NEO in the last completed fiscal year or previous years in the Summary Compensation Table.
(2)
Of the amounts reported in this column, $73,215 for Mr. Ridge, $284,298 for Mr. Brown, $338,341 for Mr. Baine, and $1,531,553 for Mr. Carr have previously been reported as compensation to the NEO in the Summary Compensation Table for the last completed fiscal year or previous years.

The DCP, effective July 1, 2021, is an unfunded, nonqualified deferred compensation plan that allows eligible participants to voluntarily defer receipt of up to 50% of their salary over IRS limits, 100% of their annual cash bonuses, 100% of cash- and stock-based long-term incentive awards and, effective May 10, 2023, 100% of their retention awards.

The DCP provides for company matching contributions on a participant’s excess compensation deferrals and (for participants hired after July 1, 2021, or hired before July 1, 2021, who have elected to participate solely in the 401(k) plan) company nonelective contributions above the IRS limits that apply to such contributions under the company’s qualified 401(k) plans, each in accordance with the same matching or nonelective contribution formula applicable to the participant under the company’s qualified 401(k) plans (as described in footnote 5(b) to the Summary Compensation Table) and subject to the same vesting schedule as applicable to the participant under the company’s qualified 401(k) plans as well. Participants may elect to have excess matching contributions paid to them currently in lieu of being credited to the DCP.

Amounts credited to a participant’s account are notionally invested in one or more investment funds chosen by the participant which are the same funds offered under the company’s 401(k) plans, including a company stock fund. Notional investments may be changed by the executive daily. During the last fiscal year, the notional investments in the DCP had the following annual rates of return:

Fidelity Small Cap Core CIT – Class D CIT	15.79%	Target Retirement Income 2035 Trust Plus	17.59%
International Equity Fund	29.14%	Target Retirement Income 2040 Trust Plus	18.85%
International Equity Index	32.92%	Target Retirement Income 2045 Trust Plus	20.08%
S&P 500 Index Fund	17.87%	Target Retirement Income 2050 Trust Plus	21.50%
Small/Mid Cap Equity Index Fund	11.30%	Target Retirement Income 2055 Trust Plus	21.53%
Vanguard Target Retirement Income & Growth Tr Plus	14.96%	Target Retirement Income 2060 Trust Plus	21.56%
Wellington CIF II Core Bond Plus Fund S4	7.30%	Target Retirement Income 2065 Trust Plus	21.52%
Target Retirement Income 2025 Trust Plus	14.68%	Target Retirement Income 2070 Trust Plus	21.54%
Target Retirement Income 2030 Trust Plus	16.31%

Distributions under the DCP are generally paid in a lump sum or up to ten annual installments, as elected by the participant, upon the participant’s separation from service from the company. Participants may also elect in-service distributions to occur on a fixed date. All distributions are paid in cash, except for amounts attributable to deferrals of restricted stock or performance-based stock awards, which are distributed in shares of the company’s common stock under the company’s 2024 Incentive Compensation Plan.

Eligibility for the DCP is determined by the CTD Committee and is currently limited to executive officers of the company and any other employee with annual salary in excess of IRS annual limits ($350,000 for 2025). The DCP is administered by Dominion Energy Services, Inc.

70 DOMINION ENERGY | 2026 PROXY STATEMENT

Potential Payments Upon Termination or Change in Control

Under certain circumstances, the company provides benefits to eligible employees upon termination of employment, including a termination of employment involving a change in control of the company, that are in addition to termination benefits for other employees in the same situation.

Change in Control

As discussed in the Employee and Executive Benefits section of the CD&A, Dominion Energy has entered into an Employment Continuity Agreement with each of its officers, including the NEOs. Each agreement has a three-year term and is automatically extended annually for an additional year, unless canceled by Dominion Energy.

The Employment Continuity Agreements require two triggers for the payment of most benefits:

•
There must be a change in control; and
•
The executive officer must either be terminated without cause or terminate their employment with the surviving company after a constructive termination. Constructive termination means the executive officer’s salary, incentive compensation or job responsibility is reduced after a change in control or the executive officer’s work location is relocated more than 50 miles without their consent.

For purposes of the Employment Continuity Agreements, a change in control will occur if (i) any person or group becomes a beneficial owner of 20% or more of the combined voting power of Dominion Energy voting stock or (ii) as a direct or indirect result of, or in connection with, a cash tender or exchange offer, merger or other business combination, sale of assets, or contested election, the directors constituting the Dominion Energy Board before any such transaction cease to represent a majority of Dominion Energy’s or its successor’s board of directors within two years after the last of such transactions.

If an executive officer’s employment following a change in control is terminated without cause or due to a constructive termination, the executive officer will become entitled to the following termination benefits:

•
Lump sum severance payment equal to three times base salary plus AIP award (determined as the greater of (i) the target annual award for the current year, or (ii) the highest actual AIP payout for any one of the three years preceding the year in which the change in control occurs).
•
Full vesting of benefits under Frozen ESRP and BRP with five years of additional credited age and five years of additional credited service from the change in control date (provided that no additional benefits will accrue under the Frozen ESRP after October 1, 2019 except as provided therein).
•
Group term life insurance. If the officer elects to convert group term life insurance to an individual policy, the company pays the premiums for 12 months.
•
Executive life insurance. The company will continue to pay premium payments until the earlier of (i) the fifth anniversary of the termination date, or (ii) the later of the tenth anniversary of the policy or the date the officer attains age 64.
•
Retiree medical coverage will be determined under the relevant plan with additional age and service credited as provided under an officer’s letter agreement (if any) and include five additional years credited to age and five additional years credited to service.
•
Outplacement services for one year (up to $25,000).
•
If any payments are classified as excess parachute payments for purposes of Section 280G of the Code and the executive officer incurs the excise tax, the company will pay the executive officer an amount equal to the Section 280G excise tax plus a gross-up multiple.

In January 2013, the CTD Committee approved the elimination of the excise tax gross-up provision included in the Employment Continuity Agreement for any new officer first elected after February 1, 2013. Since Messrs. Ridge, Brown and Carr became officers after this date, they are not eligible for the gross-up provision.

The terms of awards made under the LTIP, rather than the terms of Employment Continuity Agreements, will determine the vesting of each award in the event of a change in control. These provisions are described in the Long-Term Incentive Program section of the CD&A and footnotes to the Grants of Plan-Based Awards table.

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Incremental Payments Upon Termination or Change in Control

The following table provides the incremental payments that would be earned by each NEO if their employment had been terminated, or constructively terminated, as of December 31, 2025. These benefits are in addition to retirement benefits that would be payable on any termination of employment. Please refer to the Pension Benefits table for information related to the present value of accumulated retirement benefits payable to the NEOs.

Name	Nonqualified Plan Payment	Restricted Stock(1)	Performance Grant(1)	Severance Payments	Retiree Medical and Executive Life Insurance(2)	Out- placement Services	Excise Tax & Tax Gross-Up	Total

Robert M. Blue(3)
Retirement	$0	$0	$13,534,936	$0	$0	$0	$0	$13,534,936
Death / Disability	0	0	13,534,936	0	0	0	0	13,534,936
Change in Control(4)	2,612,912	0	7,983,017	9,750,000	420,367	25,000	9,297,060	30,088,356
Steven D. Ridge(3)
Termination without Cause	0	1,164,125	2,129,102	0	0	0	0	3,293,227
Termination with Cause/ Voluntary Termination	0	0		0	0	0	0	0
Death / Disability	0	1,164,125	2,129,102	0	0	0	0	3,293,227
Change in Control(4)	0	868,771	1,464,925	4,686,825	82,294	25,000	0	7,127,815
Carlos M. Brown(3)
Termination without Cause	0	1,050,402	1,931,985	0	0	0	0	2,982,387
Termination with Cause/ Voluntary Termination	0	0	0	0	0	0	0	0
Death / Disability	0	1,050,402	1,931,985	0	0	0	0	2,982,387
Change in Control(4)	3,341,210	910,897	1,464,925	4,686,825	99,326	25,000	0	10,528,183
Edward H. Baine(3)
Termination without Cause	0	634,764	688,737	0	0	0	0	1,323,501
Termination with Cause/ Voluntary Termination	0	0	0	0	0	0	0	0
Death / Disability	0	634,764	688,737	0	0	0	0	1,323,501
Change in Control(4)	3,152,640	514,243	637,059	3,475,102	38,428	25,000	3,840,575	11,683,047
Eric S. Carr(3)
Termination without Cause	0	1,423,093	1,998,153	0	0	0	0	3,421,246
Termination with Cause/ Voluntary Termination	0	0	0	0	0	0	0	0
Death / Disability	0	1,423,093	1,998,153	0	0	0	0	3,421,246
Change in Control(4)	0	903,808	1,242,635	4,273,621	51,899	25,000	0	6,469,963

(1)
Grants made in 2023, 2024 and 2025 under the LTIP vest pro rata upon termination without cause, death or disability. These grants vest pro rata upon retirement provided the CEO (or, in the case of the CEO, the CTD Committee) determines the NEO’s retirement is not detrimental to the company; amounts shown assume this determination was made. The amounts shown in the restricted stock column are based on the closing stock price of $58.59 on December 31, 2025.
(2)
Amounts in this column represent the value of the annual incremental benefit the NEOs would receive for executive life insurance and retiree medical coverage. Mr. Blue is entitled to executive life insurance coverage and retiree medical benefits upon any termination since he is retirement eligible and has completed 10 years of service. Messrs. Ridge, Brown and Baine would not be eligible for retiree medical benefits under a change in control because even with five years of extra age, they would not reach the age of 58 required for eligibility. Mr. Carr was hired after eligibility for retiree medical coverage was frozen and is therefore ineligible for retiree medical benefits at any age. As of December 31, 2025, Messrs. Ridge, Brown, Baine and Carr were not vested in their executive life insurance policies because they were not age 55, but under a change in control, the company would continue to pay premiums for five additional years.
(3)
Mr. Blue is eligible for retirement as defined in the company’s long-term incentive awards, and this table above assumes he would retire in connection with any termination event. With the additional five years of age credit, Messrs. Brown, Baine and Carr would reach the early retirement age of 55. Mr. Ridge, even with the additional five years of age credit, would not reach the early retirement age of 55.
(4)
Change in control amounts assume that a change in control and a termination or constructive termination takes place on December 31, 2025. The amounts indicated upon a change in control are the incremental amounts attributable to five years of additional age and service credited pursuant to the Employment Continuity Agreements that each NEO would receive over the amounts payable upon a retirement (Mr. Blue) or termination without cause (Messrs. Ridge, Brown, Baine and Carr). The restricted stock and performance grant amounts represent the value of the awards upon a change in control that is above what would be received upon a retirement or termination.

72 DOMINION ENERGY | 2026 PROXY STATEMENT

Equity Compensation Plans

As of December 31, 2025	Number of securities to be issued upon exercise of outstanding options (a)	Weighted average exercise price of outstanding options (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Plans approved by shareholders	0	$0	26,153,338
Plans not approved by shareholders	0	0	0
Total	0	0	26,153,338

CEO Pay Ratio

This section presents required disclosure, in accordance with SEC rules, of (i) the median of the annual total compensation of all our employees, other than our CEO, (ii) the annual total compensation of our CEO and (iii) the ratio of (ii) to (i), which is referred to as the “CEO pay ratio.”

Mr. Blue had 2025 annual total compensation of $16,037,850 as reflected in the SEC Total column of the Summary Compensation Table. Our median employee’s annual total compensation for 2025 was $149,396. As a result, we estimate that the ratio of the annual total compensation of our CEO to the annual compensation of our median employees was 107:1.

As permitted by SEC rules, we use the same median employee in our pay ratio calculation for 2025 as we used for 2024. We believe that there have not been any changes in our employee population or employee compensation arrangements since 2024 that would significantly impact our pay ratio disclosure for 2025. We calculated annual total compensation for that employee for 2025 using the same methodology we used for our NEOs as set forth in the Summary Compensation Table on page 62.

We previously identified our median employee for 2024 from our employee population as of December 31, 2024. On that date we had approximately 14,800 employees, all of whom were employed in the United States. To determine our median employee, we chose base pay as our consistently applied compensation measure. We then conducted our analysis using a clustered sampling methodology, which divides the population into clusters or groups, to identify employees within a 1% range of the median. To accomplish this, we used payroll data to determine the base pay actually paid to each employee in our sample during a measurement period from January 1, 2024 through December 31, 2024.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their compensation practices. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

DOMINION ENERGY | 2026 PROXY STATEMENT 73

Pay versus Performance

In this section, we provide information about the relationship between the compensation paid to our NEOs and the financial performance of the company, as required by SEC rules. The following table shows the past five fiscal years’ total compensation for our CEO and other NEOs (expressed as an average) as set forth in the Summary Compensation Table, the total compensation actually paid (CAP) to our CEO and other NEOs (expressed as an average), our TSR, our peer group’s TSR over the same period, our net income and our operating EPS.

Pay vs. Performance Table

			Average Summary	Average	Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for CEO(1) ($)	Compensation Actually Paid to CEO(1)(6) ($)	Compensation Table Total for Non-CEO NEOs(2) ($)	Compensation Actually Paid to Non-CEO NEOs(2)(6) ($)	Total Shareholder Return(3) ($)	Peer Group Total Shareholder Return(3) ($)	Net Income(4) ($) (in millions)	Operating Earnings Per Share(5) ($)

2025	16,037,850	16,650,230	4,011,901	4,192,747	97	159	2,998	3.42
2024	12,904,625	13,741,422	3,578,383	3,743,524	85	137	2,034	2.77
2023	6,278,835	2,851,310	2,525,850	1,690,381	71	111	1,962	1.95
2022	6,794,985	5,095,318	2,042,074	1,260,497	87	120	1,191	3.16
2021	8,161,083	7,796,007	5,002,308	4,186,674	108	118	3,399	2.89

(1)
The amounts in these columns reflect the Summary Compensation Table and CAP totals, respectively, for Mr. Blue for fiscal years 2021–2025. See footnote 6 below for additional information on how CAP is calculated.
(2)
The amounts in these columns reflect the average Summary Compensation Table and average CAP totals, respectively, for our non-CEO NEOs. For 2025, our non-CEO NEOs were Messrs Ridge, Brown, Baine and Carr. For 2024, our non-CEO NEOs were Messrs. Ridge, Brown and Baine and Ms. Diane Leopold. For 2023, our non-CEO NEOs were Messrs. Ridge, Brown, Baine, Mr. Daniel G. Stoddard and Ms. Leopold. For 2022, our non-CEO NEOs were Messrs. Ridge, Stoddard, Brown, Mr. James R. Chapman and Ms. Leopold. For 2021, our non-CEO NEOs were Messrs. Chapman, Stoddard, Brown, Mr. Thomas F. Farrell, II and Ms. Leopold. See footnote 6 below for additional information on how CAP is calculated.
(3)
The calculation of TSR is based on the value of an initial fixed investment of $100 from the beginning of 2021 through the end of 2025 in the table, assuming reinvestment of dividends. The peer group TSR is represented by the S&P 500 Utilities Index.
(4)
As a result of the company’s accounting restatement, the amounts set forth for Net Income in 2023 and 2024 have been revised. For additional information, see the Recovery of Incentive Compensation section of the CD&A.
(5)
See Reconciliation of Reported Earnings (GAAP) to Operating Earnings (non-GAAP) in Appendix A.
(6)
SEC rules require certain adjustments be made to the Summary Compensation Table totals to determine CAP as reported in the Pay vs. Performance Table. The following table details these adjustments:

Year	Executives	Summary Compensation Table Total ($)	Deduct Change in Pension Value ($)	Deduct Stock Awards ($)	Add Pension Valuation Adjustment(a) ($)	Add Equity Award Adjustment(b) ($)	CAP ($)

2025	CEO	16,037,850	818,742	9,309,830	265,986	10,474,966	16,650,230
	Other NEOs	4,011,901	261,296	1,937,951	63,541	2,316,552	4,192,747

(a)
SEC rules require certain adjustments be made to pension compensation totals to determine CAP. The following table details these adjustments:

Year	Executives	Pension Service Cost Adjustment ($)	Prior Service Cost Adjustment ($)	Pension Valuation Adjustment ($)

2025	CEO	265,986	0	265,986
	Other NEOs	63,541	0	63,541

(b)
SEC rules require certain adjustments be made to equity award totals to determine CAP. The following table details these adjustments:

		Unvested Awards		Vested Awards

Year	Executives	Year End Fair Value of Equity Awards Granted During Year and Outstanding and Unvested at Year End ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards at Year End ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested During Year ($)	Change as of Vesting Date from Prior Year End of Prior Awards that Vested During Year ($)	Deduct Forfeited Awards (Fair Value at End of Prior Year) ($)	Value of Dividends and Earnings Paid ($)	Equity Award Adjustment ($)

2025	CEO	10,290,665	714,716	0	(530,415)	0	0	10,474,966
	Other NEOs	2,086,549	150,269	0	(20,310)	0	100,044	2,316,552

74 DOMINION ENERGY | 2026 PROXY STATEMENT

Relationship between Performance Measures and Compensation Actually Paid

The following charts provide a graphic representation of the relationship between executive compensation actually paid to the company’s CEO and other NEOs (expressed as an average) and the performance measures included in the Pay vs. Performance Table (TSR, Peer Group TSR, Net Income and Operating EPS).

CAP vs. TSR

CAP vs. Net Income

CAP vs. Operating Earnings Per Share

Most Important Performance Measures Table

The three items listed below represent the most important performance measures we used to link compensation actually paid to our NEOs for 2025 to company performance, as further described in the Annual Incentive Plan and the Long-Term Incentive Program sections of our CD&A.

Operating Earnings Per Share	Relative Total Shareholder Return	3-Year Cumulative Operating Earnings Per Share

DOMINION ENERGY | 2026 PROXY STATEMENT 75

ITEM 3

Ratification of Appointment of Independent Auditor

As noted in its charter, the Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent audit firm retained to audit the company’s financial statements, including the compensation of the firm and related fee negotiations. The Audit Committee has appointed Deloitte as the company’s independent auditor for the fiscal year ending December 31, 2026. Deloitte has served as Dominion Energy’s independent auditor continuously since 1988. In order to ensure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent audit firm. Further, in conjunction with the mandated rotation of the audit firm’s lead engagement partner, the Audit Committee and its chair will continue to be directly involved in the selection of Deloitte’s new lead engagement partner. The members of the Audit Committee and the Board believe that the continued retention of Deloitte to serve as the company’s independent auditor is in the best interests of Dominion Energy and its shareholders.

The Board has determined that it would be desirable to request an expression of opinion from the shareholders on the appointment of Deloitte. If the shareholders do not ratify the selection of Deloitte, the selection of the independent auditor will be reconsidered by the Audit Committee. However, even if the selection of Deloitte is ratified, the Audit Committee in its discretion may appoint a different independent auditor at any time during the year if it is determined that such a change would be in the best interests of Dominion Energy and its shareholders.

Your Board of Directors recommends that you vote FOR this item.

Audit Committee Matters

Auditor Fees and Pre-Approval Policy

The Audit Committee has a pre-approval policy for Deloitte’s services and fees. Each year, the Audit Committee pre-approves a schedule that details the services to be provided for the following year and an estimated charge for such services. The Audit Committee approved the schedule of services and fees for 2025. In accordance with Dominion Energy’s pre-approval policy, any changes to the schedule may be approved by the Audit Committee at its next meeting.

The following table presents fees paid to Deloitte for the fiscal years ended December 31, 2025 and 2024, all of which were pre-approved by the Audit Committee.

Type of Fees (millions)	2025	2024

Audit Fees(1)	$8.64	$8.26
Audit-Related Fees(2)	1.70	1.99
Tax Fees(3)	—	—
All Other Fees(4)	0.01	0.01
Total	$10.35	$10.26

(1)
These amounts represent fees of Deloitte for the audit of our annual consolidated financial statements, the review of financial statements included in our quarterly Form 10-Q reports, the audit of internal control over financial reporting and the services that an independent auditor would customarily provide in connection with subsidiary audits, statutory requirements, regulatory filings and similar engagements for the fiscal year, such as comfort letters, attest services, consents and assistance with review of documents filed with the SEC.
(2)
These amounts consist of assurance and related services that are reasonably related to the performance of the audit or review of Dominion Energy’s consolidated financial statements or internal control over financial reporting. This category may include fees related to the performance of audits and attest services not required by statute or regulations, including audits in connection with acquisitions and divestitures, audits of our employee benefit plans, due diligence related to mergers, acquisitions and investments, examinations of management assertions on financial reporting-related matters and accounting consultations about the application of GAAP to proposed transactions.
(3)
These amounts are for tax compliance services, tax consulting services and related costs.
(4)
These amounts represent fees for access to Deloitte research tools and subscription services.

76 DOMINION ENERGY | 2026 PROXY STATEMENT

Independent Auditors for 2026

The Audit Committee discussed with management and reviewed with our independent auditor its plans and proposed fees for auditing the 2026 consolidated financial statements and internal control over financial reporting of Dominion Energy and its subsidiaries, as well as its proposed audit-related services and fees. Based on these discussions and review of the proposed fee schedule, the Audit Committee retained Deloitte as Dominion Energy’s independent auditor for 2026 and in accordance with the pre-approval policy, approved the fees for the services presented to the Audit Committee.

Representatives of Deloitte will be present at the 2026 Annual Meeting. They will have an opportunity to make a statement if they desire and will be available to respond to appropriate shareholder questions.

Audit Committee Report

Our Committee is responsible for assisting the Board in fulfilling its responsibility for oversight of the quality and integrity of Dominion Energy’s accounting, auditing and financial reporting practices.

Management is responsible for Dominion Energy’s financial statements and internal control over financial reporting. The company’s independent auditor, Deloitte, is responsible for performing an independent audit of those financial statements and the effectiveness of the company’s internal control over financial reporting and expressing an opinion on the conformity of the company’s financial statements to GAAP and an opinion on the effectiveness of internal control over financial reporting. Throughout 2025, our Committee met with the internal auditors and Deloitte, with and without management present, to discuss the plans for, and scope and results of, their audits and reviews of Dominion Energy’s financial statements and internal control over financial reporting and the overall quality of Dominion Energy’s financial reporting. At three of our Committee’s meetings, we also met with the company’s internal auditor, Deloitte and management in separate executive sessions.

Management has represented that Dominion Energy’s consolidated financial statements were prepared in accordance with GAAP. We reviewed and discussed the audited consolidated financial statements and management’s report on the company’s internal control over financial reporting with management and Deloitte. In accordance with the applicable requirements adopted by the Public Company Accounting Oversight Board (United States) (PCAOB) and approved by the SEC, this discussion included a review of significant accounting policies, critical accounting policies and practices, critical accounting estimates and the quality of Dominion Energy’s accounting principles.

We have received written disclosures and letters from Deloitte required by both the applicable requirements of the PCAOB regarding Deloitte’s communications with our Committee concerning independence and the NYSE governance standards regarding internal quality-control procedures. We have discussed with Deloitte the issue of Deloitte’s independence from Dominion Energy, including any non-audit services performed by Deloitte. We rely, without independent verification, on the information provided to us and on the representations made by management, the internal auditors and Deloitte.

Relying on these reviews and discussions, we recommended to the Board, and the Board approved, the inclusion of the audited financial statements in Dominion Energy’s 2025 Annual Report on Form 10-K, for filing with the SEC.

Joseph M. Rigby, Chair

Kristin G. Lovejoy

Pamela J. Royal, M.D.

Vanessa Allen Sutherland

DOMINION ENERGY | 2026 PROXY STATEMENT 77

Shareholder Proposal

ITEM 4

Shareholder Proposal Regarding a Request for the Board of Directors to Adopt a Policy for an Independent Chair

You are being asked to vote on a shareholder proposal, if properly presented at the 2026 Annual Meeting, regarding a request for the Board to adopt a policy for an independent chair. Details of the proposal are included below. The company’s opposing statement explaining why the Board recommends a vote against the proposal can be found beginning on page 79.

Your Board of Directors recommends that you vote AGAINST this item.

National Legal and Policy Center, 107 Park Washington Court, Falls Church, Virginia 22046, holder of 45.967 shares of Dominion Energy, Inc. common stock, has notified us that it intends to present the following proposal at the annual meeting.

RESOLVED:

Shareholders request the Board of Directors (“Board”) of Dominion Energy, Inc. (“Company”) to adopt as policy, and amend the governing documents as necessary, to require hereafter that that two separate people hold the office of Chairman of the Board (“Chair”) and the office of the Chief Executive Officer (“CEO”) as follows:

Selection of the Chair: The Board requires the separation of the offices of the Chair and the CEO.

Whenever possible, the Chair shall be an Independent Director. The Board may select a temporary Chair who is not an Independent Director to serve while the Board seeks an Independent Chair. The Chair should not be a former CEO of the company. Selection of the Chair shall be consistent with applicable law and existing contracts.

SUPPORTING STATEMENT: The President and CEO of the Company is also Board Chair.1 The roles of CEO and Chair -each with separate, different responsibilities that are critical to the health of a successful corporation - are greatly diminished when held by a singular company official, weakening its governance structure. Expert perspectives substantiate our position:

•
According to the 2024 Spencer Stuart Board Index survey, 60 percent of S&P 500companies had separate CEOs and Board Chairs as of 2024, up from 4 7 percent in 2014. Meanwhile, 39% of companies had an independent chair as of 2024, up from 28% in 2014.2
•
Proxy adviser Institutional Shareholder Services contends that “the chair of the board should ideally be an independent director,” and generally encourages investors to vote for “shareholder proposals requiring that the board chair position be filled by an independent director.”3
•
Proxy adviser Glass Lewis wrote in 2024, “it can become difficult for a board to fulfill its role of overseer and policy setter when a CEO/chair controls the agenda and the boardroom discussion. Such control can allow a CEO to have an entrenched position, leading to longer-than-optimal terms, fewer checks on management, less scrutiny of the business operation, and limitations on independent, shareholder-focused goal-setting by the board.”4

1 https://cdn-dominionenergy-prd-001.azureedge.net/-/media/content/about/board-and-executives/pdf/bob-blue-bio.pdf?rev=019451b1df8140a18a5111669cd25ad5
2 https://www.spencerstuart.com/-/media/2024/09/ssbi2024/2024_us_spencer_stuart_board_index.pdf
3 https ://www.issgovemance.com/file/poIicy /active/ americas/US-Voting-Guidelines.pdf
4 https://resources.glasslewis.com/hubfs/2024%20Guidelines/2024%20US%208enchmark%20Policy%20Guidelines.pdf

78 DOMINION ENERGY | 2026 PROXY STATEMENT

•
According to the CFA Institute Research and Policy Center, “Combining [Chair and CEO] positions may give undue influence to executive board members and impair the ability and willingness of board members to exercise their independent judgment ... Many jurisdictions consider the separation of the chair and CEO positions a best practice because it ensures that the board agenda is set by an independent voice uninfluenced by the CEO.”5
•
Search firm Calibre One argues that “governance best practices increasingly recommend separating the roles of CEO from the Chair of the Board, especially in times of leadership transition or strategic inflection ... When one executive holds both titles, it can lead to ambiguity in oversight responsibilities. By contrast, separating the roles introduces a clearer distinction.”6

5 https://rpc.cfainstitute.org/-/media/documents/article/position-paper/corporate-govemance-of-listed-companies-3rd-edition.pdf

6 https ://www.calibreone.com/a-thoughtful-look-at-ceo-chair-separation-what-boards-should-consider-in-2025/

Opposing Statement

Your Board of Directors recommends that you vote AGAINST this item.

The Board should have maximum flexibility to choose an appropriate leadership structure based on the company’s needs at any given time. Currently, the Board believes that combining the Chair and CEO roles is in the best interests of the company and its shareholders.

The Board recognizes that no single leadership model is appropriate in all circumstances. As a result, the Board believes that it is important to preserve the ability to determine the most appropriate leadership structure for the company at any given time based on its assessment of the company’s needs and circumstances. Currently, our Corporate Governance Guidelines provide the Board with the flexibility to determine the optimal leadership structure, including separating the positions of Chair and CEO if circumstances warrant. As part of its annual review of our corporate governance framework, the Board evaluates the appropriate leadership structure for the company and its shareholders, including whether to maintain the current structure of combining or separating the Chair and CEO roles. The Board believes that the directors are best positioned to lead this evaluation given their knowledge of the company’s leadership team, strategic goals, opportunities and challenges.

Mr. Blue’s service as both our Chair and CEO has proven to be an effective leadership structure for Dominion Energy, which we believe will serve the company well as we implement our repositioned strategy developed under his guidance following the completion of our comprehensive business review. It allows the company to effectively convey our business strategy and core values to shareholders, employees, customers and other stakeholders in a single, consistent voice. His knowledge of the company, its business and our industry is exceptional. With more than 20 years of experience with the company, he is well qualified to help the Board identify and understand both the material risks inherent to our business and future opportunities. With this understanding and clear focus, he can ensure that the Board and its committees give appropriate attention to these areas of concern and opportunity. In the future, as circumstances and dynamics change, the Board may re-evaluate the company’s leadership structure and determine that a different Board leadership structure may serve the company and its shareholders more effectively and efficiently. The Board believes that Dominion Energy and its shareholders are best served by the Board retaining the flexibility to determine the most effective and efficient leadership structure at any given time.

Our strong governance framework, which requires the independent directors to appoint an independent Lead Director when one person holds the Chair and CEO positions, already ensures an objective and independent Board.

All directors, except for the Chair, are independent, and all members of our five Board committees are independent. Our Corporate Governance Guidelines require the independent directors to appoint a Lead Director from among the independent directors when one person holds the Chair and CEO positions and set forth a comprehensive list of responsibilities of the Lead Director. These important responsibilities—which include all of those responsibilities generally recognized as constituting best practices for lead directors—serve as the foundation for a robust independent Lead Director role. The responsibilities include serving as a liaison between the Chair and CEO and the independent directors on Board-wide issues, leading, in conjunction with the CTD Committee, the annual process for evaluating the performance and compensation of the CEO and communicating to the CEO the results of the evaluation, and ensuring the Board’s ability to review and provide input on and monitor management’s execution of the company’s long-term strategy. See Independent Lead Director on page 26 above for more information on our Lead Director’s responsibilities.

DOMINION ENERGY | 2026 PROXY STATEMENT 79

At each regularly scheduled Board meeting, our Lead Director presides over an executive session of our independent directors, without management present, to discuss any matters of concern, including evaluation of the performance of the CEO and other members of senior management; management succession planning; board informational needs; and board effectiveness. In addition to executive sessions, our Lead Director meets with each director individually on an annual basis to discuss management performance and Board effectiveness, including the Board leadership structure. She also meets independently with the CEO on a regular basis to discuss Board oversight matters, such as management’s execution of the company’s long-term strategy.

We have a strong and experienced independent Lead Director, Ms. Story, who was elected by the Board effective May 2024 as part of its regular governance review and Board refreshment process. Ms. Story promotes dialogue among independent members of the Board and directly, clearly and regularly communicates the views of the Board to the Chair and CEO and management. As a former chief executive officer of the largest publicly traded water and wastewater utility company in the United States and with her experience in overseeing other public companies as a director, including as a lead director and roles on a variety of board committees, Ms. Story provides strong independent Board leadership. Ms. Story currently does not chair any Board committees, which allows her to focus on her Lead Director responsibilities and her role is regularly reviewed as part of good governance practices.

Our governance framework reinforces our directors’ duties under Virginia law to act in accordance with the best interests of the company and its shareholders, including when making decisions regarding Board leadership.

Under Virginia corporate law, our directors must act in accordance with their good faith business judgment of the best interests of the company, including when making decisions regarding Board leadership. Our governance framework authorizes the Board to determine on a case-by-case basis the most effective leadership structure for the company. This approach acknowledges that the Board is best positioned to evaluate and establish the leadership structure that will allow it to operate most effectively in light of the composition of the Board, the strengths and demands upon our leadership team, and the strategic goals, opportunities, and challenges facing the company.

Having an independent chair is not a majority practice in the S&P 500, and there is currently no evidence that an independent chair would improve the company’s or the Board’s effectiveness.

Most companies in the S&P 500 do not take a rigid approach to Board leadership structure. According to a 2023 report on Board Leadership and Structure by the Conference Board, 76% of companies in the S&P 500 provide their boards with flexibility to determine their leadership structure and only 17% state that the CEO and Chair role should be separated. Furthermore, according to the 2025 Spencer Stuart Board Index, approximately 58% of companies in the S&P 500 do not have an independent board chair. Finally, there is no evidence supporting the claim that an independent Chair would improve the company’s or the Board’s effectiveness. Instead, the Board believes that the current Board leadership structure leads to certain efficiencies and allows the company to speak with one, clear, unified voice as it tackles the many challenges and opportunities it faces.

Our shareholders rejected similar efforts to require an independent Chair in 2020, 2021, 2023 and 2024.

In 2020, 2021, 2023 and 2024, our shareholders rejected substantially similar proposals to restrict the Board’s flexibility with respect to the Board leadership structure and to require the Chair and CEO to be separate individuals. Our shareholders should do the same at this Annual Meeting.

The Board believes that mandating a rigid leadership structure without considering the specific facts and circumstances of the company at a given time could impede the Board’s effectiveness and ability to act in the best interests of the company and its shareholders. For the reasons discussed above, the Board believes that rather than taking a “one-size-fits-all” approach to board leadership, Dominion Energy and its shareholders are best served by the Board retaining the flexibility to implement the leadership structure that is best suited to the needs and circumstances of the company and its shareholders at any given time. For the reasons discussed above, we recommend you vote AGAINST this proposal.

80 DOMINION ENERGY | 2026 PROXY STATEMENT

ITEM 5

Shareholder Proposal Regarding ESG and DEI Metrics in Executive Compensation Plans

You are being asked to vote on a shareholder proposal, if properly presented at the 2026 Annual Meeting, regarding a request for the Board of Directors to prepare a report on ESG and DEI metrics in executive compensation plans. Details of the proposal are included below. The company’s opposing statement explaining why the Board recommends a vote against the proposal can be found beginning on page 82.

Your Board of Directors recommends that you vote AGAINST this item.

The Heritage Foundation, 214 Massachusetts Ave NE, Washington, D.C. 20002, holder of 1,011 shares of Dominion Energy, Inc. common stock, has notified us that it intends to present the following proposal at the annual meeting.

Report on Risks of Non-Fiduciary Executive Compensation Metrics

Whereas: Executive compensation should be directly tied to measurable outcomes that reflect the company’s financial performance. For a company like Dominion Energy whose financial performance is the key driver of its position as a competitive energy company, compensation structures must prioritize metrics that reinforce profitability, customer trust, and operational excellence. The particular use of ESG and DEI metrics in executive compensation, often based on subjective or activist criteria, diverts focus from these core business imperatives and dilutes executive responsibility.

Unfortunately, as per Bowyer Research analysis, Dominion Energy incorporates such metrics, including tying executive compensation (specifically cash incentives) to what it describes in its 2025 proxy statement1 as “Non-Carbon Emitting Generation Capacity Percentage[s]” without adequately explaining how the growth of such percentages increases shareholder value.

While proponents of ESG and DEI argue for these metrics, Dominion’s fiduciary duty demands that executive compensation should be tied to value creation, not to metrics that are legally risky, ideologically divisive, or ambiguous regarding core business. This is of particular importance to investors given Dominion’s recent issues meeting performance targets, issues which notably affected2 the payout of executive compensation. If performance targets are not met, it is more imperative than ever for the company’s executive compensation to prioritize focus on Dominion’s success, particularly in key energy sectors such as oil and gas.

Studies indicate that ESG-linked executive compensation introduces a ‘dual mandate’ that confuses strategic priorities. One study in particular3 notes that “the demand for ESG-based compensation is, explicitly or implicitly, based on the recognition that corporate executives do not have, on their own, sufficiently strong incentives to give weight to the welfare of stakeholders.” Further, ISS analysis4 indicates that “DEI targets are more consistently achieved than financial goals,” raising questions of whether compensation elements like Dominion’s, which tie compensation to alternative emissions strategies while primarily citing to the company’s “long-term environmental goals,” positively impact business performance at all.

Shareholders deserve transparency regarding exactly why Dominion Energy believes such ESG metrics improve business returns. As a company with obligations to both fiduciary responsibility & nondiscrimination, this integration of ESG metrics into executive compensation exposes Dominion Energy to insufficiently disclosed material risks. These risks include litigatory exposure stemming from subjective/activist criteria that may be difficult to quantify under scrutiny, regulatory uncertainty, and reputational harm, especially if compensation metrics are perceived as prioritizing ideological goals over fiduciary duty. Shareholders are right to ask Dominion Energy to address the obvious business liability/substantial risk caused by diluting executive compensation with goals separate from core business, brand performance, and shareholder return.

Resolved: Shareholders request that the Board of Directors of Dominion Energy commission and publish a report, prepared at reasonable expense and omitting proprietary information, evaluating the risks to shareholder value, corporate reputation, and legal compliance associated with incorporating environmental, social, and governance (ESG) and diversity, equity, and inclusion (DEI) metrics into executive compensation plans.

1 https://s2.q4cdn.com/510812146/files/doc_financials/2025/ar/Dominion-Energy-2025-Proxy-Statement.pdf

2 https://www.reuters.com/business/energy/dominion-energy-slashes-ceos-cash-payout-long-term-goals-2025-03-28

3 https://corpgov.law.harvard.edu/2022/03/09/the-perils-and-questionable-promise-of-esg-based-compensation/

4 https://corpgov.law.harvard.edu/2025/01/08/the-momentum-of-dei-metrics-in-incentive-programs/

DOMINION ENERGY | 2026 PROXY STATEMENT 81

Opposing Statement

Your Board of Directors recommends that you vote AGAINST this item.

Our executive compensation program is aligned with the company’s strategy and the interests of our shareholders.

Our executive compensation program is based not only on attracting, developing and retaining an experienced and highly qualified executive officer team, but also on motivating and rewarding superior performance that supports our business and strategic plans, while aligning executive management’s interests with those of our shareholders, customers, communities and other stakeholders. Consistent with our focus on rewarding strong company performance, a significant portion of executive compensation is variable and performance-based. The use of an NCGC performance metric is a component of this strategy, encouraging officers to focus on the company’s long-term strategic plan, which includes delivering increasingly clean energy while maintaining reliability and affordability for customers.

In Virginia, the Virginia Clean Economy Act (VCEA) enacted in 2020 establishes a mandatory renewable portfolio standard aimed at achieving 100% clean energy from Dominion Energy Virginia’s generation fleet by 2045. Our NCGC performance metric encourages the development of new renewable resources as required by the VCEA as we work towards providing increasingly clean energy and ensures that executives maintain focus on clean energy in strategic decisions about our generation footprint.

In addition, our management regularly engages with shareholders on a variety of topics, and the CTD Committee considers the feedback received from shareholders when designing the executive compensation program. We incorporated the NCGC metric in our long-term incentive program beginning with the 2022 performance award based on meetings and calls where shareholders expressed a preference for including sustainability goals in our long-term incentive program. Furthermore, our shareholders have previously demonstrated their overwhelming support for the design of our executive compensation programs, including performance-based metrics such as the NCGC metric. Specifically, our executive compensation program received 95.7% and 95.1% support from shareholders on the advisory Say on Pay vote at our 2025 and 2024 Annual Meetings, respectively. Use of similar performance-based metrics is also included in the executive compensation programs of several industry peers.

The proposal suggested by the proponent refers to the inclusion of ESG- and DEI-related metrics in our executive compensation plans. However, as described in the Executive Compensation section beginning on page 40 above, our executive compensation program does not include any DEI-related performance-based metrics.

Other than the NCGC metric, the proponent does not identify any other elements of our compensation program that it considers to be ESG- or DEI-related. We therefore presume that the proposal is not suggesting we eliminate goals relating to employee safety or legal compliance, including environmental compliance, and that the only ESG- or DEI-related metric with which the proponent takes issue is the NCGC metric. In any case, we want to state clearly that we believe the safety of the company’s employees and compliance with law to be essential to the company’s successful operations and performance.

Developing diverse non-carbon emitting generation sources supports our “all of the above” strategy for delivering reliable, affordable and increasingly clean energy.

The Board of Directors believes that the NCGC performance metric is an appropriate performance metric for our executive compensation program because it supports our “all of the above” approach to meeting our customers’ energy needs by encouraging the development of diverse non-carbon emitting generation sources. This metric was selected to ensure executive officers remain focused on our long-term goals and is intended to reward executive management members as they achieve complex emissions reduction efforts. Such efforts are expected to enhance long-term shareholder value and directly align with our mission to provide reliable, affordable and increasingly clean energy.

The company believes that an “all of the above” approach that includes significant investment in new generation resources, an expanded and improved transmission and distribution grid, and continued focus on energy efficiency programs will be required to satisfy the growing needs of our customers. Our long-term strategy aligns with the clean energy goals of the VCEA—an important requirement of Virginia state law focused on the development of clean energy not mentioned by the proponent.

82 DOMINION ENERGY | 2026 PROXY STATEMENT

Our shareholders overwhelmingly rejected a similar proposal to consider eliminating NCGC goals in executive pay incentives in 2025.

At the 2025 Annual Meeting, our shareholders overwhelmingly rejected a substantially similar proposal to revisit our incentive guidelines for executive pay and to consider eliminating NCGC goals in executive pay incentives. Our shareholders should do the same at this Annual Meeting.

The Board of Directors considered this proposal, its fiduciary duties, the design and philosophy of the company’s executive compensation program and the company’s strategy. We believe that producing a report evaluating the inclusion of ESG- and DEI-related metrics in our executive compensation plans is not in the best interests of the company or its shareholders. For the reasons discussed above, we recommend you vote AGAINST this proposal.

ITEM 6

Shareholder Proposal Regarding Additional Shareholder Engagement Channels

You are being asked to vote on a shareholder proposal, if properly presented at the 2026 Annual Meeting, regarding a request for the Board of Directors to prepare a report on additional shareholder engagement channels beyond the existing shareholder engagement program. Details of the proposal are included below. The company’s opposing statement explaining why the Board recommends a vote against the proposal can be found beginning on page 84.

Your Board of Directors recommends that you vote AGAINST this item.

Freeda Lynne Cathcart, holder of 133 shares of Dominion Energy, Inc. common stock, has notified us that she intends to present the following proposal at the annual meeting. If you would like to contact Ms. Cathcart, the Corporate Secretary will provide her address to shareholders promptly upon receiving a request—see Other Information – How to Contact Us on page 93 below.

Dominion Energy 2025 Resolution to Improve Communication and Engagement with Shareholders

Whereas: The SEC made a major announcement on November 17, 2025 regarding how it will handle no-action requests this proxy season. The policy creates a significant potential barrier for Dominion Energy (the Company) shareholders to address concerns with the Company, which has a history of issuing no action challenges for shareholder resolutions. Many companies use Shareholder Advisory Boards to improve shareholder engagement which results in improvements for the companies. Companies such as General Electric, American Express, Microsoft, Google, PepsiCo, and JPMorgan are cited as relying on advisory boards to ensure long-term value creation and improve overall company performance. Functions and purpose of a Shareholder Advisory Board:

•
Strategic Guidance: Advises management on business strategy, industry trends, and potential risks, helping to identify blind spots.
•
Expertise: Provides knowledge that the core management team may lack.
•
Networking: Often has a strong network of contacts to benefit the company.
•
Support for Boards: Can include advising special committees on transactions or providing independent financial and strategic advice.
•
Shareholder Feedback: "Advisory votes" are used to gauge shareholder opinion on issues, such as executive compensation, but the results are not legally binding.
•
Assist the Company in engaging with shareholders and addressing their concerns.

Recently shareholders have won SEC decisions to support the inclusion of their proposals in the Company’s proxies and voted on in the Company’s annual meetings. These proposals helped to bring important considerations to the Company’s attention that have resulted in actions to benefit the company.

Shareholders have a vested interest in helping to improve the Company’s ability to respond to extreme weather challenges and increased power demands.

DOMINION ENERGY | 2026 PROXY STATEMENT 83

The 2023 Dominion A Stranded Risk Assessment didn’t address the Company’s liability risk for extreme weather events, resulting in a shareholder’s submission requesting a “report on liability risk for natural gas infrastructure expansion and interference with state legislatures”. The shareholder, a former reinsurance specialist, wanted to know if the Company had insurance for exposure to extreme weather events. The shareholder submitted a resolution and a defense to the SEC to overcome the Company’s letter of no action, before the Company informed the shareholder that they weren’t able to find insurance liability coverage for extreme weather events caused by methane emissions. It’s important for investors to be informed about potential risks to their investments such as the company losing valuation due to exposure to extreme weather risk.

Resolved: Shareholders request that Dominion provide a report by January 1, 2027 describing opportunities for robust shareholder engagement to establish dedicated channels, such as a shareholder advisory panel or a more robust online portal, for direct dialogue to respond to shareholder feedback on key issues, creating a more two-way communication flow.

Opposing Statement

Your Board of Directors recommends that you vote AGAINST this item.

The Board of Directors values constructive engagement with all shareholders, from the largest institutional shareholders to small retail shareholders. The company has instituted a robust shareholder engagement program that regularly seeks shareholder input through existing channels. The Board of Directors believes the proposed additional channels for shareholder engagement are unnecessary and duplicative of the existing engagement programs and could create unintended cybersecurity risk, and that the proposal is not in the best interests of the company or its shareholders.

The company already has a robust shareholder engagement program; therefore, this proposal is unnecessary and duplicative.

The company’s existing robust shareholder engagement program already provides shareholders with numerous avenues to voice their opinions and ensure Board accountability. We actively engage with shareholders and listen and respond to their requests. We inform and educate our investors and ensure that there is a two-way communication channel between shareholders and the company. We have a strong reputation for an extensive and continuous shareholder engagement program, in which a cross-functional team consisting of members of our management team and subject matter employees of the company engage on a regular basis with shareholders to gain perspectives and to share views on current issues and priorities. In addition, our directors also participate in shareholder engagements to receive feedback directly from our largest investors, including a roadshow during 2025. In addition to meetings with institutional investors to discuss company performance, corporate governance, executive compensation, environmental, and other matters, our outreach and ongoing communication program with shareholders also includes:

•
Engagement with sponsors of shareholder proposals;
•
Investor and industry conferences;
•
One-on-one meetings with shareholders throughout the year;
•
An annual meeting of shareholders with a Q&A session; and
•
Quarterly earnings calls that also include a Q&A session.

As described in Other Information – How to Contact Us on page 93 below, shareholders and other stakeholders already have the ability to communicate with our directors individually, including our Lead Independent Director, committee chairs and non-management directors, as well as the full Board of Directors, or by Board committee, in each case by sending correspondence by mail, care of the Corporate Secretary, Dominion Energy, Inc., P.O. Box 26532, Richmond, Virginia 23261. Likewise, shareholders may contact our Investor Relations team at any time at investor.relations@dominionenergy.com.

Finally, we also maintain investor relations and sustainability websites that enable the company to communicate directly with its shareholders when important developments occur. These websites provide the latest news, events and investor presentations, investor email alerts, our investor newsletter, Investor Connections, and our most recent Sustainability & Corporate Responsibility Report.

84 DOMINION ENERGY | 2026 PROXY STATEMENT

Given this already robust shareholder engagement program and existing ways to communicate between shareholders, the Board of Directors and management, this proposal is unnecessary and duplicative.

The proposed online portal for direct dialogue could create unintended cybersecurity risk.

Creating a new online portal that facilitates direct dialogue also presents technological challenges and increased expense related to creating the platform and establishing new methods of verifying stockholders to ensure that bad-faith actors do not interfere with the Board’s communication with shareholders. Hostile cyber intrusions could impair the platform’s operations, lead to the disclosure of confidential information, increase the risk of fraudulent stock transfers and otherwise have an adverse effect on the company’s business. If implemented, a new shareholder engagement platform could lead to an increased risk to our shareholders’ personal information without meaningfully increasing the ability to communicate.

The Board of Directors and the company are firmly committed to corporate governance best practices.

The Board of Directors and the company are firmly committed to effective corporate governance practices that promote accountability. Over many years, the Board of Directors and the company have consistently engaged with and listened to shareholders’ input. In response to these conversations, the Board of Directors and the company have adopted a broad range of practices and procedures that promote effective Board of Director oversight and shareholder protections. These corporate governance best practices include the following:

•
A majority voting standard for uncontested director elections with a resignation policy for directors who fail to receive majority support;
•
A proxy access bylaw provision that permits eligible shareholders owning, in the aggregate, at least 3% of the Company’s outstanding common stock for at least the three previous years to nominate director nominees constituting up to the greater of two directors or 20% of the number of directors serving on the Board of Directors;
•
Board committees entirely composed of independent directors;
•
10 of 11 director nominees are independent;
•
A Lead Independent Director with clearly defined responsibilities;
•
Annual election of all directors;
•
Significant director and executive stock ownership guidelines; and
•
The ability for shareholders to call a special shareholder meeting.

Last year, the company engaged with the proponent of this proposal on multiple occasions to understand how a proposal requesting a report on risks associated with natural gas differed from a substantially similar report requested by the same proponent and previously prepared by the company. Following this engagement and guidance from the SEC regarding the similarities to the prior report, we agreed to prepare a report later this year describing how the company is responding to the liability risks associated with expanding natural gas infrastructure as well as the potential liability risk associated with the company’s lobbying on clean energy legislative progress. In reviewing shareholder proposals, we always seek to operate in the best interests of the company and all its shareholders.

The Board of Directors has considered this proposal and, given its existing robust shareholder engagement program, believes it is unnecessary and duplicative and could create unnecessary administrative burdens. The Board also believes the proposed engagement structures could result in unintended cybersecurity risk. Accordingly, we believe producing a report describing opportunities to establish additional channels of shareholder engagement for direct dialogue is not in the best interests of the company or its shareholders. For the reasons discussed above, we recommend you vote AGAINST this proposal.

DOMINION ENERGY | 2026 PROXY STATEMENT 85

Security Ownership of Certain
Beneficial Owners and Management

The following table sets forth, as of March 10, 2026, the number of shares of our common stock beneficially owned by each of our directors and NEOs, and by all directors and executive officers as a group.

Beneficial Ownership as of March 10, 2026(1)

Name	Shares of Common Stock	Deferred Stock Accounts(2)	Restricted Shares	Total(3)

James A. Bennett	8,987	24,095	—	33,082
Robert M. Blue	165,667	—	47,193	212,860
D. Maybank Hagood	3,032	21,670	—	24,703
Mark J. Kington	93,289	134,135	—	227,424
Kristin G. Lovejoy	—	20,492	—	20,492
Jeffrey J. Lyash	—	2,973	—	2,973
Joseph M. Rigby	9,122	32,560	—	41,682
Pamela F. Royal, M.D.	17,862	41,704	—	59,566
Robert H. Spilman, Jr.	35,594	24,075	—	59,669
Susan N. Story	32,015	22,060	—	54,075
Vanessa Allen Sutherland	475	14,566	—	15,041
Edward H. Baine	32,257	—	22,323	54,580
Carlos M. Brown	25,317	3,616	36,195	65,128
Eric S. Carr	1,413	40,822	35,232	77,467
Steven D. Ridge	22,481	—	36,195	58,676
All directors and current executive officers as a group (18 persons)(4)(5)	496,131	382,768	201,823	1,080,722

(1)
For purposes of this Proxy Statement, beneficial ownership includes securities over which a person, directly or indirectly, has sole or shared voting or investment power and securities that a person has a right to acquire beneficial ownership of within 60 days after March 10, 2026. Unless otherwise noted, all securities are held directly by the director or executive officer and such person has sole voting and investment power with respect to such securities. Fractional shares have been rounded to the nearest whole share and totals may not foot due to rounding.
(2)
Includes shares in trust under the Non-Employee Directors Compensation Plan for which a director has voting rights and deferred shares held in the DCP by executive officers.
(3)
Includes shares as to which a director or executive officer (i) has sole voting and/or investment power or (ii) voting and/or investment power is shared with or controlled by another person as follows: Mr. Kington, 11,893 (shares held in joint tenancy); Mr. Spilman, 2,834 (shares held in trust); Mr. Brown, 28 (shares held in joint tenancy with spouse); and all directors and executive officers as a group (18 persons), 14,755.
(4)
Neither any individual director or executive officer nor all of the directors and executive officers as a group owns more than 1% of Dominion Energy’s outstanding shares as of March 10, 2026.

86 DOMINION ENERGY | 2026 PROXY STATEMENT

Significant Shareholders

Name and Address of Beneficial Owner	Beneficial Ownership of Shares of Common Stock	Percentage of Common Stock Outstanding(6)

The Vanguard Group, 100 Vanguard Boulevard, Malvern, PA 19355(1)	105,794,894	12.04%
BlackRock, Inc., 50 Hudson Yards, New York, NY 10001(2)	69,476,083	7.91%
Capital Research Global Investors, 333 South Hope Street, 55th Fl, Los Angeles, CA 90071(3)	54,850,042	6.24%
State Street Corporation, 1 Congress Street, Boston, MA 02114(4)	47,918,597	5.45%
Wellington Management Group LLP, 280 Congress Street, Boston MA 02210(5)	44,943,745	5.11%

(1)
According to its Schedule 13G filing for June 30, 2025, this shareholder has shared voting power over 1,384,438 shares, sole dispositive power over 101,307,645 shares and shared dispositive power over 4,487,249 shares.
(2)
According to its Schedule 13G filing for December 31, 2024, this shareholder has sole voting power over 63,903,140 shares and sole dispositive power over 69,476,083 shares.
(3)
According to its Schedule 13G filing for September 30, 2025, this shareholder has sole voting power over 54,843,504 shares and sole dispositive power over 54,850,042 shares.
(4)
According to its Schedule 13G filing for December 31, 2023, this shareholder has shared voting power over 29,529,860 shares and shared dispositive power over 47,786,569 shares.
(5)
According to its Schedule 13G filing for December 31, 2025, this shareholder has shared voting power over 43,532,257 shares and shared dispositive power over 42,874,203 shares.
(6)
Calculated as the beneficial ownership of shares as reported on the significant shareholders latest Schedule 13G filing divided by the shares of Dominion Energy common stock outstanding on the record date, February 27, 2026.

DOMINION ENERGY | 2026 PROXY STATEMENT 87

Questions and Answers About the 2026 Annual Meeting and Voting

How do I attend the 2026 Annual Meeting?

The 2026 Annual Meeting will be held in a virtual format only, via the Internet, with no physical in-person meeting. Whether or not you plan to attend the meeting, please vote by proxy as soon as possible. Your vote is very important to us, and we want your shares to be represented at the meeting.

To attend the virtual meeting, you will need the 16-digit control number included on your Notice, proxy card or voting instruction form. The meeting webcast will begin promptly at 9:30 a.m. Eastern Time, on Tuesday, May 5, 2026 and online access to the webcast will open approximately 15 minutes prior to the start of the 2026 Annual Meeting. If you experience technical difficulties during the check-in process or during the meeting, please call the technical support number that will be posted on the virtual meeting log-in page at www.virtualshareholdermeeting.com/D2026.

We are committed to ensuring that shareholders will be afforded the same rights and opportunities to participate as they would at an in-person meeting. You will be able to attend the meeting online, vote your shares electronically and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/D2026.

Why did I receive these proxy materials?

You received these materials because you owned shares of Dominion Energy common stock as of February 27, 2026, and are therefore eligible to vote at the 2026 Annual Meeting. These materials allow you to exercise your right to vote at the 2026 Annual Meeting and provide you with important information about Dominion Energy and the items to be presented for a vote at this meeting.

What is a proxy?

A proxy is your legal designation of another person to vote your shares on your behalf at the 2026 Annual Meeting. The person you designate is called a proxy. When you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card.

The proxy card accompanying this Proxy Statement is solicited by the Board for the 2026 Annual Meeting. By signing and returning it, you will be designating two independent directors of the Board and Dominion Energy’s Corporate Secretary as proxies to vote your shares at the 2026 Annual Meeting based on your direction. You also may designate your proxies and direct your votes over the Internet or by telephone as described below.

Who is entitled to vote?

All shareholders who owned Dominion Energy common stock at the close of business on the record date of February 27, 2026, may vote. Each share of Dominion Energy common stock is entitled to one vote on each matter properly brought before the 2026 Annual Meeting. There were 878,964,717 shares of Dominion Energy common stock outstanding on February 27, 2026.

88 DOMINION ENERGY | 2026 PROXY STATEMENT

What are the matters on which I will be casting a vote?

You will be voting on the following:

Board Vote Recommendation

Item 1.	Election of the 11 director nominees named in this Proxy Statement	FOR each director nominee

Item 2.	Advisory vote on approval of executive compensation (Say on Pay)	FOR

Item 3.	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year ending December 31, 2026	FOR

Item 4.	Shareholder proposal – Request for the Board of Directors to adopt a policy for an independent chair, if properly presented	AGAINST

Item 5.	Shareholder proposal – Request for the Board of Directors to prepare a report on ESG and DEI goals in executive compensation plans, if properly presented	AGAINST

Item 6.	Shareholder proposal – Request for the Board of Directors to prepare a report on additional shareholder engagement platforms, if properly presented	AGAINST

Management and the Board are not aware of any matters that may properly be brought before the 2026 Annual Meeting other than the matters disclosed in this Proxy Statement. If any other matters not disclosed in this Proxy Statement are properly presented at the 2026 Annual Meeting for consideration, the person or persons voting the proxies solicited by the Board for the meeting will vote them in accordance with their best judgment.

What are the voting requirements to elect the directors and to approve each of the other items in this Proxy Statement and what is the effect of abstentions and broker non-votes?

		Votes Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes

Item 1.	Election of directors	Majority of votes cast for each director	No effect	No effect

Item 2.	Advisory vote on approval of executive compensation (Say on Pay)	Majority of votes cast	No effect	No effect

Item 3.	Ratification of appointment of independent auditor	Majority of votes cast	No effect	Discretionary voting by broker permitted

Item 4.	Shareholder proposal – Request for the Board of Directors to adopt a policy for an independent chair, if properly presented	Majority of votes cast	No effect	No effect

Item 5.	Shareholder proposal – Request for the Board of Directors to prepare a report on ESG and DEI goals in executive compensation plans, if properly presented	Majority of votes cast	No effect	No effect

Item 6.	Shareholder proposal – Request for the Board of Directors to prepare a report on additional shareholder engagement channels, if properly presented	Majority of votes cast	No effect	No effect

Our Bylaws and Corporate Governance Guidelines require that directors be elected by a majority of the votes cast unless the election is contested. A majority of the votes cast means that the number of shares voted “For” a director exceeds the number of votes cast “Against” the director. In an uncontested election, if an incumbent nominee does not receive a majority of the votes cast “For” his or her election, he or she will continue to serve on the Board as a “holdover director” and will be required to submit a letter of resignation promptly to the Board for consideration. In a contested election, where the number of director nominees exceeds the number of directors to be elected, directors are elected by a plurality of the votes cast.

DOMINION ENERGY | 2026 PROXY STATEMENT 89

What is discretionary voting by brokers?

If you hold your shares in street name (see How do I vote my shares? – Beneficial Owners below) and you do not provide your broker with timely voting instructions, NYSE rules permit brokerage firms to vote at their discretion on certain “routine” matters. At this meeting, the only routine matter is Item 3, the ratification of the appointment of Deloitte as our independent auditor. Brokerage firms may not vote without instructions from you on any of the other matters. Without your voting instructions on these items, a “broker non-vote” will occur.

How do I ask questions during the meeting?

To submit questions in advance of the 2026 Annual Meeting, visit www.proxyvote.com/dominion, enter your 16-digit control number and follow the instructions provided. To submit questions during the 2026 Annual Meeting, visit www.virtualshareholdermeeting.com/D2026, enter your 16-digit control number and follow the instructions provided. We will endeavor to answer as many shareholder-submitted questions during the meeting as time permits. We reserve the right to edit profanity or other inappropriate language and to exclude questions that are not pertinent to meeting matters, do not comply with the meeting rules of conduct or are otherwise inappropriate. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.

How do I vote my shares?

Your voting method depends on whether you are a Shareholder of Record, Beneficial Owner or participant in one of Dominion Energy’s employee 401(k) plans.

Shareholders of Record

If your shares are registered directly in your name on Dominion Energy’s records (including any shares held in Dominion Energy Direct®, Dominion Energy’s direct stock purchase and dividend reinvestment plan), you are considered, for those shares, to be the “Shareholder of Record.” The proxy materials or Notice have been sent directly to you by Dominion Energy.

You may vote your shares by proxy over the Internet, by telephone or by completing, signing and dating and returning your proxy card by mail in the envelope provided. During the meeting, you may also vote online by following the instructions at www.virtualshareholdermeeting.com/D2026. Even if you plan to attend the virtual meeting, we encourage you to vote your shares ahead of time with the instructions below to ensure your shares will be represented and voted.

BY INTERNET www.proxyvote.com/dominion (before the meeting) www.virtualshareholdermeeting.com/D2026 (during the meeting)	BY TELEPHONE Call (800) 690-6903 if you are a registered shareholder or an employee 401(k) plan participant.	BY MAIL You can vote by mail by completing, dating and signing your proxy card and returning it in the postage-paid envelope.
•
Have your Notice or proxy card with the 16-digit control number available when voting by the Internet or by telephone. All proxies must be received by the proxy tabulator no later than 11:59 p.m., Eastern Time, on May 4, 2026.
•
You may revoke your proxy and change your vote before the 2026 Annual Meeting by submitting a written notice to our Corporate Secretary, by submitting a later dated and properly signed proxy (including by means of a telephone or Internet vote) or by voting at the 2026 Annual Meeting.
•
If you properly vote your proxy by one of the methods listed above, all shares will be voted according to your instructions. If you sign your proxy card but do not specify how you want your shares voted on any matter, you will be deemed to have directed the proxies to vote your shares as recommended by the Board. See What are the matters on which I will be casting a vote? for more information. However, no vote will be recorded if you do not properly sign your proxy card, regardless of whether you specify how you want your shares voted.

90 DOMINION ENERGY | 2026 PROXY STATEMENT

Beneficial Owners

If your shares are held in a stock brokerage account or by a bank or other Shareholder of Record such as the trustee of the employee 401(k) plans sponsored by Dominion Energy or its subsidiaries (Plans), you are considered a “Beneficial Owner” of shares held in street name. The proxy materials or Notice, including voting and revocation instructions, have been forwarded to you by the institution that holds your shares. As the Beneficial Owner, you have the right to direct your broker, bank or other Shareholder of Record on how to vote your shares.

•
Follow the instructions on the voting instruction form or Notice provided by the institution that holds your shares. If your shares are held under one of Plans, then the applicable trustee must receive your proxy instructions no later than 11:59 p.m. Eastern Time on April 28, 2026.
•
If your shares are held by a broker and you do not provide your broker with timely voting instructions, your broker will not be able to vote on most of the items on the agenda of the 2026 Annual Meeting. Please see What is discretionary voting by brokers? above.
•
Shares beneficially owned through the Plans will be voted in accordance with the terms of the Plans, except as otherwise provided in accordance with the Employee Retirement Income Security Act of 1974, as amended. Please refer to the instructions forwarded to you by the trustee for more information.

How many shares must be present to hold the 2026 Annual Meeting?

In order for us to conduct the 2026 Annual Meeting, a majority of the shares outstanding on the record date of February 27, 2026 must be present virtually or represented by proxy. This is referred to as a quorum. Your shares are counted as present if you attend the 2026 Annual Meeting virtually or if you submit a properly executed proxy by mail, Internet or telephone. Abstentions and broker non-votes are counted for purposes of determining whether a quorum is present. Please see What is discretionary voting by brokers? above.

Who will pay for the cost of this proxy solicitation and who will count the votes?

Dominion Energy will pay for the cost of this proxy solicitation. Some of our employees may communicate with shareholders after the initial solicitation but will not receive any special compensation for making such communications. We have also retained Georgeson LLC, a proxy solicitation firm, to assist in the solicitation of proxies for a fee of $15,250 and reimbursement of expenses. In addition, we may reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable expenses in sending proxy materials to the Beneficial Owners of our common stock. We have retained Broadridge Corporate Issuer Solutions, Inc. (Broadridge) to tabulate the votes and to assist with the 2026 Annual Meeting.

Can I access the Notice of Annual Meeting, 2026 Proxy Statement, 2025 Annual Report and 2025 Annual Report on Form 10-K over the Internet?

Yes. These documents may be viewed at investors.dominionenergy.com/proxy or at the website address provided on your proxy card or voting instructions.

Why did I receive a Notice Regarding the Availability of Proxy Materials instead of printed proxy materials?

Most shareholders received a Notice instead of a full set of printed proxy materials. The Notice provides access to proxy materials in a fast and efficient manner via the Internet. This reduces the amount of paper necessary to produce these materials, as well as the costs associated with mailing these materials to shareholders. On or around March 19, 2026, we began mailing the Notice to certain shareholders of record as of February 27, 2026, and posted our proxy materials on the website referenced in the Notice. As more fully described in the Notice, shareholders may choose to access our proxy materials on the website or may request to receive a printed set of our proxy materials. The Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by email for this meeting and on an ongoing basis. Shareholders who previously requested printed proxy materials or electronic materials on an ongoing basis received those materials in the format requested.

DOMINION ENERGY | 2026 PROXY STATEMENT 91

How can I receive future proxy materials and annual reports electronically?

You can consent to receive these materials electronically in the future by following the instructions to vote using the Internet and, when prompted, indicating that you agree to receive or access shareholder communications electronically going forward. You will receive a Notice by mail next year with instructions containing the Internet address to access these documents and how to vote. If you vote by Internet, you will have the opportunity to consent to receive an email message when future proxy materials are available to view online. By agreeing to access your proxy materials online, you will save Dominion Energy the cost of producing and mailing documents to you and help preserve environmental resources. Your choice will remain in effect until you notify Dominion Energy that you wish to resume mail delivery of these documents. You can also request paper copies of these documents by writing us at Dominion Energy, Inc., Shareholder Services, P.O. Box 26532, Richmond, Virginia 23261; by calling us at (800) 552-4034; or by emailing us at shareholderrelations@dominionenergy.com. If you are a Beneficial Owner of shares, please refer to the information provided by the institution that holds your shares for instructions on how to elect similar options.

What is “householding” and how does it affect me?

Householding refers to practices used to reduce the number of copies of proxy materials sent to one address. For Shareholders of Record who received printed proxy materials, a single copy of the 2026 Proxy Statement and the 2025 Annual Report on Form 10-K (annual report package) has been sent to multiple shareholders who reside at the same address, unless we have received instructions from you to the contrary (each shareholder, however, will receive a separate proxy card). Any shareholder who would like to receive a separate annual report package may call or write us at the telephone number and address above, and we will promptly deliver it. If you received multiple copies of the annual report package and would like to receive a single copy of these materials in the future, please contact Shareholder Services using the information shown above. Beneficial Owners of shares should contact the institution that holds their shares regarding combined mailing.

92 DOMINION ENERGY | 2026 PROXY STATEMENT

Other Information

How to Contact Us

Our Directors. Shareholders and other stakeholders can communicate with our directors individually, including our Lead Director, committee chairs and non-management directors, as the full Board, or by Board committee, in each case by sending correspondence by mail, care of the Corporate Secretary, Dominion Energy, Inc., P.O. Box 26532, Richmond, Virginia 23261. Concerns relating to accounting, internal accounting controls and auditing matters may also be submitted confidentially and anonymously by mail.

The Board has directed the Corporate Secretary or his representative to monitor, review and sort all written communications sent to the directors. Communications related to matters that are within the scope of the responsibilities of the Board are forwarded to the Board, the Board committee or individual directors, as appropriate.

The Corporate Secretary and his representative are authorized to exclude, and thus not forward to the Board, communications that are related to routine business and customer service matters, bulk advertising or otherwise inappropriate communications, including, business and product solicitations, unsolicited publications, résumés and job inquiries, spam, junk mail, mass mailing and material containing profanity, hostility or material of a similar nature. The Board has also directed the Corporate Secretary or his representative to forward correspondence related to routine business and customer service matters to the appropriate management personnel. When appropriate, the Corporate Secretary will consult with the Audit Committee Chair, who will determine whether to communicate further with the Audit Committee and/or the full Board with respect to the correspondence received.

Investor Relations. Shareholders may contact our Investor Relations team at any time at investor.relations@dominionenergy.com.

Shareholder Services (Transfer Agent). Computershare is the transfer agent, registrar and dividend-paying agent for Dominion Energy’s common stock and is the administrator for Dominion Energy Direct®, Dominion Energy’s direct stock purchase and dividend reinvestment plan. For transfer agent matters, shareholders may communicate with Dominion Energy through Computershare by writing to Dominion Energy Shareholder Services, c/o Computershare
P.O. Box 43078, Providence, Rhode Island 02940-3078, by calling Dominion Energy Shareholder Services care of Computershare at (800) 552-4034 or by sending an email to web.queries@computershare.com. Additional information regarding Dominion Energy Shareholder Services can be found at investors.dominionenergy.com/stock-information/shareholder-services.

Corporate Governance Materials Available on Our Website

On our website, dominionenergy.com/our-company/leadership-and-governance, you can find, among other things:

•
Information regarding the current members of our Board;
•
Code of Ethics and Business Conduct;
•
Descriptions of each of our Board committees (Audit, CTD, Finance, NGS and Operations), as well as each committee’s current charter and members;
•
Articles of Incorporation;
•
Bylaws;
•
Corporate Governance Guidelines;
•
Related Party Transaction Guidelines; and
•
Information related to our political contributions and lobbying activities.

You may request a paper copy of any of our governance documents at no charge by writing to our Corporate Secretary at Dominion Energy, Inc., P.O. Box 26532, Richmond, Virginia 23261. Information on our website is not, and will not be deemed to be, a part of this Proxy Statement or incorporated into any other filings with the SEC.

DOMINION ENERGY | 2026 PROXY STATEMENT 93

Business Proposals and Nominations by Shareholders

Shareholder Business Proposals for Inclusion in the 2026 Proxy Statement (SEC Rule 14a-8)

Under SEC rules, a proposal that a shareholder wishes to include in our proxy statement for the 2026 Annual Meeting must be received by our Corporate Secretary no later than 5 p.m., Eastern Time, on November 19, 2026. Proposals should be sent to our Corporate Secretary at Dominion Energy, Inc., 600 East Canal Street, Richmond, Virginia 23219. Shareholders wishing to submit a proposal should refer to Rule 14a-8 of the Exchange Act, which sets standards for eligibility and specifies the types of proposals that are not appropriate for inclusion in our proxy statement.

Shareholder Director Nominations for Inclusion in the 2026 Proxy Statement (Proxy Access)

We have adopted a proxy access right to permit, under certain circumstances, a shareholder or a group of shareholders to include in our annual meeting proxy statement director candidates whom they have nominated. These proxy access provisions in our Bylaws provide, among other things, that a shareholder or group of up to 20 shareholders seeking to include director candidates in our annual meeting proxy statement must own, in the aggregate, at least 3% of the company’s outstanding common stock continuously for at least the previous three years. The number of shareholder-nominated candidates appearing in any annual meeting proxy statement cannot exceed the greater of 20% of our Board or two directors. A shareholder who wishes to exercise the proxy access right must deliver written notice to our Corporate Secretary no less than 120 days and not more than 150 days prior to the one-year anniversary of the date that the company issued its proxy materials for the 2026 Annual Meeting. Shareholder(s) and the nominee(s) must satisfy the other requirements outlined in Article XII of our Bylaws.

Shareholder Director Nominations and Other Shareholder Business Proposals for Presentation at the 2026 Annual Meeting

Under our Bylaws, any shareholder of record entitled to vote in the election of directors may nominate persons for election as directors or propose other business (in each case, not submitted either under proxy access or SEC Rule 14a-8) at the 2026 Annual Meeting by delivering written notice to our Corporate Secretary no less than 90 days and not more than 120 days prior to the one-year anniversary of the date of the 2026 Annual Meeting.

The notice regarding a director nominee must contain the information and conform to the requirements specified in Article XI of our Bylaws. The notice regarding a proposal for other shareholder business must contain the information and conform to the requirements specified in Article X of our Bylaws and must be a proper subject for shareholder action under applicable law.

Submission	Rules and Requirements	Deadline

Shareholder proposals for inclusion in next year’s annual meeting proxy materials	SEC Rule 14a-8	No later than 5 p.m., Eastern Time, on November 19, 2026

Notice Provision for Other Items of Business	Article X of Bylaws	No earlier than January 5, 2027, and no later than 5 p.m., Eastern Time, on February 4, 2027

Notice Provision for non-Proxy Access Director Nominees	Article XI of Bylaws	No earlier than January 5, 2027, and no later than 5 p.m., Eastern Time, on February 4, 2027

Proxy Access Director Nominees	Article XII of Bylaws	No earlier than October 20, 2026 and no later than 5 p.m., Eastern Time, on November 19, 2026

Where to submit: Corporate Secretary, Dominion Energy, Inc., 600 East Canal Street, Richmond, Virginia 23219.

We encourage shareholders who wish to submit a proposal or nomination to seek independent counsel. Dominion Energy will not consider any proposal or nomination that is not timely or otherwise does not meet the Bylaw and SEC requirements. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

94 DOMINION ENERGY | 2026 PROXY STATEMENT

Appendix A

Reconciliation of Reported Earnings (GAAP) to Operating Earnings (non-GAAP)

(Millions, Except Per Share Amounts)	2025	2024	2023	2022	2021

Reported Earnings (GAAP)(1)	$2,998	$2,034	$1,962	$1,191	$3,399
Adjustments to reported earnings(2):
Pre-tax loss (income)	(112)	416	(1,792)	1,908	(636)
Income tax	80	(58)	1,545	(382)	(355)
Operating Earnings (non-GAAP)	$2,966	$2,392	$1,715	$2,717	$2,408
Earnings per common share – diluted:
Reported Earnings (GAAP)(3)	$3.45	$2.33	$2.25	$1.33	$4.12
Adjustments to reported earnings (after-tax)(3)	(0.03)	0.44	(0.30)	1.83	(1.23)
Operating Earnings (non-GAAP)(3)	$3.42	$2.77	$1.95	$3.16	$2.89

(1)
During the second quarter of 2025, Dominion Energy identified misstatements in its previously issued consolidated financial statements related to income taxes associated with investments held within their qualified nuclear decommissioning trusts, primarily a net understatement of deferred income taxes associated with unrealized gains and losses (reflected in the Corporate and Other segment and attributable to the Contracted Energy and Dominion Energy Virginia operating segments). Dominion Energy assessed the impacts of the misstatements from both quantitative and qualitative perspectives and determined that the related impacts were not material to any of its previously issued consolidated financial statements. As a result, Dominion Energy will revise their previously issued consolidated financial statements. The amounts included above for the years ended December 31, 2024 and 2023 have been revised to reflect the correction. For additional information, see Note 2 to the Consolidated Financial Statements in Dominion Energy’s 2025 Annual Report on Form 10-K. The reported earnings for the years ended December 31, 2022 and 2021 have not been revised for such change.
(2)
Adjustments to reported earnings are reflected in the following table:

(Millions, Except Per Share Amounts)	2025	2024	2023	2022	2021

Pre-Tax loss (income):
Net (gain) loss on nuclear decommissioning trust funds	$(507)	$(559)	$(406)	$559	$(568)
Mark-to-market impact of economic hedging activities	153	198	(758)	(277)	252
Mark-to-market of pension and OPEB plans	(131)	372	(36)	322	—
Discontinued operations	9	(228)	(1,178)	(1,129)	(1,732)
Business review	—	105	17	—	—
Regulated asset retirements and other charges	258	276	370	830	564
Nonregulated asset impairments and other charges	—	229	118	851	—
Sale of Kewaunee	—	—	—	649	—
Sale of non-wholly owned nonregulated solar facilities	—	—	—	—	538
Merger litigation and integration charges	—	—	—	—	97
Other items	106	23	81	103	213
	(112)	416	(1,792)	1,908	(636)
Income tax expense (benefit):
Tax effect of above adjustments to reported earnings*	80	777	710	(382)	(314)
Deferred taxes associated with sale of gas distribution operations(4)	—	(835)	835	—	—
Other income tax adjustments	—	—	—	—	(41)
	$80	$(58)	$1,545	$(382)	$(355)

(3)
The calculation of reported and operating EPS on a consolidated basis utilizes shares outstanding on a diluted basis with all dilutive impacts, primarily consisting of potential shares which had not yet been issued reflected in the Corporate and Other segment. Effective January 2022, the calculation of diluted reported and operating EPS assumes conversion, if dilutive, of the Series A preferred stock to common stock as of January 1, 2022. The Series A preferred stock was reclassified to a liability in June 2022 and redeemed in September 2022. In prior periods, a fair value adjustment of the Series A preferred stock was included in the calculation of diluted reported EPS if dilutive. No adjustments were necessary for the year ended December 31, 2021. In 2024, the calculation of operating EPS excludes a preferred deemed dividend of $10 million associated with the repurchase of Series B preferred stock. In 2025, 2024 and 2023, the calculation of both reported and operating EPS includes the impact of preferred dividends of $68 million and $81 million, respectively. In 2022, the calculation of reported and operating EPS includes the impact of preferred dividends of $93 million and $81 million, respectively. In 2021, the calculation of both reported and operating EPS includes the impact of preferred dividends of $68 million. See Dominion Energy’s Annual Reports on Form 10-K for additional information.
(4)
Represents deferred taxes related to the basis in the stock of the gas distribution operations sold to Enbridge that reversed upon the completion of each sale.

* Income taxes for individual pre-tax items include current and deferred taxes using a transactional effective tax rate.

DOMINION ENERGY | 2026 PROXY STATEMENT A-1

Operating earnings is a financial measure that is not required by or presented in accordance with GAAP. This non-GAAP financial measure should not be considered as an alternative to GAAP measures, such as reported earnings, and may be calculated differently from, and therefore may not be comparable to, similarly titled measures used at other companies.

Dominion Energy uses operating earnings as the primary performance measurement of its earnings outlook and results for public communications with analysts and investors. Dominion Energy also uses operating earnings internally for budgeting, for reporting to the Board of Directors, for the company’s incentive compensation plans and for its targeted dividend payouts and other purposes. Dominion Energy management believes operating earnings provide a more meaningful representation of the company’s fundamental earnings power.

A-2 DOMINION ENERGY | 2026 PROXY STATEMENT

Dominion Energy 600 East Canal Street, Richmond, Virginia 23219 DominionEnengy.com logo FSC www,fsc.org MIX From responsible sources FSC C006249

DOMINION ENERGY R DOMINION ENERGY, INC. P.O. BOX 26532 RICHMOND, VIRGINIA 23261 SCAN TO VIEW MATERIALS & VOTE Use one of the voting methods below up until 11:59 p.m. Eastern Time on May 4, 2026, or 11:59 p.m. Eastern Time on April 28, 2026 for shares held in one of the employee 401(k) plans sponsored by Dominion Energy, Inc. or its subsidiaries. ELECTRONIC VOTING INSTRUCTIONS Vote 24 hours a day, 7 days a week. If you vote by telephone or Internet, please do not send your proxy in by mail. VOTE BY INTERNET Go to www.proxyvote.com/dominion or scan the QR Barcode above. Use the Internet to transmit your voting instructions and for electronic delivery of proxy materials. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope provided to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V86661-P41257 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY DOMINION ENERGY, INC. Election of Directors—The Board of Directors recommends a vote FOR each of the director nominees. 1. Election of Directors. The nominees are: 1A. James A. Bennett 1B. Robert M. Blue 1C. D. Maybank Hagood 1D. Mark J. Kington 1E. Kristin G. Lovejoy 1F. Jeffrey J. Lyash 1G. Joseph M. Rigby 1H. Pamela J. Royal, M.D. 1I. Robert H. Spilman, Jr. 1J. Susan N. Story 1K. Vanessa Allen Sutherland For Against Abstain The Board of Directors recommends a vote FOR Items 2 and 3. For Against Abstain 2. Advisory Vote on Approval of Executive Compensation (Say on Pay) 3. Ratification of Appointment of Independent Auditor The Board of Directors recommends a vote AGAINST Items 4, 5 and 6. For Against Abstain 4. Shareholder Proposal Regarding a Policy for an Independent Chair 5. Shareholder Proposal Regarding a Report on the Use of ESG and DEI Metrics in Executive Compensation Plans 6. Shareholder Proposal Regarding a Report on Additional Shareholder Engagement Channels Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

DOMINION ENERGY, INC. 2026 Annual Meeting of Shareholders Tuesday, May 5, 2026, 9:30 a.m. ET Attending the Annual Meeting We are pleased to welcome shareholders to the 2026 Annual Meeting. This year's Annual Meeting will be held in a virtual format. To attend, vote and submit questions during the Annual Meeting, visit www.virtualshareholdermeeting.com/D2026 and enter the 16-digit control number included in your Notice of Internet Availability of Proxy Materials, proxy card or voting instruction card. Online access to the webcast will open approximately 15 minutes prior to the start of the Annual Meeting. Attendance at the Annual Meeting is subject to capacity limits set by the virtual meeting platform provider. To submit questions in advance of the Annual Meeting, visit www.proxyvote.com/dominion and enter your 16-digit control number. Even if you plan on attending the Annual Meeting, we encourage you to vote your shares in advance online or by phone, or if you requested printed copies of the proxy materials, by mail, to ensure that your vote will be represented at the Annual Meeting. For more detailed information, see the section entitled "Questions and Answers About the 2026 Annual Meeting and Voting" in the Proxy Statement. Important Notice Regarding the Availability of Proxy Materials for the 2026 Annual Meeting: The Notice of Annual Meeting, 2026 Proxy Statement, 2025 Annual Report with the 2025 Annual Report on Form 10-K are available at www.proxyvote.com/dominion. V86662-P41257 DOMINION ENERGY, INC. 2026 Annual Meeting of Shareholders Tuesday, May 5, 2026, 9:30 a.m. ET This Proxy is solicited on behalf of the Board of Directors. The undersigned appoints Pamela J. Royal, M.D., Susan N. Story and Carlos M. Brown, or any one of them, with the power of substitution, as proxies to vote all shares of the undersigned at the 2026 Annual Meeting of Shareholders on May 5, 2026, and at any and all adjournments or postponements thereof. This proxy, when properly executed, will be voted as directed on the reverse side by the undersigned. If this card is returned signed with no direction given, this proxy will be voted "FOR" each of the 11 director nominees named in Item 1, "FOR" Items 2 and 3 and "AGAINST" Items 4, 5 and 6. In their discretion, the proxies are authorized to vote on any other matters that properly come before the 2026 Annual Meeting. This card also serves as voting instructions to the applicable Trustee of each of the employee 401(k) plans sponsored by Dominion Energy, Inc. or its subsidiaries (the Employee 401(k) Plans). This card, when properly executed, directs the applicable Trustee to vote the Dominion Energy shares related to your Employee 401(k) Plan account at the 2026 Annual Meeting as indicated on the reverse side. If this card is returned signed with no direction given or is not returned at all, shares will be voted by the applicable Trustee as directed by an independent fiduciary hired by the Plan Administrator for all Employee 401(k) Plans. All voting instructions will be kept confidential. You may not vote your Employee 401(k) Plan shares at the 2026 Annual Meeting. To be counted in the final tabulation, the applicable Trustee must receive your proxy instructions and vote your Employee 401(k) Plan shares no later than 11:59 p.m. Eastern Time on April 28, 2026. (This card must be signed and dated on the other side).